Docusign Envelope ID: 1B365FDC-D64E-8A12-80C5-39CEB83D1839

Exhibit 2.1

DATED 14 May 2026

(1) GOONHILLY HOLDINGS LIMITED

(2) INTUITIVE MACHINES, LLC

(3) INTUITIVE MACHINES, INC.

SHARE PURCHASE AGREEMENT

FOR THE SALE AND PURCHASE OF SHARES IN GOONHILLY EARTH STATION LIMITED

Docusign Envelope ID: 1B365FDC-D64E-8A12-80C5-39CEB83D1839

CONTENTS

CLAUSE

1 INTERPRETATION 1
2 IM INC 18
3 CONDITIONS PRECEDENT 18
4 SALE AND PURCHASE OF THE UK TARGET SHARES 21
5 SALE AND PURCHASE OF THE US TARGET SHARES 21
6 CONSIDERATION 22
7 EXCHANGE 23
8 PRE-COMPLETION OBLIGATIONS 23
9 COMPLETION 23
10 POWER OF ATTORNEY 24
11 ADJUSTMENT TO ESTIMATED CONSIDERATION 25
12 PAYMENTS 27
13 WARRANTIES 27
14 TAX 28
15 INDEMNITIES 28
16 RIGHT TO TERMINATE 29
17 POST-COMPLETION OBLIGATIONS 30
18 ESCROW ACCOUNT 30
19 REGISTRATION RIGHTS 32
20 LOCK-UP 33
21 SECURITIES LAW REPRESENTATIVE, COVENANTS AND INDEMNITIES 34
22 RESTRICTIVE COVENANTS 35
23 SERVICE OF NOTICES 36
24 CONFIDENTIALITY 36
25 ANNOUNCEMENTS 38
26 COSTS 38
27 CURRENCY CONVERSION 38
28 GROSSING UP 38
29 ENTIRE AGREEMENT 39
30 WAIVER 39
31 EFFECT OF COMPLETION 39
32 THIRD PARTY RIGHTS 39
33 ASSIGNMENT 40
34 VARIATION 40
35 SEVERANCE 40
36 FURTHER ASSURANCE 40
37 COUNTERPARTS 40
38 GOVERNING LAW AND JURISDICTION 41

SCHEDULE

SCHEDULE 1 THE TARGET COMPANIES 42
PART 1 THE UK TARGET 42
PART 2 THE US TARGET 43
SCHEDULE 2 REAL PROPERTY 44
SCHEDULE 3 EXCHANGE AND COMPLETION OBLIGATIONS 48
PART 1 SELLER'S OBLIGATIONS ON EXCHANGE 48

i

Docusign Envelope ID: 1B365FDC-D64E-8A12-80C5-39CEB83D1839

PART 2 BUYER'S OBLIGATIONS ON EXCHANGE 48
PART 3 SELLER'S OBLIGATIONS ON COMPLETION 48
PART 4 BUYER'S OBLIGATIONS ON COMPLETION 52
SCHEDULE 4 COMPLETION ACCOUNTS 54
PART 1 INTERPRETATION 54
PART 2 FORM 54
PART 3 SPECIFIC ACCOUNTING POLICIES 55
PART 4 PREPARATION 55
SCHEDULE 5 THE WARRANTIES 60
PART 1 SELLERS' TITLE 60
PART 2 CAPACITY 60
PART 3 TARGET COMPANIES 61
PART 4 CONSTITUTIONAL AND CORPORATE DOCUMENTS 61
PART 5 THE ACCOUNTS 62
PART 6 ASSETS 63
PART 7 COMPLIANCE, INSURANCE, LITIGATION AND INSOLVENCY 65
PART 8 COMPANY INTELLECTUAL PROPERTY AND IP LICENCES 70
PART 9 IT SYSTEMS AND IT CONTRACTS 72
PART 10 DATA PROTECTION 73
PART 11 OFFICERS AND EMPLOYEES 74
PART 12 PENSIONS 76
PART 13 US EMPLOYEE BENEFITS 77
PART 14 REAL PROPERTY 79
PART 15 ENVIRONMENTAL AND HEALTH AND SAFETY 81
PART 16 TAX 81
PART 17 BROKERS 85
SCHEDULE 6 SELLER'S PROTECTION 86
SCHEDULE 7 PRE-COMPLETION OBLIGATIONS 91
SCHEDULE 8 RESTRICTIVE COVENANTS 94
PART 1 INTERPRETATION 94
PART 2 RESTRICTIONS 94
PART 3 EXEMPTION 94
SCHEDULE 9 TAX COVENANT 96

ii

iii AGREED FORM DOCUMENTS DISCLOSURE LETTER W&I POLICY EXTRACT LEASE OF PART RELATING TO HYDROGEN EXTRACTION

1 THIS AGREEMENT is executed as a deed by the parties below and dated 2026 (1) GOONHILLY HOLDINGS LIMITED, a company incorporated in England and Wales (registered number 11305066) and having its registered office at Goonhilly Downs, Helston, Cornwall, United Kingdom, TR12 6LQ (the 'Seller'); (2) INTUITIVE MACHINES, LLC, a limited liability company formed under the laws of the State of Delaware whose headquarters are at 13467 Columbia Shuttle Street, Houston, TX 77059, (the 'Buyer'), and (3) INTUITIVE MACHINES, INC., incorporated and registered in Delaware whose registered office is at 13467 Columbia Shuttle Street, Houston, TX 77059, (‘IM Inc.’), (each a 'Party' and together the 'Parties'). 1 INTERPRETATION 1.1 In this Agreement, unless the context otherwise requires: 'Accounting Standards' means, FRS 102; 'Accounts' means the Group Accounts and the Individual Accounts; 'Accounts Date' means 31 May 2024; 'Additional Insurance Consideration' has the meaning given in 6.1(b); 'Agreement' means this agreement as the same may be amended, amended and restated, supplemented or otherwise modified from time to time; 'AI Laws' means all applicable Laws, guidelines and codes of practice relating to the development, use and integration of artificial intelligence, including but not limited to, the European Union Artificial Intelligence Act 2024/1689) (EU AI Act); 'Anti-Corruption Laws' means any Laws relating to anti-bribery or anti-corruption (governmental or commercial) or any similar related activities that are in full force and effect in the United Kingdom, the United States and any other jurisdiction where any Target Company operates, including but not limited to the UK Bribery Act, the United States Foreign Corrupt Practices Act and applicable rules and regulations to the extent to which the relevant Target Company is bound; 'BI Insurance Claim' means the claim(s) by the UK Target for business interruption under the Master Package Insurance Policy with Chubb European Group SE, policy number UKINTC94813 in relation to the fire at Antenna 6 at the UK Property on 5 October 2025; 'Business Day' means any day, other than a Saturday, Sunday or public holiday, on which banks in both the City of London and Houston, Texas are open for business generally; 'Business Intellectual Property' means any Intellectual Property Rights required to carry out each Target Company’s business in the same manner as it is currently carried on; 'Buyer Group' means the Buyer and its Group (which, after Completion, includes each Target Company) from time to time and 'member of the Buyer Group' has a corresponding meaning; ‘Buyer Units’ means the units of Buyer to be issued to IM Inc. in exchange for the Consideration Shares pursuant to clause 6.4; 'Buyer's Solicitors' means Reed Smith LLP of 1 Blossom Yard, London E1 6RS; 'Buyer’s US Regulatory Counsel' means Greenberg Traurig LLP of 2101 L Street N.W., Suite 1000, Washington, D.C. 20037; 'Call-in Notice’ means a notice given by the Secretary of State in respect of the Transaction pursuant to section 1(1) of the NSI Act; 14 May

2 ‘Carved-Out Securities Matters’ has the meaning set forth in paragraph 2 of Schedule 6 (Seller's Protection); 'Cash' means the aggregate cash and cash equivalents, cash in hand and petty cash, of the UK Target but (a) excluding any Restricted Cash, uncleared cheques, drafts or wire transfers issued by the UK Target and uncleared by the bank, and (b) including cheques, deposits and wire transfers received or deposited for the account of the UK Target and not credited to the account of the UK Target; ‘CEO Claim’ shall have the meaning given to it in clause 15.1(b); 'CEO Claim Invoices' means any invoice from the Seller's Solicitors addressed to the UK Target in relation to the provision of services by the Sellers' Solicitors to the UK Target in relation to the CEO Claim; 'CFA 2017' means the Criminal Finances Act 2017; ‘Claim’ means any Warranty Claim or Tax Claim; ‘CoC Counterparty’ means any of the following: (a) the European Space Agency; (b) the Secretary of State for Defence of the UK and Northern Ireland; (c) the Ministry of Defence; (d) the United Kingdom Space Agency; (e) QINETIQ; (f) BAE Systems Applied Intelligence Limited; (g) Aeriel Contracting Ltd; (h) Next Connex Ltd; (i) Softcat plc; (j) The University of Birmingham; (k) Chubb European Group SE; (l) Viasat, Inc.; or (m) Inmarsat Global Limited, or any Connected Person of the above, 'Code' means the US Internal Revenue Code of 1986, as amended; 'Company Intellectual Property' means any registered Intellectual Property Rights or unregistered Intellectual Property Rights owned by a Target Company; 'Competent Authority' means in relation to any person, any national, supranational, federal, state, municipal or local government (including any court, commission, agency, authority or other body or entity exercising powers on behalf of any of the same) or any quasi-governmental or private body or entity exercising any governmental or judicial or quasi-governmental authority or function or any body or entity exercising regulatory authority under any Law to which that person is subject, in each case, acting within its powers and having jurisdiction over that person or to whose rules or regulations that person is subject; 'Competition Law' means the national and directly effective Laws of any jurisdiction which governs the conduct of companies or individuals in relation to restrictive or other anti-competitive agreements

3 or practices (including cartels, pricing, resale pricing, market sharing, bid rigging, terms of trading, purchase or supply and joint ventures), dominant or monopoly positions (whether held individually or collectively) and the control of acquisitions or mergers applicable to the relevant Target Company; 'Completion' means the completion of the sale and purchase of the Shares in accordance with the provisions of clause 9 (Completion); 'Completion Accounts' means the accounts to be prepared in accordance with Schedule 4 (Completion Accounts); 'Completion Date' means the date on which Completion takes place; 'Completion Statement' shall have the meaning given to that term by paragraph 1 of Schedule 4 (Completion Accounts); 'Conditions' shall have the meaning given to that term by clause 3 (Conditions Precedent); 'Connected Person' means, in relation to a body corporate: (a) that body corporate's subsidiary undertakings from time to time, any parent undertaking from time to time of that body corporate and every other body corporate which from time to time is a subsidiary undertaking of the same ultimate parent undertaking; (b) any person who has the power (directly or indirectly) to Control the body corporate; and (c) any person ('A') together with persons connected with A who have the power to Control the body corporate, and, for the purposes of this Agreement, Piran James Trezise shall be deemed to be a Connected Person of the Seller, and each of Ian Martin Jones, Peter Kendal Hargreaves, Rosemary Jane Hargreaves and Michelmores Trust Corporation Limited shall specifically be deemed not to be a Connected Person of the Seller; 'Consent' means any licence, permit, consent, approval, authorisation or permission granted or issued by any Competent Authority to any Target Company; 'Consideration Shares' means 960,649 shares of Class A common stock of IM Inc., par value $0.0001 per share, to be allotted and issued by IM Inc, to the Buyer in exchange for the Buyer Units and transferred by the Buyer to the Seller pursuant to clause 6.4. and Schedule 3 (Exchange and Completion Obligations); 'Control', in relation to a body corporate, means the power of a person to secure that the affairs of the body corporate are conducted in accordance with the wishes of that person: (a) by the holding of shares, or the possession of voting power, in relation to that or any other body corporate; or (b) by virtue of any powers conferred by the constitutional documents or any other document regulating that or any other body corporate; and a 'Change of Control', in relation to a body corporate, occurs if any person who Controls it ceases to do so or if any person acquires Control of it; 'Convertible Loan Note Security Trustee' means Peter Kendal Hargreaves, Rosemary Jane Hargreaves, Michelmores Trust Corporation Limited, , Daniel Keith Cox and Nigel James Bence (as applicable)_each in their capacities as trustees in respect of each of (1) The Hargreaves Family No 9 Settlement (2) The Hargreaves Family No 10 Settlement and (3) The Hargreaves Family No 14 Settlement; 'Convertible Loan Notes' means the £11,000,000 variable rate convertible loan notes of £1.00 each in the capital of the Seller constituted by the instrument entered into by the Seller dated 11 May 2018 (as amended from time to time); 'Conversion Rate' means the spot selling and buying mid-market closing rate for a transaction between the two currencies in question as quoted by the London edition of the Financial Times on

4 any date on which a conversion rate is to be determined in accordance with this Agreement or, if no such rate is quoted on that date, on the first preceding day on which such rates are quoted by the Financial Times; 'Cornwall Property' means the leasehold property at Goonhilly Earth Station, Goonhilly Downs, Helston, Cornwall TR12 6LQ; 'CTA 2010' means the Corporation Tax Act 2010; 'Data Breach' means (i) a breach of security leading to accidental or unlawful destruction, loss, alteration, unauthorised disclosure of, or access to, personal data transmitted, stored or otherwise processed, or (ii) as similarly defined under Data Protection Laws; 'Data Protection Laws' means all applicable Laws, rules, regulations, and legally binding guidelines and codes of practice relating to data protection, data breach notification, information security, cybercrime, use of electronic data and privacy matters applicable to the relevant Target Company including, but not limited to (and in each case, as applicable to the relevant Target Company): (i) the General Data Protection Regulation (EU) 2016/679 (‘EU GDPR’); (ii) the UK General Data Protection Regulation, being the EU GDPR as incorporated into UK law pursuant to the European Union (Withdrawal) Act 2018 and as amended; (iii) the UK Data Protection Act 2018; (iv) the Federal Trade Commission Act; (v) the Telephone Consumer Protection Act; (vi) the Telemarketing and Consumer Fraud and Abuse Prevention Act; (vii) the Controlling the Assault of Non-Solicited Pornography and Marketing Act; (viii) the California Consumer Privacy Act (‘CCPA’); and (ix) the Payment Card Industry Data Security Standards; and all other similar international, federal, state, and local Laws; 'Data Protection Policies' means each external or internal information notices, statements, or other policies relating to personal data, including externally published, present privacy policies and terms of use; 'Data Room' means the electronic data room as at 10 a.m. BST on 14 May 2026 established by the Seller with the Seller's Solicitors for the purposes of the Transaction identified with the project name “Project Armstrong” (the index of which is attached to the Disclosure Letter), a copy of which is contained on a zip file provided by email from the Seller's Solicitors to the Buyer's Solicitors prior to the execution of this Agreement; 'Debt' means any indebtedness of the UK Target in the nature of borrowings (but not including, for the avoidance of doubt, the UK Target Intra Company Debt and amounts payable to trade creditors in the ordinary course of the UK Target’s business) and other debt-like obligations of the UK Target, including: (a) any amount under any loan facility; (b) any amount under an overdraft facility; (c) any amount raised by acceptance under any credit facility or dematerialised equivalent; (d) any amount raised by the issue of loan notes, loan stock, debentures or similar instrument or under any loan note purchase agreement; (e) any amount raised under any transaction which has the commercial effect of a borrowing such as forward contracts; (f) any amount raised under invoice discount facilities or factoring facilities; (g) obligations secured by any Encumbrance upon property or assets owned by the UK Target even though the UK Target has not assumed or become liable for the payment of such obligations; (h) obligations with respect to interest rate or currency swaps, collars, caps and similar hedging obligations; (i) all guarantees, surety or indemnity obligations, regardless of whether of payment or performance, or whether such guarantees are in the form of, without limitation, letters of credit, deposits, bonds, insurance or other forms of security, indemnity, surety or guarantee;

5 (j) any amounts owed under any finance or other lease (but excluding for the avoidance of doubt any property lease) or hire purchase agreement which relates to an asset required by, and used by the UK Target prior to the Completion Date and which will continue to be required by, and used by the UK Target following Completion; (k) any amount of corporation tax which is accountable, payable or accrued as at the Completion Date or which would be accountable, payable or required to be accrued as at the Completion Date if such date was the end of an accounting period; (l) any amounts payable in the nature of costs and/or fees on the termination, repayment, prepayment or cancellation of any of the above; together with any amount of interest on the above amounts; 'Disclosed' means fairly disclosed or deemed to be disclosed in the Disclosure Letter in sufficient detail to enable a reasonable buyer to identify the nature and scope of the matter disclosed; 'Disclosure Letter' means a letter of the same date as this Agreement addressed by the Seller to the Buyer for the purpose of clause 13.4 (Warranties) which is accepted as such by the Buyer, and includes any document which is included or attached to it and the contents of the Data Room; ‘DTC’ means The Depository Trust Company; ‘Disregarded Entity Election’ shall have the meaning given in clause 3.1(d); ‘DRE Effective Date’ shall have the meaning given in clause 3.1(d); 'EHS Laws' means all Laws, including common law, concerning or in any way related to (a) natural resources, aquatic or animal life, endangered or threatened species, the Environment, or health and safety matters, contaminated land, contamination (or the remediation of the same), pollution, asbestos and asbestos containing materials, climate change, energy efficiency and electromagnetic fields; or (b) the presence, use, production, management, formulation, sale, reporting, containment, recycling, reclamation, reuse, licensing, emission, remediation, generation, handling, transportation, treatment, storage, disposal, distribution, labelling, testing, processing, discharge, release, control, exposure to, or cleanup of any Hazardous Substances applicable to the relevant Target Company. ‘EHS Laws’ include, without limitation, the following (including their implementing regulations and any analogous devolved, national, state or local law, statutory instrument, order, regulation and regulatory guidance): (a) for the United States, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, (‘CERCLA’) 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act of 1910, as amended, 7 U.S.C. §§ 136 et seq.; the Oil Pollution Act of 1990, as amended, 33 U.S.C. §§§ 2701 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq, each as amended and as now or hereafter in effect; and (b) for the United Kingdom, the Environmental Protection Act 1990 (including Part IIA), the Environment Act 1995, the Environmental Permitting (England and Wales) Regulations 2016, the Environmental Damage (Prevention and Remediation) (England) Regulations 2015, the Water Resources Act 1991, the Control of Pollution Act 1974, the Waste (England and Wales) Regulations 2011, the Hazardous Waste (England and Wales) Regulations 2005, the Control of Asbestos Regulations 2012, the Health and Safety at Work etc. Act 1974, the Control of Substances Hazardous to Health Regulations 2002, UK REACH (retained Regulation (EC) No 1907/2006); 'Employee' means any person who, as at the date of this Agreement, is employed by any Target Company under a contract of employment;

6 'Encumbrance' means any interest or equity of any person including any encumbrance, mortgage, charge, security interest, assignment, pledge, lien, option, right of pre-emption, right of first refusal, right of set-off, retention of title or hypothecation howsoever arising, and any obligation, whether conditional or otherwise, to create any of the foregoing, whether arising by agreement, operation of Law or otherwise; 'Environment' means all or any of the following media and the ecological systems or living organisms (including humans) supported by them: (a) air (including ambient air or air within buildings or other structures, whether below or above ground); (b) land (including any soil, sediment or subsurface land); (c) water (including groundwater, drinking water, surface water, in-land or tidal waters); 'Environmental Claim' means any claim, demand, action, proceeding, notice, order, directive, investigation or requirement made by any person (including any Competent Authority) arising out of or in connection with any matter related to EHS Laws; 'Environmental Indemnity' has the meaning given in clause 15.1(d) 'ERISA' means the Employee Retirement Income Security Act of 1974, as amended; 'ERISA Affiliate' means any entity or other trade or business which is considered a single employer with a Target Company under Section 414 of the Code or 4001(a)(14) of ERISA; 'Escrow Account' means the interest-bearing deposit account opened prior to Completion in the joint names of the Buyer and the Seller with the Escrow Bank; 'Escrow Amount' means the sum of £592,621.50 together with all interest, income and gains in respect of it or, where the context permits, the balance of it; 'Escrow Bank' means PNC Bank, National Association; 'Escrow Release Date' means the later of: (a) the date falling 9 months after the Completion Date; and (b) the date on which, in respect of the CEO Claim: (i) liability has been admitted by any Target Company or the Buyer in writing; (ii) Ian Martin Jones or any other person has agreed in writing to withdraw or discontinue the CEO Claim; (iii) Ian Martin Jones and any of the Buyer or any Target Company have expressly agreed in writing terms of settlement in respect of the CEO Claim; or (iv) the CEO Claim has been adjudicated on by a court of competent jurisdiction from which there is no right of appeal, or the relevant parties are prevented by passage of time or otherwise from making an appeal; 'Estimated Completion Statement' means a written statement (in substantially the same form as the pro forma Completion Statement set out in Schedule 4 (Completion Accounts)) setting out the UK Target Estimated Cash, UK Target Estimated Debt, the UK Target Estimated Intra Company Debt, UK Target Estimated Working Capital, US Target Estimated Cash, US Target Estimated Debt, US Target Estimated Working Capital and US Target Estimated Capex Reimbursement, to be prepared by the Seller in good faith; 'Estimated Liability' means in relation to an Outstanding Claim, a genuine, bona fide estimate of the amount of the Seller's liability to the Buyer in respect of that Outstanding Claim (if it were to be resolved in the Buyer's favour), as agreed or determined in accordance with clause 18.3;

Docusign Envelope ID: 1B365FDC-D64E-8A12-80C5-39CEB83D1839

'**Exchange Act**' means the United States Securities Exchange Act of 1934, as amended;

'Excluded Claims' means (i) such Warranty Claims and/or Tax Claims or the relevant parts thereof) which are (or the subject matter of which is) excluded from cover under or not capable of being recovered under the W&I Policy as a result of any of the exclusions set out in clauses 5.1(a), 5.1(c), 5.1(f), 5.1(g), 5.1(h), 5.1(j), 5.1(m) or 5.1(n) of the W&I Policy; and (ii) any Tax Claim under paragraph 2.1.5 of Schedule 9 (*Tax Covenant*);

'Farnborough Property' means leasehold property at Rooms G007, G008, G009 and G010 Building A1, Codey Technology Park, Ively Road, Farnborough, Hampshire GU14 0LX;

'FCC Condition' shall have the meaning given to that term by clause 3.1(b);

'Finally Determined Claim' means in respect of an Excluded Claim or an Indemnity Claim:

(a) liability has been admitted by the Seller in writing;

(b) is agreed in writing by the Buyer to be withdrawn or discontinued;

(c) the Seller and the Buyer have expressly agreed in writing terms of settlement in respect of the Excluded Claim or Indemnity Claim (as applicable); or

(d) has been adjudicated on by a court of competent jurisdiction from which there is no right of appeal, or the Seller and the Buyer are prevented by passage of time or otherwise from making an appeal;

'FINRA' means the Financial Industry Regulatory Authority, Inc.;

'FRS' means a Financial Reporting Standard issued by the Financial Reporting Council;

'Fundamental Warranties' means the warranties in Part 1 and Part 2 of Schedule 5;

'GHUI' means Goonhilly Holdings USA Inc., incorporated and registered in Delaware whose primary office is at 2120 River Road, Southbury, CT 06488;

'Government Contract' means any prime contract, subcontract, basic ordering agreement, letter contract, purchase order, task order, delivery order, grant (including any contractual documents in respect of such grant) of any kind, including all amendments, modifications and options thereunder or relating thereto, awarded (a) to any Target Company by any Competent Authority or by a prime contractor or higher-tier subcontractor under such Government Contracts, or (b) by any Target Company under such Government Contracts to a subcontractor at any tier;

'Group' means in relation to a company, that company, any subsidiary undertaking or any parent undertaking from time to time of that company and any subsidiary undertaking from time to time of a parent undertaking of that company. Each company in a group is a **'member of the Group'**;

'Group Accounts' means the audited consolidated accounts of the Seller, GHUI and the Target Companies, including the statement of financial position as at the Accounts Date and the income statement for the accounting period ended on the Accounts Date and related notes to the accounts as required by law and applicable accounting standards, as prepared under section 398 or section 399 of CA 2006;

'Hazardous Substance' means any (a) material, substance, compound, chemical or waste in any form (solid, liquid or gaseous) which, alone or in combination with any other substance, causes or is capable of causing harm to the Environment or health and safety, or which is regulated, listed, defined, designated or classified as hazardous or toxic or as a contaminant or pollutant or hazardous waste; or (b) petroleum or any derivative, product, breakdown product, or byproduct thereof, asbestos, or asbestos containing material, radioactive materials, polychlorinated biphenyls (PCBs), fuels, flammable materials, explosives, radon gas, lead-based paint or per- and polyfluoroalkyl substances (PFAS);

'HMRC' means HM Revenue and Customs;

'Hydrogen Lease' means a lease of part of the Cornwall Property entered into between the UK Target (as landlord) and the Seller (as tenant) in the agreed form;

7

8 ‘IM Inc. Shares’ means (a) the Consideration Shares required to be transferred to the Seller pursuant to clause 6.4, including any such Consideration Shares transferred by the Seller to a Selling Stockholder; and (b) any shares issued in respect of the shares described in (a) by way of stock dividend, stock split, recapitalisation, reclassification, exchange or similar event; ‘Indemnified Person’ means IM Inc., the Buyer and each of their respective Connected Persons, affiliates, directors, officers, employees, agents, representatives, counsel, auditors, transfer agent, registrar and controlling persons; 'Indemnity Claim' means a claim by the Buyer under clause 15; 'Independent Accountant' has the meaning given to that term in Schedule 4 (Completion Accounts); 'Individual Accounts' means the audited individual company accounts of the UK Target, including the statement of financial position as at the Accounts Date and the income statement for the accounting period ended on the Accounts Date and related notes to the accounts as required by law and applicable accounting standards, as prepared under section 394 of CA 2006; 'Insurance Amount' means any amount received by the UK Target after Completion pursuant to the BI Insurance Claim (net of any Tax payable by the UK Target thereon (or which would be payable but for the use of a Buyer’s Relief)); 'Intellectual Property Rights' means all patents, copyrights, registered and unregistered trade marks, logos, service marks, trade, business, and any other indicia of source or origin (together, in each case, with all goodwill associated therewith or signified thereby); domain names, URLs, rights to apps, social media accounts, rights in goodwill or to sue for passing-off, rights in computer software (including object and source code and all other machine readable forms of computer programs), database rights, rights in confidential information (including know-how and trade secrets) and any other intellectual property rights, in each case of any of the foregoing, whether registered or unregistered and including applications for and renewals or extensions of such rights, and all similar and equivalent rights or forms of protection in any part of the world, including rights to enforce and collect damages with respect to, and other remedies for, any past, present or future infringement, violation or misappropriation of the above described rights; 'Investment Security Unit' means the unit in the UK Cabinet Office that administers the operation of the NSI Act systems and supports the Secretary of State to carry out their statutory functions, or any successor that administers the operation of the NSI Act systems and supports the Secretary of State to carry out their statutory functions; ‘IP Assignment Agreement’ has the meaning given to that term in clause 8.3; 'IP Licences' means all licences, agreements, arrangements, covenants not to sue, authorisations and permissions in any form whatsoever whether express or implied to which a Target Company is a party and which are in effect on the date of this Agreement relating to the use, enjoyment and exploitation: (a) by a Target Company of any Intellectual Property Rights at the date of this Agreement; and (b) by any person of the Company Intellectual Property; but excluding the IT Contracts; 'IRS' means the United States Internal Revenue Service; 'IT Contracts' means all contracts and arrangements to which a Target Company is a party relating to the leasing, hire purchase, co-location, licensing, maintenance and operation of the IT Systems and the provision of maintenance and support, website hosting, outsourcing, security, data back-up, disaster recovery, facilities management, insurance, services agreements, and bureau and on-line services to a Target Company which are in effect on the date of this Agreement; 'IT Systems' means all computer, communications (including network and telecommunications), databases, data processing, electronic and electronic control systems (whether digital or analogue) used by each Target Company on the date of this Agreement for receiving, processing, storing or transmitting data or instructions, including all website, intranet and extranet files and connections, all

9 computer-aided design and manufacturing equipment and all hardware, software and firmware components of all such systems; 'Law' means any law, legislation, regulation or international treaty applicable in or to any jurisdiction (country, state, federal, city or territory) and all laws, legislation, subordinate legislation, orders, directives, regulations, rules, measures, permits, local laws, ordinances and codes of practice made under or pursuant to any such law, legislation, regulation or international treaty, together with all judgments, notices, orders, directions, instructions or decisions of any Competent Authority; 'Leases' means the leases of the Properties (including any documents collateral or supplemental to them, such as but not limited to amendments, modifications, supplements, guaranties, subordination and non-disturbance agreements, side letters, estoppels, material correspondence, and other material agreements related thereto) (each being a 'Lease'); 'Lock-Up Agreement' means a lock-up agreement in the form to be agreed to be entered into by the Seller, and (if applicable) each Selling Stockholder prior to the transfer of any IM Inc. Shares by the Seller to that Selling Stockholder, restricting transfers of IM Inc. Shares during the Lock-Up Period; ‘Lock-Up Joinder’ means a joinder agreement in the form to be agreed, executed by a permitted transferee of IM Inc. Shares, pursuant to which that permitted transferee agrees to be bound by the Lock-Up Agreement and/or the restrictions, covenants and obligations applicable to a Selling Stockholder under clause 21 and the related provisions of this Agreement, in form and substance satisfactory to IM Inc.; ‘Lock-Up Period’ means the period commencing on the Completion Date and ending on the date falling six calendar months after the Completion Date; 'Long Stop Date' means the date 6 months from the date of Agreement; 'Losses' means direct liabilities, obligations, promises, debts, claims, actions, proceedings, demands, damages, costs, expenses, duty and losses (including any and all interest, penalties and reasonable and property incurred legal costs and all other reasonable and properly incurred professional costs and expenses); 'Management Accounts' means the unaudited balance sheet of each Target Company as at 31 March 2026 and the profit and loss account for the 12 month period ended on 31 March 2026 which is contained at document 2.2.15 of the Data Room; 'Material Adverse Change' means any change arising on or after the date of this Agreement which materially and adversely affects the business, assets, liabilities, profit, revenue, operations and/or financial prospects of any Target Company, with ‘materially’ for the purpose of this definition being any matter which results in any (i) liability of, (ii) reduction in the revenue, profits and/or financial prospects of or (iii) any expenditure to be incurred by, in each case, any Target Company which (in aggregate) exceeds £5,000,000, but excluding any of the foregoing arising out of, resulting from, or attributable to: (a) changes in general economic, political, or industry conditions that do not disproportionately affect the business of the Target Companies compared to other businesses in the same industry; (b) fluctuations in currency exchange rates, interest rates, or market prices of securities, commodity prices or other general economic conditions that do not disproportionately affect the business of the Target Companies compared to other businesses in the same industry; (c) any event or circumstance arising out of compliance with this Agreement or actions taken with the Buyer's prior written consent or at the Buyer’s request; (d) changes in laws, regulations or accounting standards applicable to the industry in general that do not disproportionately affect the business of the Target Companies compared to other businesses in the same industry; or (e) any matter Disclosed in the Disclosure Letter;

Docusign Envelope ID: 1B365FDC-D64E-8A12-80C5-39CEB83D1839

'Material Contract' means a contract which is in effect at the date of this Agreement between any Target Company and each of the customers and suppliers set out in documents 1.2.1.1.5, 1.2.1.2.1.19, 1.2.2.3 and 1.2.2.4 of the Data Room;

'NSI Act' means the National Security and Investment Act 2021;

'NSIA Condition' shall have the meaning given to that term by clause 3.1(a);

'Open Source Software' means any software programs, including source code, which are licensed under any form of open-source licence meeting the Open Source Initiative's open-source definition from time to time;

'Options' means the share options granted by the Seller to each of Matthew Cosby, Kenn Herskind and Remko Bijtjes;

'Outstanding Claim' has the meaning given in clause 18.2;

'Payment Card Industry Data Security Standards' means the set of security standards developed and maintained by the Payment Card Industry Security Standards Council (PCI SSC), which are designed to protect cardholder data and ensure secure payment card transactions. PCI DSS includes, but is not limited to, requirements related to network security, data encryption, access controls, vulnerability management, monitoring, and testing of networks and systems handling payment card data, as set forth in the current version of the PCI Data Security Standard published by the PCI SSC;

'Pension Scheme' has the meaning given in paragraph 1 of Part 12 of Schedule 5;

'Personal Data', 'data subject' and **'processing'** have the meanings given to those expressions in the applicable Data Protection Laws;

'Planning Laws' means the Town and Country Planning Act 1990; the Planning (Listed Buildings and Conservation Areas) Act 1990; the Planning (Hazardous Substances) Act 1990; the Planning (Consequential Provisions) Act 1990; the Planning and Compensation Act 1991; the Planning and Compulsory Purchase Act 2004; Community Infrastructure Levy 2010; and any other Laws from time to time regulating the use or development of land;

'**Pre-Completion Remediation Activities**' means the removal by the UK Target of the Tank Infrastructure;

'Properties' means the UK Properties and the US Properties, brief particulars of which are given in Schedule 2 (*Real Property*) and includes any part of or any interest in them;

'Quarter Date' means 1 January (or the immediate next Business Day), 1 April (or the immediate next Business Day), 1 July (or the immediate next Business Day) or 1 October (or the immediate next Business Day) of the relevant calendar year;

'Registrable Securities' means the IM Inc. Shares held by the Seller or any Selling Stockholder from time to time, excluding any shares that: (a) have been sold pursuant to Resale Registration Materials, pursuant to Rule 144 under the Securities Act, or pursuant to Regulation S under the Securities Act; (b) may be offered and sold by a person that is not a U.S. Person (as defined in Regulation S) in an offshore transaction following the expiry of the applicable Regulation S distribution compliance period without restriction under the Securities Act; or (c) may be sold pursuant to Rule 144 without volume, manner-of-sale, holding-period or current-public-information restrictions;

'**Registration Expenses**' means all expenses incurred or payable by IM Inc. in connection with the preparation, filing, amendment, supplement, maintenance and updating of any Resale Registration Materials, including: (a) SEC registration and filing fees and any FINRA filing fees; (b) EDGAR filing fees and printing costs; (c) fees and disbursements of IM Inc.'s counsel and any special counsel retained by IM Inc. in connection with any Resale Registration Materials; (d) transfer agent and registrar fees and expenses relating to the Registrable Securities; (e) fees and disbursements of IM Inc.'s accountants, including for any consents, comfort letters or similar deliverables that IM Inc. (in its sole discretion) elects to obtain; and (f) all other expenses incurred or payable by IM Inc. in connection with the filing, effectiveness, availability, maintenance, amendment, supplement,

10

11 withdrawal or termination of any Resale Registration Materials; but excluding (in each case) Selling Expenses; ‘Registration Rights Joinder’ means a joinder agreement in the form to be agreed, pursuant to which a permitted transferee of any IM Inc. Shares agrees to be bound by clauses 6.5, 19, 20 and 21, and the related obligations of a Selling Stockholder, and in form and substance satisfactory to IM Inc.; ‘Registration Effectiveness Date’ means the date falling six calendar months after the Completion Date; ‘Regulation S’ means Regulation S (17 C.F.R. §§ 230.901 et seq.) promulgated under the Securities Act; ‘Regulation M’ means Regulation M (17 C.F.R. §§ 242.100 et seq.) promulgated under the Exchange Act; 'Release' means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migrating of any Hazardous Substance into the Environment (including the abandonment or discarding of barrels, containers or other closed receptacles containing any Hazardous Substances); 'Relevant Service Provider' means any current or former employee, officer, director of Goonhilly Holdings USA Inc. and Goonhilly Inc., or any other current or former individual service provider to Goonhilly Holdings USA Inc. and Goonhilly Inc.; 'Relief' shall have the meaning given to that term in paragraph 1 of Schedule 9 (Tax Covenant); ‘Resale Registration Materials’ means any registration statement of IM Inc. filed or to be filed with the SEC under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, and including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement; 'Restricted Business' shall have the meaning given to that term in paragraph 1 of Schedule 8 (Restrictive Covenants); 'Restricted Cash' means any cash which at the relevant time is not capable of being spent, distributed, loaned or released by the UK Target from the jurisdiction in which it is situated without deduction or withholding or additional cost, or which is not accessible in the manner described above within a period of two Business Days, including without limitation any cash securing rent deposits or any other cash held as collateral in respect of obligations of any other party; 'Restricted Territory' shall have the meaning given to that term in paragraph 1 of Schedule 8 (Restrictive Covenants); ‘Rule 144’ means Rule 144 (17 C.F.R. § 230.144) promulgated under the Securities Act; ‘Rule 424’ means Rule 424 (17 C.F.R. § 230.424) promulgated under the Securities Act; 'Sanctioned Country' means any country, territory, region, or government that is or has been the target of and/or subject to any comprehensive country-wide or territory-wide Sanctions (including Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called “Donetsk People’s Republic,” and the so-called “Luhansk People’s Republic”); 'Sanctioned Person' means a person or entity that is: (a) listed or referred to on, or owned, directly or indirectly, or controlled by a person or entity listed or referred to on, or acting on behalf of a person or entity listed or referred to on, any Sanctions List; (b) located in, incorporated under the laws of, owned, directly or indirectly, or controlled by or acting on behalf of a person or entity located in or organised under the laws of a Sanctioned Country; or (c) otherwise subject to or a target of asset freezes or other restrictions or any Sanctions; 'Sanctions' means any economic, financial and trade embargoes and sanctions laws, regulations, rules and/or restrictive measures administered, implemented, enacted or enforced by any Sanctions Authority, each as amended, supplemented and substituted from time to time;

12 'Sanctions Authority' means the United Nations Security Council, the European Union and any member state of the European Union, the UK, the United States of America and any governmental, public or regulatory authority or body of any of the aforementioned (including, but not limited to, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State); 'Sanctions List' means any restricted persons list issued under Sanctions Authority, including the 'Specially Designated Nationals and Blocked Persons' list maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the Consolidated List of Persons and Entities subject to Financial Sanctions maintained by the European Commission, HM Treasury’s Consolidated List of Financial Sanctions Targets in the UK or any similar list maintained by, or public announcement of Sanctions designation made by a Sanctions Authority, each as amended, supplemented and substituted from time to time; ‘SEC’ means the United States Securities and Exchange Commission; ‘SEC Staff’ means the staff of the SEC; 'Secretary of State' means the Secretary of State empowered to give a Call-in Notice or final notification or to make a final order pursuant to the NSI Act; ‘Securities Act’ means the United States Securities Act of 1933, as amended; ‘Securities Law Certificate’ means a certificate in the form to be agreed, executed by the Seller or any proposed Selling Stockholder, certifying as to securities-law status, residency, U.S. Person status (as defined in Regulation S), affiliate status, broker-dealer status, beneficial ownership, plan of distribution, no directed selling efforts, no hedging in violation of the Securities Act, and such other matters as IM Inc. or its counsel may reasonably require; 'Security Trustee Security' means the: (a) debenture dated 11 May 2018 granted by the Seller to the Convertible Loan Note Security Trustee; (b) debenture dated 11 October 2023 granted by the Seller to the Convertible Loan Note Security Trustee; and (c) debenture dated 29 October 2024 granted by the Seller to the Convertible Loan Note Security Trustee; ‘Seller Deed of Release’ means the partial deeds of release to be entered into on or before Completion by the Convertible Loan Note Security Trustees and the Seller in respect of the Encumbrances granted by the Seller in favour of the Convertible Loan Note Security Trustees over the entire issued share capital of the UK Target, in the agreed form; 'Seller's Solicitors' means Penningtons Manches Cooper LLP of Floor 11, 45 Church Street, Birmingham B3 2RT; 'Seller's Solicitors' Client Account' means the client account of the Seller's Solicitors, details of which have been provided to the Buyer's Solicitors by the Seller's Solicitors prior to the date of this Agreement; ‘Selling Expenses’ means all (a) underwriting fees, discounts and selling commissions allocable to the sale of Registrable Securities, (b) transfer taxes allocable to the sale of the Registrable Securities, if any, and (c) related fees and expenses of counsel engaged by any Seller or Selling Stockholder related to the sale of Registrable Securities; ‘Selling Stockholder Indemnity’ means a direct indemnity in the form to be agreed running in favour of IM Inc., Buyer and their respective affiliates, directors, officers, employees, agents, representatives, counsel, auditors, transfer agents and controlling persons, executed by each Selling Stockholder, on terms consistent with clause 19, ‘Selling Stockholder Questionnaire’ means the questionnaire to be completed and delivered by each Selling Stockholder to IM Inc. in connection with the preparation of the Resale Registration

13 Materials, containing such information regarding the Selling Stockholder, its beneficial ownership of IM Inc. Shares, and its intended plan of distribution as IM Inc. or its counsel may reasonably require; ‘Selling Stockholder Table’ means the table of Selling Stockholders to be included in the Resale Registration Materials, setting out the information required by Item 507 of Regulation S-K (or any successor provision), in each case prepared and controlled by or on behalf of IM Inc. in reliance on information provided by the Seller and each Selling Stockholder pursuant to clause 19; ‘Selling Stockholders’ means (a) the Seller and (b) any permitted transferee of the Seller approved by IM Inc. for inclusion in the Resale Registration Materials that has received IM Inc. Shares in compliance with clause 6.4 and that has executed and delivered all documents required by clauses 6.5 and 17 (including a Selling Stockholder Questionnaire, a Registration Rights Joinder, a Lock-Up Agreement or Lock-Up Joinder, a Securities Law Certificate and a Selling Stockholder Indemnity), and has been named (or approved by IM Inc. to be named) as a selling stockholder in the Resale Registration Materials; 'Shares' means the UK Target Shares and the US Target Shares; 'Supplemental Disclosure Letter' means the supplemental disclosure letter containing supplemental disclosures (if any) from the Seller to the Buyer pursuant to the Seller's right at clause 13.3, the front end of which letter shall be in the agreed form; 'Surviving Terms' means clauses 1 (Interpretation), 6.4 (Consideration), 6.5 (Selling Stockholders), 19 (Registration Rights), 20 (Lock-Up), 21 (Securities Law Representations, Covenants and Indemnities), 23 (Service of Notices), 24 (Confidentiality), 25 (Announcements), 26 (Costs), 31 (Effect of Completion), 32 (Third Party Rights), 33(Assignment), 34 (Variation), 35 (Severance), 36 (Further Assurance) and 38 (Governing Law and Jurisdiction), together with all indemnities, all transfer restrictions, all information and update covenants, all expense reimbursement obligations and all obligations under any Lock-Up Agreement, Lock-Up Joinder, Registration Rights Joinder, Securities Law Certificate, Selling Stockholder Indemnity or transfer-agent instruction letter; ‘Suspension Period’ means any period during which IM Inc. suspends or has notified the Seller or any Selling Stockholder of a suspension of the filing of, effectiveness efforts in respect of, use of any prospectus relating to, sales or transfers under, or other resale-registration activity in respect of any Resale Registration Materials, in each case pursuant to clause 19.8 (or any successor provision) due to the following: the board of directors of IM Inc. determines in good faith that such suspension is necessary for the reason that (i) such delay or suspension is in the best interest of IM Inc. and its stockholders generally due to a pending financing or other material transaction involving IM Inc., (ii) such registration or offering would render IM Inc. unable to comply with applicable securities laws or (iii) such registration offering would require disclosure of material information that IM Inc. has a bona fide business purpose for preserving as confidential; ‘Tank Infrastructure’ means the two above-ground heating oil storage tanks located adjacent to the workshops at the Cornwall Property; 'Target Companies' means the UK Target and the US Target, each a 'Target Company'; 'Tax' has the same meaning as in paragraph 1 of Schedule 9 (Tax Covenant); 'Tax Authority' has the same meaning as in paragraph 1 of Schedule 9 (Tax Covenant); 'Tax Claim' means a claim under the Tax Covenant or a claim for a breach of any of the Tax Warranties; 'Tax Covenant' means the covenants set out in paragraph 2 of Schedule 9 (Tax Covenant); 'Tax Warranties' means the warranties set out in Part 16 of Schedule 5 (Warranties) and any other Warranties in so far as they relate to Tax; 'Trade Control Laws' means any U.S. or applicable non-U.S. law, statute, rule, regulation, or order relating to international trade, other than Sanctions, including: (a) all import laws and regulations, including those administered by U.S. Customs and Border Protection; (b) export, reexport, and transfer control laws and regulations, including the International Traffic in Arms Regulations (22 C.F.R. Parts 120-130) and the Export Administration Regulations (15 C.F.R. Parts 730-774); (c) U.S. anti-boycott laws and requirements (Section 999 of the US Internal Revenue Code of 1986, as

14 amended, or related provisions, or under the Export Administration Act, as amended, 50 U.S.C. App. Section 2407 et. seq.); and (d) anti-bribery and anti-corruption laws, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the U.S. Travel Act, 18 U.S.C. § 1952; 'Transaction' means the sale and purchase of the UK Target Shares under and in accordance with the terms of this Agreement and the other transactions contemplated by any of the other Transaction Documents, including the sale and purchase of the US Target Shares; 'Transaction Documents' means this Agreement, the Disclosure Letter, the Supplemental Disclosure Letter the US Agreement and the Hydrogen Lease; 'UK' means the United Kingdom of Great Britain and Northern Ireland; 'UK Completion Payment' means such amount as equals: (a) the UK Target Estimated Consideration; less (b) £18,500,000, being the value of the Consideration Shares; less (c) the Escrow Amount; 'UK Consideration' means the total consideration payable for the UK Target Shares in the amount set out in clause 6.1 (Consideration); 'UK Properties' means the Cornwall Property and the Farnborough Property; 'UK Target ' means Goonhilly Earth Station Limited (particulars of which are set out in Part 1 of Schedule 1 (The Target Companies); 'UK Target Completion Cash' shall have the meaning given to that term by paragraph 1 of Schedule 4 (Completion Accounts); 'UK Target Completion Cash Excess' shall have the meaning given to that term by clause 11.2; 'UK Target Completion Cash Shortfall' shall have the meaning given to that term by clause 11.2; 'UK Target Completion Debt' shall have the meaning given to that term in Schedule 4 (Completion Accounts); 'UK Target Completion Debt Decrease' shall have the meaning given to that term by clause 11.2; 'UK Target Completion Debt Increase' shall have the meaning given to that term by clause 11.2; 'UK Target Completion Working Capital' shall have the meaning given to that term by paragraph 1 of Schedule 4 (Completion Accounts). For the avoidance of doubt, UK Target Completion Working Capital shall not include amounts that are included in UK Target Completion Debt or UK Target Completion Cash; 'UK Target Completion Working Capital Excess' shall have the meaning given to that term by clause 11.2; 'UK Target Completion Working Capital Shortfall' shall have the meaning given to that term by clause 11.2; ‘UK Target Deed of Release’ means the deeds of release to be entered into on or before Completion by the Convertible Loan Note Security Trustees and the UK Target in respect of all debentures, guarantees and other Encumbrances granted by the UK Target in favour of the Convertible Loan Note Security Trustees, in the agreed form; 'UK Target Estimated Cash' means the estimated Cash of the UK Target as at the Completion Date, as set out in the Estimated Completion Statement; 'UK Target Estimated Consideration' means such sum as equals:

15 (a) £29,631,075; less (b) an amount equal to the W&I Policy Costs; less (c) £75,000, being equal to the agreed contribution by the Seller to the Registration Expenses; less (d) £75,000, being equal to the agreed contribution by the Seller to the costs incurred by the Buyer in connection with its negotiation and entry into the Hydrogen Lease; plus (e) the UK Target Estimated Cash; less (f) the UK Target Estimated Debt; less (g) the UK Target Estimated Intra Company Debt; and (h) either plus the amount by which the UK Target Estimated Working Capital is greater than the UK Target Working Capital or less the amount by which the UK Target Estimated Working Capital is less than the UK Target Working Capital; 'UK Target Estimated Debt' means the estimated Debt of the UK Target as at the Completion Date, as set out in the Estimated Completion Statement; ‘UK Target Estimated Intra Company Debt’ means the estimated UK Target Intra Company Debt as set out in the Estimated Completion Statement; 'UK Target Estimated Working Capital' means the estimated Working Capital of the UK Target as at the Completion Date, as set out in the Estimated Completion Statement; ‘UK Target Intra Company Debt' means the amount of the total indebtedness owing by the UK Target to the Seller at Completion; 'UK Target Shares' means all the issued shares in the UK Target; 'UK Target Working Capital' means the sum of £27,291.63; 'US Agreement' means the US membership interest purchase agreement in agreed form, to be entered into by GHUI and the Buyer; 'US Consideration' has the meaning given in the US Agreement; ‘US Plan’ means each “employee benefit plans” (as defined in Section 3(3) of ERISA), and all other employee benefit, welfare, supplemental unemployment benefit, bonus, pension, retirement, profit sharing, executive compensation, deferred compensation, incentive compensation, equity or equity- based compensation, equity purchase, equity option, equity appreciation, phantom equity, retention, severance, employment, change in control, health or other medical, dental, life, disability or other welfare benefit plan, fringe benefit, program, agreement or arrangement, whether or not subject to ERISA, whether funded or unfunded, written or unwritten, insured or self-insured, which, is or has been sponsored, maintained or contributed to or required to be contributed to by the US Target, in each case, for the benefit of Relevant Service Providers and/or their respective dependents or beneficiaries, or pursuant to which the US Target has or may have any present or future liability, whether actual, potential or contingent (including such liability on account of an ERISA Affiliate); 'US Properties' means the properties at: (a) 2120 River Road, Southbury CT 06488; and (b) 7600 Pine Grove Road, Santa Paula CA 93060; ‘US Property Reports’ shall have the meaning given in clause 3.1(e); 'US Reorganisation' means: (a) the contribution by GHUI of the US Properties to the US Target;

16 (b) the assignment by GHUI to the US Target of the license agreement between the County of Ventura, California, as Licensor, and GHUI, as Licensee, including notice of such assignment being provided to the County of Ventura, California; and (c) the conversion of the US Target from a Delaware corporation to a Delaware limited liability company (the ‘LLC Conversion’); 'US Seller’s US Regulatory Counsel' means Hogan Lovells US LLP; 'US Target ' means Goonhilly Inc (particulars of which are set out in Part 2 of Schedule 1 (The Target Companies)) and, following completion of the US Reorganisation, Goonhilly LLC; 'US Target Estimated Capex Reimbursement Amount' means the estimated Capex Reimbursement Amount (as defined in the US Agreement) of the US Target as at the Completion Date, as set out in the Estimated Completion Statement; 'US Target Estimated Cash' means the estimated Cash (as defined in the US Agreement) of the US Target as at the Completion Date, as set out in the Estimated Completion Statement; 'US Target Estimated Debt' means the estimated Debt (as defined in the US Agreement) of the US Target as at the Completion Date, as set out in the Estimated Completion Statement; 'US Target Estimated Working Capital' means the estimated Working Capital (as defined in the US Agreement) of the US Target as at the Completion Date, as set out in the Estimated Completion Statement; ‘US Target Estimated Intra Company Debt’ means the estimated Intra Company Debt (as defined in the US Agreement) of the US Target as at the Completion Date, as set out in the Estimated Completion Statement; 'US Target Shares' means all the issued and to be issued shares (or membership interests after conversion of the US Target to a limited liability company) in the US Target; ‘VAT’ has the same meaning as in paragraph 1 of Schedule 9 (Tax Covenant); 'W&I Insurer' means Markel International Insurance Company Limited, a company incorporated under the laws of England and Wales with registered number 00966670 whose registered office is at 20 Fenchurch Street, London EC3A 3AZ, United Kingdom; 'W&I Policy' means the warranty and indemnity policy to be issued by the W&I Insurer in favour of the Buyer; 'W&I Policy Costs' means the sum of £176,000.00, being the premium payable in respect of the W&I Policy, any insurance premium tax thereon and any W&I Insurer's or W&I broker’s professional fees, expenses or other costs in each case paid or agreed to be paid or incurred or owing in connection with the preparation, negotiation or consummation of the W&I Policy (plus in each case any VAT thereon); 'W&I Policy Extract' means an extract in the agreed form from the W&I Policy which extract confirms that (i) the insurers will not be entitled to exercise any right of subrogation against the Seller, save in the case of fraud, (ii) the Seller has the right to rely on such waiver, and (iii) the provisions regarding subrogation against the Seller may not be amended, varied or waived in any manner without their prior written consent; 'Warranties' means the warranties contained in Schedule 5 (Warranties); 'Warranty Claim' means a claim for breach of any of the Warranties other than the Tax Warranties; 'Worker' means any person who, as at the date of this Agreement, is not an Employee and personally performs works for a Target Company but who is not in business on their own account or in a client/customer relationship; and 'Working Capital' shall have the meaning given to that term in paragraph 1 of Schedule 4 (Completion Accounts).

17 1.2 In this Agreement, unless the context otherwise requires: (a) a reference to any legislation, legislative provision, or other Law includes a reference to: (i) such legislation, legislative provision or other Law as amended, re-enacted, replaced or modified on the date of this Agreement; (ii) any future legislation, legislative provision, or other Law which re-enacts or replaces it; and (iii) any order, statutory instrument, regulation or other subordinate legislation made from time to time under the relevant legislation or other Law, provided that, as between the Parties to and for the purposes of this Agreement, the re- enactment, replacement, consolidation or coming into force of such legislative provision, Law or order, statutory instrument, regulation or other subordinate legislation after the date of this Agreement shall only apply to the extent that it does not adversely affect the rights of or obligations on any Party; (b) a reference to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept, state of affairs or thing shall in respect of any jurisdiction other than England and Wales be deemed to include that which most nearly approximates in that jurisdiction to the English legal term and a reference to any English legislation shall be construed so as to include equivalent or analogous laws of any other jurisdiction; (c) a reference to a document 'in the agreed form' is a reference to the form of that document that has been approved by the Buyer and the Seller acting by the Buyer's Solicitors and the Seller's Solicitors by email or other form of writing; (d) a reference to 'writing', or any cognate expression, is a reference to any mode of representing or reproducing words in a visible, non-transitory form including email or other mode of representing or reproducing words in electronic form (but excluding SMS (i.e. text messages, instant, messages or communications through social media or other writing in transitory form, except in each case where expressly stated otherwise) and fax); (e) where any statement in this Agreement is qualified by the expression 'so far as the Seller is aware' or 'to the best of the knowledge of the Seller', or any cognate expression, that statement shall be deemed to be given to the knowledge, of the Seller after they have made reasonable enquiry of Piran James Trezise, Kenn Herskind Jorgensen, Peter Remko Bijtjes, Matthew Cosby, David Laurence Keighley, Sarah Lindo and Christopher Faletra into the subject matter of such statement (whether or not such enquiry was actually made); (f) any phrase introduced by the terms 'including' or 'in particular', or any cognate expression, shall be construed as illustrative and not limiting of any preceding words; (g) a reference to 'and/or' shall be deemed to include a reference to each of the adjoining terms both individually and collectively; (h) a reference to 'person' includes any individual, partnership, limited partnership, joint venture, sole proprietorship, company or corporation, association, trust, trustee, executor, administrator, legal personal representative, regulatory or governmental agency or body, or other entity however designated or constituted and whether or not having a separate legal personality; (i) the terms ‘parent undertaking’ and ‘subsidiary undertaking’ shall have the meaning given to them by section 1162 Companies Act 2006; (j) words in the singular shall include the plural and the plural shall include the singular; (k) a reference to one gender shall include a reference to the other genders; (l) this Agreement shall be binding and enure to the benefit of the Parties and their respective personal representatives, assigns and successors in title (including in relation to any business carried on by any Target Company) and a reference to a Party shall include that Party’s

18 personal representatives, assigns and successors in title (including in relation to any business carried on by any Target Company); (m) a reference to 'indemnify' means fully indemnify, keep indemnified and hold harmless (in each case on an after-Tax basis); (n) a reference to 'in the normal course of business' or 'in the ordinary course of business' or any similar expression means in the same manner and scope and to the same extent and on the same basis as the relevant Target Company has carried on business during the 12 months up to the date of this Agreement; (o) a reference to a clause or a Schedule is a reference to a clause or a Schedule to this Agreement; (p) a reference in any Schedule of this Agreement to a 'Part' or a 'paragraph' is, unless stated otherwise, a reference to a Part of or a paragraph of that Schedule; (q) the Schedules to this Agreement form a part of this Agreement, and, for the avoidance of doubt, a reference to this Agreement includes a reference to each Schedule; (r) the word 'or' shall be disjunctive but not exclusive; (s) where the words 'reasonable endeavours' are used in relation to the performance of an act by a Party, such Party shall be required to take all those steps in performing such acts as are commercially reasonable having regard to such Party's circumstances at the time; (t) a reference to any time is a reference to the time in London; (u) a reference to '£', 'Pounds' or 'Pounds Sterling' shall mean the lawful currency of the United Kingdom from time to time; (v) a reference to 'US$' or 'US Dollars' shall mean the lawful currency of the United States of America from time to time; and (w) the headings in this Agreement are for convenience only and shall not affect its interpretation. 2 IM INC The Parties acknowledge that IM Inc is a party for the purposes of clauses 6.4 (Consideration), 6.5 (Selling Stockholders), 19 (Registration Rights), 20 (Lock-Up) and 21 (Securities Law Representations, Covenants and Indemnities), and otherwise for the purposes of, and entitled directly to enforce, all other provisions of this Agreement under which IM Inc. is granted rights, protections, indemnities, enforcement, expense reimbursement, transfer restrictions or other benefits (including, without limitation, clauses 23 (Service of Notices), 26 (Costs), 32 (Third Party Rights), 33 (Assignment), 34 (Variation), 38 (Governing Law and Jurisdiction) and Schedule 6 (Seller’s Protection) (in respect of the Carved-Out Securities Matters)). 3 CONDITIONS PRECEDENT 3.1 Completion is subject to and conditional on the following conditions being fulfilled in accordance with this clause 2 or waived by the Buyer on or before the Long Stop Date: (a) either: (i) following the notification of the Transaction in accordance with the NSI Act, the Secretary of State informing the Buyer that no further action will be taken under the NSI Act in relation to the Transaction pursuant to 14(8)(b)(ii) NSI Act; or (ii) in the event that a Call-in Notice is given in relation to the Transaction, the Secretary of State giving final notification confirming that no further action will be taken under the NSI Act in relation to the Transaction, (the ‘NSIA Condition’);

Docusign Envelope ID: 1B365FDC-D64E-8A12-80C5-39CEB83D1839

(b) Federal Communications Commission ('**FCC**') approval of the acquisition by the Buyer of the US Target (the '**FCC Condition**');

(c) completion of the US Reorganisation and delivery by the Seller to the Buyer of duly executed copies of the following documents to evidence such completion:

(i) an extended coverage ALTA Owner's Title Insurance Policy insuring the US Target's fee simple title to the US Properties issued by the title company selected by the Buyer with such endorsements reasonably requested by the Buyer, in form and substance reasonably satisfactory to Buyer;

(ii) all documents reasonably required to effectuate the transfer of the US Properties, including but not limited to, deeds, state and local forms (including the Preliminary Change of Ownership Report), owner's affidavit, bills of sale, assignment of contracts, permits and intangible property, and such other documentation requested by the Buyer's title company;

(iii) all documents evidencing the LLC Conversion including but not limited to the certificate of conversion, certificate of formation and operating agreement of the newly formed limited liability company;

(iv) to the extent applicable, a validly completed Form OP-236 (Connecticut Real Estate Conveyance Tax Return) claiming an exemption from US transfer tax in respect of the US Reorganisation (and any equivalent documentation in any other applicable US state) (in each case, in form and substance reasonably satisfactory to the Buyer); and

(v) to the extent applicable, California Form CDTFA-401-A (State, Local, and District Sales and Use Tax Return) and Connecticut Form OS-114 (Sales and Use Tax Return) duly completed (in form and substance reasonably satisfactory to the Buyer) and filed by the US Target in respect of the US Reorganisation;

(d) the UK Target properly filing a duly executed US Internal Revenue Service Form 8832 (Entity Classification Election) electing for the UK Target to be a disregarded entity for US federal income tax purposes, with such election to be effective at least one day prior to the Completion Date (such date set forth in such form being the '**DRE Effective Date**,' and such election form being the '**Disregarded Entity Election**'), in form and substance acceptable to the Buyer;

(e) receipt by the Buyer of the title, survey and zoning reports in respect of each US Property (the '**US Property Reports**');

(f) receipt by the Buyer of evidence reasonably acceptable to the Buyer that the US Target has terminated its participation in its professional employer organisation's (e.g., Insperity PEO Services, L.P.) 401(k) plan, which for the avoidance of doubt, may require spinning out the US Target's. employees' accounts into its own 401(k) plan, and terminating such plan, and

(g) receipt by the Buyer of evidence reasonably acceptable to the Buyer that the Seller has completed, or procured the completion of, the following corrective actions at the US Properties related to compliance with EHS Laws:

(i) 7600 Pine Grove Road, Santa Paula CA 93060:

(A) written confirmation from the Ventura County, California Air Pollution Control District of the issuance of the renewal of air Permit to Operate 07675-R11, which expired 31 March 2026, demonstrating coverage under this authorisation for the current annual period; and

(B) written confirmation that the Seller has caused to be developed a chemical inventory reflecting current on-site chemicals storage, reviewed safety data sheets, assessed on-site storage of Hazardous Substances regulated by the 1986 Emergency Planning and Community Right-to-Know Act ('**EPCRA**'), and implemented a management system to properly develop and submit annual Tier II reports required under EPCRA; and

(ii) 2120 River Road, Southbury CT 06488

19

20 (A) written confirmation that the Seller has obtained all consents, including but not limited to pre-construction, construction, and operational authorisations, necessary for air emissions from stationary sources at the 2120 River Road, Southbury CT 06488 property, including but not limited to the new generator units that are scheduled to be installed in connection with construction works by December 2026; (B) written confirmation that the Seller has caused to be developed and obtained a spill pollution prevention, control, and countermeasures (‘SPCC’) plan that reflects current conditions and storage of petroleum products at the 2120 River Road, Southbury CT 06488 property and that such SPCC plan is amended to reflect the installation of the new generator units that are scheduled to be installed in connection with construction works by December 2026; and (C) written confirmation that Seller has caused to be developed a chemical inventory reflecting current on-site chemicals storage, reviewed safety data sheets, assessed on-site storage of Hazardous Substances regulated by EPCRA, and implemented a management system to properly develop and submit annual Tier II reports required under EPCRA, (together, the 'Conditions') and if the Conditions are not fulfilled by the Long Stop Date, this Agreement shall lapse and no Party shall make any claim against the other Party in respect of this Agreement, except as provided for by clause 3.13. 3.2 The Buyer shall use its reasonable endeavours to fulfil or procure the fulfilment of the NSIA Condition and the condition in clause 3.1(e) as soon as reasonably practicable and, in any event, no later than the Long Stop Date. 3.3 The Seller shall: (a) procure that GHUI uses its reasonable endeavours to fulfil or procure the fulfilment of the condition in clause 3.1(c); (b) use its reasonable endeavours to fulfil or procure the fulfilment of the conditions in clause 3.1(d) and clause 3.1(g); (c) procure that the US Target uses its reasonable endeavours to fulfil or procure the fulfilment of the condition clause 3.1(f), in each case, as soon as reasonably practicable and, in any event, no later than the Long Stop Date. 3.4 The Buyer shall, and the Seller shall procure that GHUI shall, use its reasonable endeavours to fulfil or procure the fulfilment of the FCC Condition as soon as reasonably practicable and, in any event, no later than the Long Stop Date. 3.5 The Buyer shall be primarily responsible for contacting and corresponding with the Secretary of State and/or the Investment Security Unit and, subject to clauses 3.7 and 3.8, shall, to the extent reasonably practicable, consult with the Seller in relation to, and update the Seller in respect of, progress towards satisfaction of the NSIA Condition. 3.6 Subject to clauses 3.7 and 3.8, in relation to satisfaction of the NSIA Condition, the Seller shall use reasonable endeavours to: (a) provide to the Buyer such information and assistance as it may reasonably request as soon as soon as is reasonably practicable; (b) as soon as is reasonably practicable and in any event in accordance with any applicable time limit, provide to the Secretary of State and/or the Investment Security Unit such information as it may require, including attending any meetings or calls with the Secretary of State and/or the Investment Security Unit; (c) before sending any material communication to Secretary of State and/or the Investment Security Unit, provide a draft copy of such communication to the Buyer and, where time permits, allow reasonable time for comments to be provided thereon;

21 (d) promptly inform the Buyer of any material communication from or with the Secretary of State and/or the Investment Security Unit; and (e) to the extent reasonably practicable, give the Buyer reasonable notice of and the opportunity to participate in all meetings and material telephone calls with the Secretary of State and/or the Investment Security Unit, unless prohibited by the Secretary of State or the Investment Security Unit from doing so. 3.7 Nothing in clauses 3.2 to 3.6 shall require a Party to share information, documents or communications with any other Party if prohibited from doing so by the Secretary of State or the Investment Security Unit. 3.8 Nothing in clauses 3.2 to 3.6 shall require a Party to disclose to or receive from any other Party any competitively sensitive information, national security-related information or business secrets. In order to comply with their respective obligations in clauses 3.2 to 3.6 the Buyer and the Seller will make arrangements for the provision of copies of relevant information, documents and communications to the other Party's external advisors on an external advisor only basis together with redacted versions excluding any such competitively sensitive information, national security-related information, or business secrets to the extent possible. 3.9 The Seller shall procure that GHUI shall prepare and certify a FCC Form 312, Main Form and Schedule A (the ‘FCC Application’). The Seller shall procure that GHUI will provide GHUI’s US Regulatory Counsel with its FCC Registration Number (‘FRN’) and the password associated with its FRN, its Commission Registration System (‘CORES’) account number and password associated with its CORES account, and all information necessary for GHUI’s US Regulatory Counsel to prepare and file the FCC Application and exhibits in tandem with Buyer’s US Regulatory Counsel. 3.10 Should either the Buyer or the Seller become aware that circumstances have arisen that could reasonably be expected to result in any Condition not being satisfied prior to the Long Stop Date they shall, subject to clauses 3.7 and 3.8, promptly (and in any case within two Business Days after becoming aware) notify the other Party in writing. 3.11 The Buyer shall notify the Seller in writing within two Business Days after becoming aware that all of the Conditions have been fulfilled. 3.12 The Buyer and the Seller may by written agreement extend the Long Stop Date and, if so extended, the agreed extended date shall be the Long Stop Date for the purpose this Agreement. 3.13 If this Agreement lapses in accordance with clause 3.1, this Agreement shall cease to have any force or effect and the Parties shall have no further obligation or liability to each other except as may arise under: (a) the accrued rights and obligations of the Parties at the Long Stop Date; and (b) the Surviving Terms. 4 SALE AND PURCHASE OF THE UK TARGET SHARES 4.1 The Seller shall sell the UK Target Shares with full title guarantee and the Buyer shall buy the UK Target Shares on the terms and subject to the conditions of this Agreement. 4.2 The UK Target Shares to be sold by the Seller shall be sold free from any and all Encumbrances and with all rights attaching to them at Completion. 4.3 The Buyer shall not be obliged to complete the sale and purchase of any of the UK Target Shares unless the sale and purchase of all of the UK Target Shares is completed simultaneously in accordance with this Agreement. 4.4 The Seller unconditionally and irrevocably waives all rights and restrictions (including all rights of pre-emption) which may exist for its benefit under the articles of association of the UK Target or otherwise in respect of the UK Target Shares to be sold by them under this Agreement. 5 SALE AND PURCHASE OF THE US TARGET SHARES Subject to Completion:

22 5.1 the Seller shall procure that GHUI signs the US Agreement and associated ancillaries to sell the US Target Shares to the Buyer, and 5.2 the Buyer shall buy the US Target Shares, on the terms and subject to the conditions of the US Agreement. 6 CONSIDERATION 6.1 The UK Consideration shall be the aggregate of: (a) the UK Target Estimated Consideration, as adjusted in accordance with clause 11 (Adjustment to Estimated Consideration); and (b) an amount equal to the Insurance Amount (‘Additional Insurance Consideration’). 6.2 The UK Consideration shall be paid or satisfied: (a) by the Buyer procuring IM Inc. to issue the Consideration Shares to the Buyer in exchange for Buyer Units and the Buyer immediately thereafter transferring the Consideration Shares to the Seller, in each case in accordance with clause 6.4 and Part 4 of Schedule 3 (Buyer’s Obligations on Completion); (b) by the payment of the UK Completion Payment in cash to the Seller in accordance with clause 9.3 (Completion), with the UK Target Estimated Consideration to be adjusted in accordance with clause 11 (Adjustment to Estimated Consideration); (c) by payment of the Escrow Amount in cash into the Escrow Account in accordance with clause 9.3 (Completion); and (d) if and to the extent any Insurance Amount is received by the UK Target after Completion, by the payment of any Additional Insurance Consideration to a bank account nominated by the Seller in writing within 5 Business Days of receipt by the UK Target of each Insurance Amount. 6.3 Any payment made by the Seller under the Warranties or under the Tax Covenant or any other provision of this Agreement shall be treated as a reduction of the UK Consideration paid to the Seller to the fullest extent legally possible. 6.4 On the Completion Date, and as part of the satisfaction of the UK Consideration, the Buyer shall procure that IM Inc. issues the Consideration Shares to the Buyer in exchange for a number of Buyer Units equal to 960,649. Immediately following such issuance, the Buyer shall transfer the Consideration Shares to the Seller, with such Consideration Shares to be issued and held in uncertificated book-entry form on the books of IM Inc.’s transfer agent. 6.5 The Seller may, following Completion and subject to the Lock-Up Agreement and the provisions of clause 20 (Lock-Up), distribute IM Inc. Shares to a proposed Selling Stockholder only if all of the following conditions have been satisfied in respect of that distribution and that proposed transferee: (a) the Seller has given IM Inc. not less than 10 Business Days’ prior written notice of the proposed distribution, identifying the proposed transferee and the number of IM Inc. Shares proposed to be transferred; (b) the proposed transferee has completed and delivered to IM Inc. a Selling Stockholder Questionnaire, a Registration Rights Joinder, a Lock-Up Agreement or Lock-Up Joinder, a Securities Law Certificate and a Selling Stockholder Indemnity, in each case in form and substance satisfactory to IM Inc.; (c) the proposed transferee has delivered to IM Inc. such tax forms (including IRS Forms W-9 or W-8, as applicable), beneficial ownership information and other documentation as IM Inc. may require; (d) IM Inc. and its counsel are reasonably satisfied that the distribution is exempt from registration under the Securities Act and that the proposed transferee is, immediately following the distribution, a non-U.S. Person (as defined in Regulation S) (unless IM Inc. has expressly approved the proposed transferee as a U.S. Person on the basis of an available exemption); and (e) the proposed distribution does not, in the reasonable judgment of IM Inc. or its counsel, give rise to any affiliate, statutory-underwriter, broker-dealer, Section 13, Section 16, Regulation M, exchange, FINRA, transfer-agent or other legal, regulatory or compliance concern. The Seller acknowledges that registration of the resale of any Registrable Securities pursuant to any Resale Registration Materials does not, and is not intended to, register, validate or cleanse any intermediate distribution by the Seller to any Selling Stockholder. No distribution shall be made by the Seller to a U.S. Person, or for the account or benefit of a U.S. Person, except with the prior written approval of IM Inc. and

23 on the basis of an exemption from registration that is satisfactory to IM Inc.’s counsel. For the avoidance of doubt, satisfaction of the conditions in this clause 6.5 shall not by itself permit any distribution during the Lock-Up Period unless IM Inc. has given prior written consent under clause 20.1, and no distribution of IM Inc. Shares shall impair the Buyer’s rights under clause 17.2; each Selling Stockholder receiving IM Inc. Shares shall take those shares subject to the Buyer’s rights under clause 17.2 and shall acknowledge those rights in the applicable Registration Rights Joinder, Lock-Up Agreement or Lock-Up Joinder and Selling Stockholder Indemnity. 7 EXCHANGE 7.1 On the date of this Agreement, the Seller shall do, or procure to be done, the things specified in Part 1 of Schedule 3 (Exchange and Completion Obligations) (in so far as they have not already been done). 7.2 On the date of this Agreement, the Buyer shall do, or procure to be done, the things specified in Part 2 of Schedule 3 (Exchange and Completion Obligations) (in so far as they have not already been done). 8 PRE-COMPLETION OBLIGATIONS 8.1 The Seller undertakes to and covenants with the Buyer in the terms set out in Schedule 7 (Pre- Completion Obligations). 8.2 The Seller shall: (a) use reasonable endeavours to procure that the written consent of the CoC Counterparty of the UK Target or the US Target (as the case may be) in connection with the sale and purchase of the UK Target Shares or US Target Shares (as applicable) is obtained under and in accordance with the relevant contract with the CoC Counterparty prior to Completion; (b) without prejudice to its obligations under clause 8.2(a), send a written request to each CoC Counterparty to request such written consent by no later than 5 Business Days following the date of this Agreement; and (c) no later than 5 Business Days following the date of this Agreement, send to British Telecommunications plc written notification of the entry by the Seller into this Agreement and the Seller's intention to sell the UK Target Shares to the Buyer. 8.3 The Seller shall (a) procure that, prior to Completion, Eric Khentingan, and (b) use reasonable endeavours to procure that each other Employee of the US Target who is involved in the development of Intellectual Property Rights, shall each execute an IP assignment and confidentiality agreement (in a form to be agreed), in each case of (a) and (b), pursuant to which such Employee assigns to the US Target all right, title and interest in and to any Intellectual Property Rights created, developed or conceived by such Employee in the course of his or her employment with, or engagement by, the US Target (each, an ‘IP Assignment Agreement’). 8.4 Not later than 5 Business Days prior to the Completion Date, the Seller shall deliver to the Buyer the Estimated Completion Statement together with the relevant supporting schedule. 8.5 Not later than 5 Business Days prior to the Completion Date, the Seller shall deliver to the Buyer a draft of the Supplemental Disclosure Letter (if applicable). 8.6 With effect from the date of this Agreement until Completion, the Buyer and the Seller shall each (acting reasonably) co-operate with the other to agree the form of all Transaction Documents and/or any document to be delivered by each Party at Completion that are specified to be in a ‘form to be agreed’ (or a similar description), to the extent that any such documents are not in agreed form at the date of this Agreement. 8.7 The Seller shall use reasonable endeavours to ensure that the Buyer or the US Target can use the ‘Comsat’ name following Completion. 9 COMPLETION 9.1 The sale and purchase of the UK Target Shares shall be completed remotely on:

24 (a) the first Quarter Date following all of the Conditions being satisfied provided that: (i) if the last Condition is satisfied fewer than 10 Business Days prior to such Quarter Date, Completion shall take place in accordance with clause 9.1(b); or (ii) if such Quarter Date is more than 25 Business Days following the last Condition being satisfied, Completion shall take place in accordance with clause 9.1(b);or (b) in the event that the last Condition is satisfied: (i) on or prior to the date being 10 Business Days before the end of the relevant calendar month, the last Business Day of the calendar month in which the last Condition is satisfied; or (ii) after the date being 10 Business Days before the end of the relevant calendar month, the last Business Day of the calendar month immediately following the calendar month in which the last Condition is satisfied, or at such other place or time, or on such other date, as the Buyer and the Seller may agree in writing. 9.2 The Seller shall on Completion do, or procure to be done, the things specified in Part 3 of Schedule 3 (Exchange and Completion Obligations) (in so far as they have not already been done). 9.3 Following the performance of the Seller's obligations under clause 9.2, the Buyer shall on Completion do, or procure to be done the things specified in Part 4 of Schedule 3 (Exchange and Completion Obligations) (in so far as they have not already been done). 9.4 If the Seller fails to comply with its obligations under clause 9.2 on or before the date fixed for Completion (whether by clause 9.1 or by a notice given under clause 9.4(a) below), the Buyer may, without prejudice to any other rights or remedies which it may have under this Agreement and whether or not such failure amounts to a repudiatory breach: (a) by written notice to the other Parties, defer Completion to a place, time and date, being a Business Day not more than 15 Business Days after the date of the notice or such other date as is agreed in writing between the Buyer and the Seller, and the provisions of clauses 9.2 and 9.3 shall apply to Completion as so deferred; or (b) subject to Completion having previously been deferred at least once pursuant to clause 9.4(a), by written notice to the Seller, terminate this Agreement, without liability on the part of the Buyer. 9.5 If the Buyer fails to comply with its obligations under clause 9.3 on or before the date fixed for Completion (whether by clause 9.1 or by a notice given under clause 9.5(a) below), the Seller may, without prejudice to any other rights or remedies which it may have under this Agreement and whether or not such failure amounts to a repudiatory breach: (a) by written notice to the other Parties, defer Completion to a place, time and date, being a Business Day not more than 15 Business Days after the date of the notice or such other date as is agreed in writing between the Buyer and the Seller, and the provisions of clauses 9.2 and 9.3 shall apply to Completion as so deferred; or (b) subject to Completion having previously been deferred at least once pursuant to clause 9.5(a), by written notice to the Buyer, terminate this Agreement, without liability on the part of the Seller. 10 POWER OF ATTORNEY 10.1 The Seller appoints (with effect from Completion) the Buyer as its lawful attorney to act in its name and on its behalf in (in each case to the extent lawful) exercising, dealing with and (where appropriate) transferring to the Buyer in accordance with the terms of this Agreement all voting and other rights attaching to the UK Target Shares. 10.2 The power of attorney in this clause 10 is given by way of security for the obligations of the Seller as bare nominee of the UK Target Shares registered in its name and shall be irrevocable in accordance with section 4 of the Powers of Attorney Act 1971.

25 10.3 The appointment of the Buyer as each of the Seller's attorney under this clause 10 shall be effective as of the Completion Date and shall terminate on the Buyer being entered into the register of members as the holder of the UK Target Shares. 10.4 The Seller undertakes (with effect from Completion): (a) not to exercise any voting or other rights attaching to the UK Target Shares without the prior written consent of the Buyer; (b) to act promptly in accordance with the Buyer's instructions concerning any lawful rights exercisable in relation to the UK Target Shares, or anything received in the Seller's capacity as the registered legal owner of the UK Target Shares; and (c) to ratify all acts that the Buyer lawfully undertakes under the terms of the power of attorney contained in this clause 10. 10.5 The Buyer may delegate one or more of the powers conferred on the Buyer by this clause 10 to an officer or officers appointed for that purpose by the board of directors of Buyer, by resolution or otherwise. 11 ADJUSTMENT TO ESTIMATED CONSIDERATION 11.1 The Completion Accounts shall be prepared under and in accordance with Schedule 4 (Completion Accounts). 11.2 On the agreement or determination of the Completion Accounts and the amount of the UK Target Completion Cash, UK Target Completion Debt, UK Target Intra Company Debt and UK Target Completion Working Capital in accordance with Schedule 4 (Completion Accounts): Working Capital adjustment (a) if the UK Target Completion Working Capital is an amount greater than the UK Target Estimated Working Capital, the Buyer shall pay to the Seller on a £ for £ basis the amount by which the UK Target Completion Working Capital exceeds the UK Target Estimated Working Capital ('UK Target Completion Working Capital Excess'); (b) if the UK Target Completion Working Capital is an amount less than the UK Target Estimated Working Capital, the Seller shall pay to the Buyer on a £ for £ basis the amount by which the UK Target Completion Working Capital is less than the UK Target Estimated Working Capital ('UK Target Completion Working Capital Shortfall'); Cash adjustment (c) if the UK Target Completion Cash is an amount greater than the UK Target Estimated Cash, the Buyer shall pay to the Seller on a £ for £ basis the amount by which the UK Target Completion Cash exceeds the UK Target Estimated Cash ('UK Target Completion Cash Excess'); (d) if the UK Target Completion Cash is an amount less than the UK Target Estimated Cash, the Seller shall pay to the Buyer on a £ for £ basis the amount by which the UK Target Completion Cash is less than the UK Target Estimated Cash ('UK Target Completion Cash Shortfall'); Debt adjustment (e) if the UK Target Completion Debt is an amount less than the UK Target Estimated Debt, the Buyer shall pay to the Seller on a £ for £ basis the amount by which the UK Target Completion Debt is less than the UK Target Estimated Debt ('UK Target Completion Debt Decrease'); (f) if the UK Target Completion Debt is an amount greater than the UK Target Estimated Debt, the Seller shall pay to the Buyer on a £ for £ basis the amount by which the UK Target Completion Debt is greater than the UK Target Estimated Debt ('UK Target Completion Debt Increase'); Intra Company Debt Adjustment

Docusign Envelope ID: 1B365FDC-D64E-8A12-80C5-39CEB83D1839

(g) if the UK Target Intra Company Debt is an amount less than the UK Target Estimated Intra Company Debt, the Buyer shall pay to the Seller on a £ for £ basis the amount by which the UK Target Intra Company Debt is less than the UK Target Estimated Intra Company Debt (**'UK Target Intra Company Debt Decrease'**);

(h) if the UK Target Intra Company Debt is an amount greater than the UK Target Estimated Intra Company Debt, the Seller shall pay to the Buyer on a £ for £ basis the amount by which the UK Target Intra Company Debt is greater than the UK Target Estimated Intra Company Debt (**'UK Target Intra Company Debt Increase'**);

Working Capital, Cash and Debt

(i) for the avoidance of doubt, if the amount of the:

(i) UK Target Completion Working Capital is an amount equal to the UK Target Estimated Working Capital no adjustment payment shall be due by either the Buyer or the Seller in respect of the UK Target Working Capital under this clause 11;

(ii) UK Target Completion Cash is an amount equal to the UK Target Estimated Cash, no adjustment payment shall be due by either the Buyer or the Seller in respect of the Cash under this clause 11;

(iii) UK Target Completion Debt is an amount equal to the UK Target Estimated Debt, no adjustment payment shall be due by either the Buyer or the Seller in respect of the Debt under this clause 11; and

(iv) UK Target Intra Company Debt is an amount equal to the UK Target Estimated Intra Company Debt, no adjustment payment shall be due by either the Buyer or the Seller in respect of the UK Target Intra Company Debt under this clause 11; and

(j) the sums (if any) that the Seller and/or the Buyer (as the case may be) is required to pay to the other in respect of the UK Target Completion Working Capital Excess, the UK Target Completion Working Capital Shortfall, the UK Target Completion Cash Excess, the UK Target Completion Cash Shortfall, the UK Target Completion Debt Decrease, the UK Target Completion Debt Increase, the UK Target Intra Company Debt Decrease, the UK Target Intra Company Debt Increase shall be aggregated and set-off against each other. Whichever of the Buyer or the Seller is left with any payment obligation under this clause 11.2(j) shall make payment in accordance with clause 11.3 or 11.4 (as applicable).

11.3 In the event that any payment is to be made by the Buyer under clause 11.2(j):

(a) such payment shall, for the avoidance of doubt, be treated as an increase to the UK Target Estimated Consideration; and

(b) the Buyer shall pay such payment to the Seller, in accordance with clause 12.1(a) (*Payments*) within five Business Days of the agreement or determination of the Completion Statement as set out in Schedule 4 (*Completion Accounts*).

11.4 In the event that any payment is to be made by the Seller under clause 11.2(j):

(a) such payment shall, for the avoidance of doubt, be treated as a decrease to the UK Target Estimated Consideration;

(b) the Seller shall pay such additional amount to the Buyer in accordance with clause 12.1(b) within five Business Days of the agreement or determination of the Completion Statement as set out in Schedule 4 (*Completion Accounts*).

11.5 If the UK Target Intra Company Debt:

11.5.1 is an amount greater than the UK Target Estimated Intra Company Debt, the Buyer shall procure that the UK Target pays to the Seller on a £ for £ basis the amount by which the UK Target Intra Company Debt is greater than the UK Target Estimated Intra Company Debt within five Business Days of the agreement or determination of the Completion Statement as set out in Schedule 4 (*Completion Accounts*); and

26

27 11.5.2 is an amount less than the UK Target Estimated Intra Company Debt, the Seller shall pay to the UK Target to such account as the UK Target may nominate by giving not less than two Business Days' written notice to the Seller on a £ for £ basis the amount by which the UK Target Intra Company Debt is less than the UK Target Estimated Intra Company Debt within five Business Days of the agreement or determination of the Completion Statement as set out in Schedule 4 (Completion Accounts). 12 PAYMENTS 12.1 Any payment to be made under this Agreement: (a) to the Seller (including pursuant to clause 11.5.1) shall be paid in cash by same day electronic transfer to the Seller's Solicitors' Client Account in favour of the Seller's Solicitors, who are irrevocably authorised by the Seller to accept the same and whose receipt shall be a good and valid discharge to the Buyer of its obligation to make such payment. The Buyer shall have no duty in connection with the manner in which the payment is allocated or to see that it is applied in any particular way; (b) to the Buyer shall be paid in cash by same day electronic transfer to such account as the Buyer may nominate by giving not less than two Business Days' written notice to the Seller. The receipt of any such payment by the Buyer will constitute a good and valid discharge of the Seller's obligation to make such payment; and (c) to the Escrow Account shall be paid in cash by same day electronic transfer to the Escrow Account. 13 WARRANTIES 13.1 The Seller warrants to the Buyer that each Fundamental Warranty is true and accurate as at the date of this Agreement. 13.2 The Seller warrants to the Buyer that, save as Disclosed, each of the Warranties (other than the Fundamental Warranties) is true and accurate as at the date of this Agreement. 13.3 The Warranties are deemed to be repeated on each day between the date of this Agreement and the Completion Date. Any reference to the date of this Agreement in a Warranty shall, for the purposes of the repetition of that Warranty, be deemed to be a reference to the date of repetition provided that the Seller shall be entitled to deliver the Supplemental Disclosure Letter with any disclosures that relate only to facts and circumstances that occur between the date of this Agreement and the Completion Date or in the case of a Warranty which is subject to the awareness of the Seller, to facts and circumstances which came to the knowledge of the Seller between the date of this Agreement and the Completion Date, in each case necessary to qualify the Warranties (other than the Fundamental Warranties). 13.4 The Warranties (other than the Fundamental Warranties) are given subject to matters Disclosed. 13.5 The Warranties are subject to the limitations and qualifications set out in Schedule 6 (Seller's Protection) to the extent provided in that Schedule. 13.6 Each of the Warranties is a separate warranty and shall not be restricted in its extent or application by the terms of any of the other Warranties or by any other term of this Agreement. 13.7 If at any time prior to Completion, the Seller becomes aware (and, for the purposes of this clause 13.7, clause 1.2(e) shall apply mutatis mutandis to determine if the Seller has become so aware) that: (a) a Fundamental Warranty has been breached, is untrue or misleading; (b) a Warranty (other than a Fundamental Warranty) has been materially breached, is materially untrue or materially misleading, or has a reasonable expectation that any of those things might occur, the Seller shall as soon as is reasonably practicable (and, in any case, within five Business Days of the Seller so becoming aware, or if there are less than five Business Days between the date set for Completion in accordance with clause 9.1, within two Business Days of the Seller so becoming aware):

28 (c) notify the Buyer in writing and with sufficient details to enable the Buyer to make an accurate assessment of the situation; and (d) take any such reasonable action the Buyer may request to prevent or remedy the notified occurrence. 13.8 Save in the case of fraud, the Seller waives any claim that it may have against a Target Company or any of its employees, directors, agents or officers relating to any misrepresentation, inaccuracy or omission in or from any information or advice supplied or given by such person for the purpose of assisting the Seller to give any of the Warranties or the Tax Covenant or to prepare the Disclosure Letter or in agreeing any term of this Agreement. The Seller agrees that each Target Company and each such employee, director, agent or officer may enforce the benefit of the provisions of this clause 13.8 in his own name whether or not the Buyer is a party to the proceedings. 13.9 The Buyer warrants to the Seller as at the date of this Agreement that: 13.9.1 it is a limited liability company duly organised, validly existing and in good standing under the Laws of the state of Delaware; 13.9.2 it has all requisite power and authority and has taken all necessary action to enable it to enter into and perform its obligations under this Agreement and all other Transaction Documents entered into, or to be entered into, by it, and when executed, each of such agreements will constitute valid, binding and enforceable obligations of the Buyer in accordance with its terms; 13.9.3 it has, and has procured that IM Inc. has, taken all necessary action to authorise the issuance of the Consideration Shares by IM Inc. to Buyer and the transfer of the Consideration Shares by Buyer to the Seller pursuant to clause 6.4; the Consideration Shares will, upon issuance pursuant to clause 6.4, be duly authorised, validly issued, fully paid and non-assessable under the laws of Delaware; and the issuance and transfer of the Consideration Shares will not conflict with or violate IM Inc.’s certificate of incorporation, bylaws, or any applicable Law; 13.9.4 it does not require the consent or approval of any other person to enter into or perform its obligations under this Agreement or any other Transaction Document entered into, or to be entered into, by it (other than as contemplated under this Agreement), and its entry into and performance of each such agreement will not breach or constitute a default under its constitutional documents, any contract, agreement or instrument to which it is a party or applicable Law or any undertaking to or judgment, order, injunction or decree of any court or relevant Competent Authority binding on the Buyer; 13.9.5 it is not engaged in any litigation or arbitration proceedings which might have an effect upon its capacity or ability to execute or perform its obligations under this Agreement or any other Transaction Document entered into, or to be entered into, by it, and no such legal or arbitration proceedings have been threatened against it; 13.9.6 it is not insolvent, bankrupt or unable to pay its debts within the meaning of any applicable Laws which relate to the Buyer the Buyer has sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the UK Completion Payment and any sum payable by the Buyer to the Seller pursuant to clause 11; and 13.9.7 except for matters Disclosed, it has no actual knowledge (and for the purposes of this clause the knowledge of the Buyer shall be the actual knowledge of Pete McGrath, Tom Neimeyer, Anna Jones and/or Ramona Murphy) of any fact, matter or circumstance that might constitute a breach of any Warranty. 14 TAX The provisions of Schedule 9 (Tax Covenant) shall have effect from Completion. 15 INDEMNITIES 15.1 The Seller shall indemnify the Buyer against any and all Losses suffered or incurred by the Buyer or any Target Company arising out of or in connection with: (a) any defect in the implementation of the US Reorganisation (other than in respect of the LLC Conversion);

29 (b) the employment claim against the UK Target by Ian Martin Jones or any related claim, demand, action, proceeding, investigation or complaint against any Target Company or the Buyer arising out of or in connection with the same circumstances as set out in the claim form and particulars of claim contained at documents 1.4.4.1 and 1.4.4.2 in the Data Room (the ‘CEO Claim’); (c) subject to clause 15.2, any claim, demand, action, proceeding, investigation or complaint (whether individual, collective or representative) made or threatened in the 2 years following Completion by or on behalf of any current or former employee, worker or other individual engaged by the UK Target against the UK Target or the Buyer for entitlement to holiday pay under the Employment Rights Act 1996 and/or the Working Time Regulations 1998 and/or for breach of contract to the extent that entitlement (i) arises out of any failure by the UK Target to properly calculate holiday pay in accordance with the statutory and common law provisions applicable at the relevant time; and (ii) accrued (or is alleged to have accrued) on or before Completion; and (d) any Environmental Claim relating to the Pre-Completion Remediation Activities (Environmental Indemnity). 15.2 The Buyer shall not (and shall procure that no member of its Group shall) voluntarily inform any Employee or former employee of the UK Target of any entitlement they may have against the UK Target in respect of the matter set out in clause 15.1(c) unless required by any applicable Law applying to the UK Target, save that the Buyer shall not be in breach of this clause 15.2 in the event that the UK Target changes its future policy (as from the date of Completion) in respect of the payment of holiday pay to comply with applicable Law applying to the UK Target. 15.3 As soon as reasonably practicable upon receipt by the Seller from the Buyer or UK Target of any CEO Claim Invoice (and in any event within 10 Business Days of such receipt), the Seller shall pay to the UK Target a sum equal to the sum (including VAT and disbursements) payable pursuant to that CEO Claim Invoice. 16 RIGHT TO TERMINATE 16.1 Without prejudice to any other right or remedy available to it and in addition to the rights conferred on it under clause 9.4(b) (Completion), the Buyer shall not be obliged to complete the purchase of the UK Target Shares and shall be entitled to terminate this Agreement by written notice to the Seller if on or before Completion: (a) the Buyer becomes aware of any breach of any of the Fundamental Warranties; (b) there has been a Material Adverse Change; (c) the Seller is in material breach of its obligations under clause 8.1 (Pre-Completion Obligations); (d) the US Property Reports disclose any information which materially and adversely affects any US Property; or (e) any CoC Counterparty indicates in writing that they do not consent to the change of control of the UK Target or the US Target (as applicable), or otherwise intend to terminate or materially vary their contractual arrangements with the UK Target or the US Target (as applicable), in connection with the sale and purchase of the Shares. 16.2 For the purposes of clause 16.1(c) a “material breach” shall mean a breach of the Seller's undertakings contained in clause 8.1 (Pre-Completion Obligations) which would entitle the Buyer to an amount in damages, following Completion, equal to or greater than £2,500,000 and for the purposes of clause 16.1(d) a “materially and adversely affects" means a matter which results in any (i) liability of, (ii) reduction in the value of; or (iii) any expenditure to be incurred by, the US Target which (in aggregate) exceeds £2,500,000. 16.3 If the Buyer elects to terminate this Agreement in accordance with clause 16.1, all rights and obligations of the Parties shall cease to have effect immediately upon termination except that termination shall not affect: (a) the accrued rights and obligations of the Parties at the date of termination; and

30 (b) the continued existence and validity of this Agreement and the rights and obligations of the Parties set out in the Surviving Terms. 17 POST-COMPLETION OBLIGATIONS 17.1 The Seller and the Buyer shall comply with their obligations in relation to the preparation of the Completion Accounts in accordance with the provisions of Schedule 4 (Completion Accounts). 17.2 If, following completion of the procedures in clauses 18.1 to 18.3, there remains a Finally Determined Claim or portion thereof outstanding which has not been satisfied from the Escrow Amount, the Buyer shall have the right (but not the obligation) to require that the Seller transfers or forfeits such number of Consideration Shares as shall satisfy the outstanding Finally Determined Claim subject always to the provisions of Schedule 6, with such number of Consideration Shares to be transferred or forfeited to be calculated based on the closing price of such shares on the Business Day immediately prior to the date of such transfer or forfeiture. The Buyer and the Seller shall determine the precise legal mechanism to give effect to such transfer or forfeiture based on, amongst other things, tax advice at the time. This clause 17.2 is without prejudice to any other right or remedy that may be available to the Buyer. No distribution of IM Inc. Shares by the Seller under clause 6.5 shall impair, restrict or otherwise prejudice the Buyer’s rights under this clause 17.2, and any Selling Stockholder receiving IM Inc. Shares shall take those shares subject to the Buyer’s rights under this clause 17.2. 17.3 The Buyer agrees with the Seller that, for such time as Remko Bijtjes is an employee of the UK Target, he shall retain control and management of the conduct and progress of the BI Insurance Claim. 17.4 If, on or after Completion: (a) any of the Options (or any other options replacing them) are exercised (or any other taxable event occurs in relation to such Options (or replacements) (including any surrender thereof)); or (b) there is any disposal of (or other taxable event in relation to) any of the shares in the Seller held by Ian Martin Jones or Piran James Trezise (or any other shares which have been acquired in exchange for, or which (for tax purposes) relate to, those shares), the Seller shall promptly notify the Buyer in writing of that fact, and the Seller shall provide to the Buyer such information as is reasonably requested by the Buyer to enable the UK Target to comply with any tax or reporting obligations it may have in relation thereto. 17.5 The Seller shall procure that GHUI is not voluntarily wound up or dissolved until after the US Purchase Price has been agreed or determined in accordance with the US Agreement and any sum payable by GHUI pursuant to Section 1.07 of the US Agreement (if any) has been paid. 17.6 For a period of 24 months following Completion, the Buyer shall procure that the Target Companies each provide to the Seller or GHUI such reasonable access to the information contained on the servers of the Target Companies relating to the Seller or GHUI as reasonably requested by the Seller or GHUI in writing on reasonable notice for the purposes of fulfilling any regulatory requirement of the Seller or GHUI. 17.7 For a period of 12 months following Completion, the Buyer agrees that Chris Faletra may assist GHUI on an informal basis, from time to time, provided that such assistance shall (i) not interfere with his duties to the US Target (ii) be provided at times and in a manner determined by Chris Faletra in his sole discretion, having regard to the priorities of the US Target, and (iii) the Buyer shall have no liability whatsoever in respect of any assistance so provided. For the avoidance of doubt, nothing in this clause shall create any obligation on the part of Buyer to provide or procure such assistance, and the US Target's operational requirements shall take priority at all times. 18 ESCROW ACCOUNT 18.1 Subject to payment of any Tax on interest earned on the Escrow Amount or any other Tax in respect of it for which the Escrow Bank is or may properly become liable and to payment of any bank or other charges or costs incurred in respect of the establishment or maintenance of the Escrow Account, the Buyer and the Seller shall apply the Escrow Amount as follows: (a) in such manner as the Buyer and the Seller may from time to time jointly instruct in writing;

31 (b) subject to the following provisions of this clause 18, to pay to the Buyer as soon as reasonably practicable (and in any event within five Business Days) any amount due to it from the Seller in relation to any Excluded Claim or Indemnity Claim or, if less, the Escrow Amount then standing to the credit of the Escrow Account where either: (i) notice of the Excluded Claim or Indemnity Claim (as applicable) setting out in reasonable detail the nature of the Excluded Claim or Indemnity Claim (as applicable) and amount claimed shall have been served by the Buyer on the Seller and the Seller shall have not given notice to the Buyer rejecting liability for the Excluded Claim or Indemnity Claim (as applicable) within 15 Business Days after the date on which such notice is served on the Seller; or (ii) the Excluded Claim or Indemnity Claim (as applicable) is a Finally Determined Claim. 18.2 On the Escrow Release Date (or, if such date is not a Business Day, the first Business Day after) any part of the Escrow Amount which then remains after any applications under clause 18.1 shall be released to the Seller provided that if, prior to such date, the Buyer shall have notified to the Seller any Excluded Claim or Indemnity Claim which is not a Finally Determined Claim (“Outstanding Claim”), there shall be kept in the Escrow Account an amount equal to the Estimated Liability pending determination or agreement of the Outstanding Claim, and clause 18.1 shall continue to apply in relation to the amount so kept. Any balance of the Escrow Account remaining after all Outstanding Claims become Finally Determined Claims shall be released to the Seller within five Business Days of such determination. 18.3 If the Buyer and the Seller shall not have reached agreement as to the amount of the Estimated Liability within 20 Business Days of the date on which notice setting out in reasonable detail the nature of the Excluded Claim or Indemnity Claim (as applicable) and the amount claimed is served by the Buyer on the Seller, the matter in dispute (being (for the avoidance of doubt) the calculation of the relevant Estimated Liability) may be referred by either the Buyer or the Seller to an independent counsel of appropriate experience and standing to be appointed jointly by the Buyer and the Seller (or in default of agreement within five Business Days of any proposal for the appointment of such counsel by the Chairman for the time being of the Council of the Bar (“Counsel”) on the application of either the Buyer or the Seller); and the decision of such Counsel (who shall be deemed to be acting as an expert and not as an arbitrator) shall be final and binding on the Parties in the absence of manifest error or fraud and the costs of such reference shall be paid by the Buyer and the Seller in such proportions as such Counsel shall determine. The Buyer and the Seller must instruct the Counsel to issue their determination in respect of the Estimated Liability within the period of 15 Business Days beginning on the date on which they accept their appointment (or such other period as the Buyer and the Seller may agree with the Counsel). 18.4 The interest earned on the Escrow Amount shall follow the principal amounts, so that upon any payment under clause 18.1 the Buyer shall be entitled to the interest earned in respect of the principal amount from Completion to the date of such payment (calculated on a pro rata basis and net of any Tax required by Law to be deducted from it). 18.5 Notwithstanding any other provision of this clause 18, if the Seller fails to pay any sum due to the Buyer under clause 11.4(b) (Adjustment to Estimated Consideration), the Buyer shall have the right but not the obligation to satisfy such payment by payment out of the Escrow Amount. 18.6 Each of the Buyer and the Seller undertakes to the other to ensure that all rights in and to the Escrow Amount remain free of Encumbrances except as provided by this clause 18 or implied by Law. 18.7 The provisions of this clause 18 or the payment of any part of the Escrow Amount in accordance with the provisions of this clause 18 whether to the Buyer or to the Seller shall not prejudice or affect any other rights or remedies of the Buyer under the terms of this Agreement or any other Transaction Document (including, for the avoidance of doubt, the right of the Buyer to bring an Excluded Claim or Indemnity Claim directly against the Seller). 18.8 Any payments made from the Escrow Account to the Buyer shall be treated as a reduction of the UK Consideration to the fullest extent legally possible. 18.9 The Buyer and Seller agree to give such instructions to the Escrow Bank such as to effect the provisions of this clause 18.

32 19 REGISTRATION RIGHTS 19.1 IM Inc. shall, as soon as practicable after the date hereof, file a registration statement, or amend an existing shelf registration previously filed by IM Inc., under the Securities Act to permit the public resale of all the Registrable Securities by the Seller and any Selling Stockholder from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar rule adopted by the SEC then in effect) and shall use commercially reasonable efforts to cause such registration statement to become or be declared effective as soon as practicable after the filing thereof, including by filing an automatic shelf registration statement that becomes effective upon filing with the SEC, but in any event prior to the Registration Effectiveness Date. Following the effective date of the Shelf Registration Statement, the Company shall promptly notify the Holders of the effectiveness of such Registration Statement. 19.2 IM Inc. shall have no obligation to include the Seller or any proposed Selling Stockholder in any Resale Registration Materials unless and until that person has provided to IM Inc.: (a) a completed Selling Stockholder Questionnaire; (b) a Securities Law Certificate; (c) a Registration Rights Joinder; (d) a Lock-Up Agreement or Lock-Up Joinder; and (e) a Selling Stockholder Indemnity. 19.3 The Buyer shall bear the first £75,000 of Registration Expenses. Any Registration Expenses in excess of £75,000 shall be borne by IM Inc. Each of the Seller and each Selling Stockholder shall bear all Selling Expenses applicable to it. 19.4 During any Suspension Period, the Seller shall, and shall cause each Selling Stockholder to, immediately cease all sales and transfers using or relying on any Resale Registration Materials. The Seller shall, and shall cause each Selling Stockholder to, keep the existence and content of any suspension notice strictly confidential. 19.5 Without limiting clause Error! Reference source not found. or clause 19.8, if the SEC Staff, FINRA, any exchange, the transfer agent or IM Inc.’s counsel indicates that any Selling Stockholder, any number of Registrable Securities, any plan of distribution, any timing or any other element of any Resale Registration Materials should be modified, excluded, reduced, withdrawn or delayed (including to avoid recharacterisation as a primary offering, to address statutory-underwriter, broker- dealer, affiliate, Regulation M, SEC Staff, exchange or FINRA concerns), IM Inc. may make, or require to be made, such modifications, exclusions, reductions, withdrawals or delays without any breach of, or liability under, this Agreement. 19.6 Nothing in this clause 19 shall be construed to require IM Inc. to facilitate, enable or support any underwritten offering, marketed offering, bought deal, block trade, roadshow, investor presentation, comfort letter, negative assurance letter, auditor participation, opinion of counsel to brokers, due diligence session, transfer-agent opinion (other than as IM Inc. elects) or other sale-facilitation support. For the avoidance of doubt, IM Inc.’s obligations under this clause 19 are limited to the filing, maintenance and availability of a resale shelf registration statement and do not require any underwritten, marketed, bought-deal or block-trade offering of any kind. 19.7 The Seller shall, and shall cause each Selling Stockholder to (severally as to itself), indemnify and hold harmless each Indemnified Person from and against all Losses arising out of or based upon: (a) any information provided, or caused to be provided, by the Seller or any Selling Stockholder, including in any Selling Stockholder Questionnaire, beneficial ownership disclosure, plan-of- distribution disclosure or Securities Law Certificate; (b) any failure to update or correct any such information; (c) any breach by the Seller or any Selling Stockholder of any securities-law covenant, transfer restriction or information undertaking; or (d) any selling-holder communications. The Seller’s and each Selling Stockholder’s obligations under this clause Error! Reference source not found. cover all related SEC, FINRA and exchange inquiries, transfer-agent expenses, investigations, legal fees, settlement costs, judgments, claims, proceedings and corrective filings. No cap, threshold, basket, de minimis amount, time limit, limitation on liability or other restriction set out in Schedule 6, the Disclosure Letter or elsewhere in this Agreement shall apply to any indemnity or other obligation under this clause Error! Reference source not found., including any Losses arising from fraud, bad faith, intentional misconduct, knowing misstatement, willful omission, failure to update, breach of transfer restrictions or breach of any securities-law covenant. The indemnity in this clause 19.7 is given by the Seller in its own right and is without prejudice to, and in addition to, any Selling Stockholder Indemnity executed and delivered by any Selling Stockholder pursuant to clause 6.5. 19.8 The rights of the Seller and any Selling Stockholder under this clause 19 may not be assigned, transferred or otherwise disposed of, except: (a) with the prior written consent of IM Inc.; or (b) in connection with a transfer of IM Inc. Shares that complies with clause 6.5 and where the transferee

33 has executed and delivered to IM Inc. all documents required by clauses 6.5 and 19(including a Registration Rights Joinder, a Selling Stockholder Questionnaire, a Securities Law Certificate, a Lock-Up Agreement or Lock-Up Joinder and a Selling Stockholder Indemnity) and has been approved for inclusion in the Resale Registration Materials by IM Inc. 19.9 The rights and obligations under this clause 19 (other than rights and obligations that by their terms survive) shall terminate automatically with respect to any shares at the time those shares cease to be Registrable Securities. 20 LOCK-UP 20.1 During the Lock-Up Period, the Seller shall not, and shall procure that each Selling Stockholder shall not, directly or indirectly: (a) offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, pledge, hypothecate, hedge (including by entering into any swap, derivative, or other arrangement that transfers to another person, in whole or in part, any of the economic consequences of ownership of the IM Inc. Shares), encumber, or otherwise transfer or dispose of any IM Inc. Shares or any securities convertible into or exercisable or exchangeable for IM Inc. Shares; or (b) publicly disclose the intention to do any of the foregoing, without the prior written consent of IM Inc. (which may be withheld in its absolute discretion). 20.2 The Seller shall not distribute any IM Inc. Shares to any Selling Stockholder unless and until all conditions to such distribution set out in clause 6.5have been satisfied in full. 20.3 The Seller acknowledges, and shall cause each Selling Stockholder to acknowledge, that the IM Inc. Shares shall bear a legend in substantially the following form until the restrictions set out in this clause 20 and applicable securities laws no longer apply: “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS REGISTERED OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. IN ADDITION, THE SHARES ARE SUBJECT TO A LOCK-UP RESTRICTION AND MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF DURING THE LOCK-UP PERIOD (AS DEFINED IN THE SHARE PURCHASE AGREEMENT DATED [●] 2026) WITHOUT THE PRIOR WRITTEN CONSENT OF INTUITIVE MACHINES, INC.” Additionally, the legend on any IM Inc. Shares shall be removed if the Lock-Up Period has expired and (i) such shares are sold pursuant to an effective registration statement, (ii) a registration statement covering the resale of such shares is effective under the Securities Act, (iii) if such shares may be sold by the holder thereof free of restrictions pursuant to Rule 144(b) under the Securities Act or (iv) such shares are being sold, assigned or otherwise transferred pursuant to Rule 144 under the Securities Act. IM Inc. and the Buyer shall cooperate with the applicable holder of the IM Inc. Shares to effect removal of the legend on such shares pursuant to this clause 20.3 as soon as reasonably practicable after delivery of notice from such holder that the conditions to removal are satisfied. IM Inc. and the Buyer shall bear all direct costs and expenses associated with the removal of a legend pursuant to this clause 20.3. 20.4 IM Inc. is hereby authorised to deliver stop-transfer instructions to its transfer agent and registrar in respect of the IM Inc. Shares during the Lock-Up Period and for so long as any applicable securities- law restriction on transfer remains in force. 20.5 The Seller shall, at or prior to Completion, execute and deliver to IM Inc. a Lock-Up Agreement in the form to be agreed. 20.6 For the avoidance of doubt, the filing, effectiveness, or availability for use of any Resale Registration Materials shall not waive, amend, terminate, suspend, shorten, or otherwise release the Lock-Up Period or any other restriction on transfer or sale set out in this Agreement, in any Lock-Up Agreement, Lock-Up Joinder, Securities Law Certificate, or Registration Rights Joinder, or under applicable securities laws. 20.7 Without limiting the foregoing, the Seller acknowledges, and shall cause each Selling Stockholder to acknowledge, that the IM Inc. Shares (whether represented by certificate or held in book-entry form, including any positions held through the facilities of DTC) may bear, or be subject to a notation in substantially the form of, the following additional legends or restrictions, in addition to any legend set out elsewhere in this clause 20: a Regulation S legend, to the extent applicable, stating that the relevant IM Inc. Shares were transferred in a transaction intended to be exempt from registration

34 under the Securities Act pursuant to Regulation S and may not be offered, sold, pledged, or otherwise transferred within the United States or to, or for the account or benefit of, a U.S. Person (as defined in Regulation S) except pursuant to an effective registration statement under the Securities Act or an available exemption from registration. 21 SECURITIES LAW REPRESENTATIVE, COVENANTS AND INDEMNITIES 21.1 The representations, warranties, covenants, undertakings, and indemnities set out in this clause 21 are given by the Seller, and shall be procured by the Seller from each Selling Stockholder, directly and in favour of IM Inc. and the Buyer. They (a) are not qualified by, or subject to, the Disclosure Letter; (b) are not subject to Schedule 6 (Seller’s Protection) or any other limitation on liability, threshold, basket, de minimis amount, cap, time limit, or other limitation set out in this Agreement; (c) are not covered by, and are not subject to, the W&I Policy or any other warranty and indemnity insurance arrangement; (d) survive Completion and the termination of this Agreement indefinitely (or for the longest period permitted by applicable law); and (e) are enforceable directly by IM Inc. and the Buyer and by each Indemnified Person against the Seller and the relevant Selling Stockholder. 21.2 The Seller is acquiring the Consideration Shares for its own account or for onward distribution to the Selling Stockholders strictly in compliance with clause 6.5, and not with a view to, or for sale in connection with, any distribution of the Consideration Shares in violation of the Securities Act or any other applicable securities law. 21.3 The Seller is not, and (unless fully disclosed in writing to, and approved in writing by, IM Inc. before any relevant distribution under clause 6.5) no Selling Stockholder is, a U.S. Person (as defined in Regulation S under the Securities Act), and neither the Seller nor any Selling Stockholder is acquiring the Consideration Shares for the account or benefit of any U.S. Person. No transfer of any IM Inc. Shares to a U.S. Person, or for the account or benefit of a U.S. Person, shall be made pursuant to clause 6.5 unless: (a) IM Inc. has consented in writing to such transfer; (b) IM Inc.’s counsel is satisfied that a valid exemption from registration under the Securities Act is available; and (c) the transferee has executed all documents required under clause 6.5. 21.4 The Seller shall, and shall procure that each Selling Stockholder shall, comply in all respects with Regulation S, Rule 144, Section 4(a)(1), Section 4(a)(2), or such other exemption from registration under the Securities Act on which the Seller or such Selling Stockholder purports to rely, including all applicable conditions to availability of such exemption and any conditions that IM Inc. or IM Inc.’s counsel may identify in writing as necessary or appropriate. The foregoing is without prejudice to any sale of Registrable Securities by a Selling Stockholder pursuant to effective or otherwise available Resale Registration Materials in accordance with this Agreement (including the plan of distribution set out therein, the prospectus delivery requirements and any Suspension Period, blackout, or other restriction notified by IM Inc. or imposed by applicable law). 21.5 Neither the Seller, nor any Selling Stockholder, nor any person acting on behalf of the Seller or any Selling Stockholder, has engaged or will engage in any “directed selling efforts” (within the meaning of Regulation S under the Securities Act) in respect of the IM Inc. Shares, and no offer or sale of the IM Inc. Shares has been or will be made by means of any general solicitation or general advertising within the meaning of Regulation D under the Securities Act in violation of the Securities Act. 21.6 No hedging transaction, swap, derivative, short sale, option, or similar arrangement involving the IM Inc. Shares has been, is being, or will be entered into by the Seller, any Selling Stockholder, or any of their respective affiliates or representatives in violation of the Securities Act, the Exchange Act, Regulation M, applicable insider-trading laws, or the Lock-Up Period. 21.7 Neither the Seller nor any Selling Stockholder (a) is a broker-dealer or an affiliate (within the meaning of Rule 144 under the Securities Act) of a broker-dealer; (b) is an “affiliate” (within the meaning of Rule 144 under the Securities Act) of IM Inc.; (c) is a statutory underwriter, or has agreed or arranged to act as a statutory underwriter or conduit, in respect of any distribution of the IM Inc. Shares by IM Inc.; or (d) is otherwise acting as a conduit for IM Inc. in connection with any distribution of the IM Inc. Shares, except, in each case, as has been fully disclosed in writing to, and accepted in writing by, IM Inc. 21.8 Other than as expressly contemplated by this Agreement and the Resale Registration Materials, neither the Seller nor any Selling Stockholder has entered into, or is bound by, any arrangement, agreement, plan, contract, understanding, or commitment (whether written or oral, formal or informal, binding or non-binding) with any person regarding the offer, sale, distribution, pledge, transfer, or other disposition of any of the IM Inc. Shares.

35 21.9 All information furnished, or caused to be furnished, by the Seller or any Selling Stockholder to IM Inc., the Buyer, IM Inc.’s counsel, the transfer agent, or any other person in connection with the Resale Registration Materials, any Selling Stockholder Questionnaire, any Securities Law Certificate, any Registration Rights Joinder, any Lock-Up Agreement or Lock-Up Joinder, any Selling Stockholder Indemnity, or otherwise in connection with the matters contemplated by clauses 6.4, 6.5, 19, 20, and this clause 21, is, and at each relevant filing, supplement, amendment, or use will be, true, complete, accurate, and not misleading in all respects, and does not, and will not, contain any untrue statement of a material fact or omit to state any material fact required to make the statements therein not misleading. The Seller shall, and shall procure that each Selling Stockholder shall, promptly notify IM Inc. in writing of any change in, or any inaccuracy in, or any need to update or supplement, any such information, and shall cooperate with IM Inc. in respect of any corrective, supplemental, or updating action that IM Inc. determines to take. 21.10 The Seller shall, and shall procure that each Selling Stockholder shall, comply in all respects with Regulation M under the Exchange Act, all applicable insider-trading laws, the Lock-Up Period, any Suspension Period, and all transfer restrictions, stop-transfer instructions, and related requirements applicable to the IM Inc. Shares. 21.11 The Seller shall indemnify and hold harmless each Indemnified Person on demand from and against any and all Losses arising out of, in connection with, or based upon any breach or alleged breach of any representation, warranty, covenant, undertaking, or indemnity given by the Seller or any Selling Stockholder in this clause 21. None of the limitations, caps, baskets, thresholds, de minimis amounts, time limits, or other restrictions set out in Schedule 6, the Disclosure Letter, or elsewhere in this Agreement shall apply to the foregoing indemnity. 21.12 The Seller shall procure that each Selling Stockholder executes and delivers, at or before the time it becomes a Selling Stockholder, a Selling Stockholder Indemnity in the form to be agreed, providing, directly to IM Inc., the Buyer, and the other Indemnified Persons, an indemnity on terms substantially equivalent to those set out in this clause 21 in respect of such Selling Stockholder’s own breaches. 21.13 The Seller acknowledges, and shall procure that each Selling Stockholder acknowledges, that damages alone may not be an adequate remedy for any breach or threatened breach of this clause 21, clause 19, or clause 20, and that IM Inc., the Buyer, and the other Indemnified Persons shall be entitled to seek injunctive relief, specific performance, and other equitable remedies, in addition to any other remedy available at law or in equity. Notwithstanding clause 38 (Governing Law and Jurisdiction), IM Inc., the Buyer and each other Indemnified Person shall be entitled to seek any injunctive, specific-performance, equitable, transfer-agent, stop-transfer, securities-law-compliance or related interim, provisional or other relief in respect of any actual or threatened breach of clause 21, clause 19, or clause 20, or of any Lock-Up Agreement, Lock-Up Joinder, Registration Rights Joinder, Securities Law Certificate, Selling Stockholder Indemnity, transfer-agent instruction letter or related restriction, in any court of competent jurisdiction in the State of Delaware and the U.S. District Courts sitting therein), and the Seller shall, and shall procure that each Selling Stockholder shall, irrevocably submit to the jurisdiction of any such court for these purposes. 22 RESTRICTIVE COVENANTS 22.1 The Seller undertakes to the Buyer that it shall and shall procure that each of its Connected Persons shall, comply fully with the provisions of Schedule 8 (Restrictive Covenants). 22.2 The Seller confirms and acknowledges that it has received legal advice as to the meaning and effect of the restrictions contained in Schedule 8 (Restrictive Covenants) and is entering into this Agreement with the benefit of that advice. 22.3 The Seller acknowledges that it considers that each of the restrictions contained in Schedule 8 (Restrictive Covenants) are reasonable and are necessary for the protection of the goodwill, know how, technical and confidential information of each Target Company but if any such restriction shall be void or voidable but would be valid and enforceable if some part or parts of it were deleted, such restriction shall apply with such modification as may be necessary to make it valid and enforceable. 22.4 Without prejudice to any other rights or remedies that the Buyer may have, the Seller acknowledges and agrees that damages alone may not be an adequate remedy for any breach of the terms of this clause 22 by the Seller. Accordingly, the Buyer shall be entitled, subject to applicable Laws, to apply for the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of this clause 19.

36 23 SERVICE OF NOTICES 23.1 Any notice or other communication to be given or served under or in connection with this Agreement shall be in writing and must be: (a) delivered by hand or courier; (b) sent by ordinary first class (or airmail in the case of notices to or from any country outside the United Kingdom), special delivery or recorded delivery post (in each case, pre-paid); or (c) sent by email, to the Party due to receive the notice at the following addresses: (i) to the Seller at its registered office from time to time marked for the attention of Kenn Herskind, with a copy (which shall not constitute notice) to the Seller's Solicitors marked for the attention of Adam McGiveron and Emma Bryant and by email to Adam.McGiveron@penningtonslaw.com and Emma.Bryant@penningtonslaw.com; (ii) in the case of the Buyer, at its registered office from time to time marked for the attention of General Counsel of Intuitive Machines, Inc. and by email to ajones@intuitivemachines.com with a copy to the Buyer's Solicitors (which shall not constitute notice) marked for the attention of Mike Young and by email to MYoung@ReedSmith.com (iii) in the case of IM Inc., to its registered office at 13467 Columbia Shuttle Street, Houston, TX 77059, marked for the attention of General Counsel, Intuitive Machines, Inc. and by email to ajones@intuitivemachines.com, with a copy to IM Inc.’s U.S. securities counsel, Reed Smith LLP, at 599 Lexington Avenue, New York, NY 10022, marked for the attention of Lynwood Reinhardt and by email to LReinhardt@ReedSmith.com (which copy shall not constitute notice), in each case in respect of any matter arising under clauses 6.4, 6.5, 19, 20 or 21, any Resale Registration Materials, any Lock-Up Agreement, Lock-Up Joinder, Registration Rights Joinder, Securities Law Certificate, Selling Stockholder Indemnity or transfer-agent instruction letter, any suspension or blackout notice, any expense reimbursement claim, any indemnity claim under clause Error! Reference source not found. or clause 21, or any other matter relating to the IM Inc. Shares, or at such other address or email address as may previously by notice given in accordance with this clause have been specified by that Party. 23.2 A notice is deemed to be given or served: (a) if delivered by hand or by courier, at the time it is left at the address; (b) if sent by pre-paid post (whether ordinary first class, special delivery or recorded delivery), on the second Business Day after posting; (c) if sent by airmail on the fifth Business Day after posting; and (d) if sent by email, at the time it was sent (subject to no notice of non-delivery being received by the sender). 23.3 In the case of a notice delivered by hand or courier or sent by email, where this occurs after 5:30 p.m. on a Business Day, or on a day which is not a Business Day, the date of service shall be deemed to be the next Business Day. 24 CONFIDENTIALITY 24.1 The Seller undertakes to the Buyer that it shall, and shall procure that each of its Connected Persons shall: (a) keep confidential the terms of this Agreement and all confidential information or trade secrets in its possession concerning the business, affairs, customers, clients or suppliers of any Target Company, the Buyer and any other member of the Buyer Group provided to it by or on behalf

37 of such other Party in connection with this Agreement or in the performance of their employment or engagement with a Target Company; (b) not disclose any of the information referred to in clause 24.1(a) in whole or in part to any person except as expressly permitted by this clause 24; and (c) not make any use of any of the information referred in clause 24.1(a), other than to the extent necessary for the purpose of exercising or performing its rights and obligations under this Agreement. 24.2 The Buyer undertakes to the Seller that it shall: (a) keep confidential the terms of this Agreement and all confidential information or trade secrets in its possession concerning the business, affairs, customers, clients or suppliers of any of the Seller provided to it by or on behalf of such other Party in connection with this Agreement; (b) not disclose any of the information referred to in clause 24.2(a) in whole or in part to any person, except as expressly permitted by this clause 24; and (c) not make any use of any of the information referred to in clause 24.2(a), other than to the extent necessary for the purpose of exercising or performing its rights and obligations under this Agreement and any of the other Transaction Documents. 24.3 Notwithstanding any other provision of this Agreement, nothing in this Agreement shall be construed as imposing on the Buyer an obligation to keep confidential, or restrict the Buyer's or any other member of the Buyer Group's use after Completion, of any information relating to any Target Company. 24.4 Notwithstanding any other provision of this Agreement, no Party shall be obliged to keep confidential or to restrict such Party's use of any information that: (a) is or becomes generally available to the public (other than as a result of its disclosure by the receiving Party or any person to whom it has disclosed the information in accordance with clause 24.5(a) in breach of this Agreement); or (b) was, is, or becomes available to the receiving Party on a non-confidential basis from a person who is not bound by a confidentiality agreement with the disclosing party or otherwise prohibited from disclosing the information and where such person has not received the information as a direct or indirect result of a breach of any confidentiality obligations in this clause 24. 24.5 Each Party may disclose any information that it is otherwise required to keep confidential under this clause 24: (a) to those of such Party's employees, officers, consultants, representatives or advisers (or those of any member of the Buyer Group) who need to know such information to enable them to advise on this Agreement, or to facilitate the Transaction, provided that the Party making the disclosure informs the recipient of the confidential nature of the information before disclosure and procures that each recipient shall, in relation to any such information disclosed to him or it (as the case may be), comply with the obligations set out in this clause 24 as if they were that Party. The Party making a disclosure under this clause 24.5(a) shall, at all times, be liable for the failure of such Party's recipients to comply with the obligations set out in this clause 24; or (b) in the case of the Buyer only, to a proposed transferee of the Shares (or any of them or any shares in any Target Company or the business of any Target Company) for the purpose of enabling the proposed transferee to evaluate the proposed transfer; or (c) in the case of the Buyer only, to any member of the Buyer’s Group or to any investor or potential investor in the Buyer’s Group and their respective advisers, employees, officers or representatives; or (d) in the case of the Buyer (and any other member of the Buyer Group) only, to any provider of finance or potential provider of finance or any potential co-investor in any Target Company or its business or to any insurer or potential insurer or insurance broker of the Buyer or of any

38 Target Company and their respective advisers, employees, officers, representatives or consultants; or (e) with the prior consent in writing of, in the case of the Buyer, the Seller and, in the case of the Seller, the Buyer; or (f) to confirm that the Transaction has taken place, or the date of the Transaction (but without otherwise revealing any other terms of the Transaction or making any other announcement unless such announcement is agreed in accordance with clause 25 (Announcements)); or (g) to the extent that the disclosure is required or requested by any Tax Authority or is required to make any filing with, or obtain any authorisation from, any Tax Authority; (h) to the extent that the disclosure is required: (i) by the Laws of any jurisdiction to which that Party is subject; or (ii) by an order of any Competent Authority; or (iii) to make any filing with, or obtain any authorisation from, a Competent Authority; or (iv) to protect that Party's interest in any legal proceedings, provided that in each case (and to the extent it is legally permitted to do so) the Party making the disclosure gives the other Party as much notice of such disclosure as possible and, where notice of disclosure is not prohibited and is given in accordance with this clause 24, such Party takes into account (so far as is reasonably practicable) the reasonable requests of the other Party in relation to the content of such disclosure. 24.6 Without prejudice to any other rights or remedies that a Party may have, each of the Parties acknowledges and agrees that damages alone would not be an adequate remedy for any breach of the terms of this clause 24 by the other Parties. Accordingly, the non-breaching Party shall be entitled to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of this clause 24. 25 ANNOUNCEMENTS Save as provided in clause 24 (Confidentiality), no announcement of the sale and purchase of the Shares under this Agreement shall be made by any Party without the consent of, in the case of the Buyer the Seller and in the case of the Seller, the Buyer, except in the agreed form. 26 COSTS Except as otherwise provided in this Agreement, the Parties shall pay their own costs and expenses in connection with and incidental to this Agreement. 27 CURRENCY CONVERSION Any payment to be made under this Agreement shall, unless otherwise specified to the contrary or agreed in advance by the payee, be paid in Pounds Sterling and to the extent necessary any other currency shall be converted into Pounds Sterling at the Conversion Rate prevailing on the day immediately preceding the date on which payment is due or, where the payment is to be made in respect of any claim for any breach of this Agreement, at the Conversion Rate prevailing on the date on which the relevant parties agree that the payment is to be made or on the relevant judgment date. 28 GROSSING UP 28.1 All sums payable under this Agreement shall be paid without deduction or withholding, except as may be required by Law. Subject to clause 33.1 below, if any deduction or withholding is required by Law to be made from any sums payable by the Seller, the Seller shall pay such sum as will, after such deduction or withholding, leave the recipient with the same amount to which it would have been entitled in the absence of the requirement to make a deduction or withholding. Since the Seller will be supplying IRS Form W-8BEN-E, which will claim exemption from US withholding tax under the US-UK Income Tax Treaty for withholding tax on interest, the Buyer does not anticipate withholding tax. Nonetheless, if the Buyer may intend to withhold tax, the Buyer will give the Seller five days

39 advance notice and permit the Seller to supply any needed forms or documents that may reduce or eliminate such withholding tax. 28.2 Subject to clause 33.1 below, if any sum payable by the Seller under this Agreement is subject to Tax in the hands of the recipient or would have been subject to such Tax but for any Relief available to the recipient, the Seller shall pay on demand to the recipient such additional amount as will, after such Tax and any Tax paid on the additional amount, leave the recipient with the amount which it would have received if that sum had not been subject to Tax (and assuming no Relief were available). 29 ENTIRE AGREEMENT 29.1 This Agreement together with the other Transaction Documents constitutes the entire agreement between the Parties relating to the subject matter of this Agreement and supersedes and extinguishes any prior drafts, agreements, undertakings, representations, warranties and arrangements of any nature whatsoever, whether or not in writing, between the Parties in relation to the subject matter of this Agreement. 29.2 Each of the Parties acknowledges and agrees that it has not entered into this Agreement in reliance on any statement or representation of any person (whether a Party or not) other than as expressly incorporated in this Agreement or another Transaction Document. 29.3 Nothing contained in this Agreement shall be read or construed as excluding any liability or remedy as a result of fraud. 29.4 Without limiting the generality of the foregoing, each of the Parties irrevocably and unconditionally waives any right or remedy it may have to claim damages and/or rescind this Agreement by reason of any misrepresentation (other than a fraudulent misrepresentation) having been made to it by any person (whether a Party or not) and upon which it has relied in entering into this Agreement. 30 WAIVER 30.1 The exercise, or partial exercise, of or any delay or omission in exercising any right conferred by this Agreement on any Party shall not constitute a waiver of that or any other right or remedy available to that Party nor, subject to the time limits for making claims set out in Schedule 6 (Seller's Protection), affect the right to exercise that right or remedy at a later time and the rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by Law. 30.2 Any waiver of any term or condition of this Agreement, any breach of any term or condition of this Agreement or any right or remedy arising under this Agreement or at law must be in writing and signed by the person granting the waiver. 31 EFFECT OF COMPLETION The Warranties, and all other provisions of this Agreement insofar as they have not been performed at Completion, shall not be extinguished or affected by and shall remain in full force and effect notwithstanding Completion. 32 THIRD PARTY RIGHTS 32.1 No term of this Agreement shall be enforceable under the Contracts (Rights of Third Parties) Act 1999 or otherwise by any person who is not a Party, except: (a) IM Inc., the Buyer and each other Indemnified Person, each of whom shall be entitled directly to enforce, and to claim the benefit of, any right, remedy, indemnity, expense reimbursement, covenant, undertaking, representation, warranty, transfer restriction, stop-transfer instruction, equitable remedy or other provision of this Agreement expressed or intended to operate in its favour (including, without limitation, clauses 6.4, 6.5, 19, 20, 21, , 26 and 37(insofar as relating to the Carved-Out Securities Matters or any matter arising under any of the foregoing clauses), Schedule 6 (in respect of the Carved-Out Securities Matters), and any Lock-Up Agreement, Lock-Up Joinder, Registration Rights Joinder, Securities Law Certificate, Selling Stockholder Indemnity or transfer-agent instruction letter delivered to IM Inc. or the Buyer); (b) any other member of the Buyer Group upon which this Agreement expressly confers a right or a benefit;

40 (c) any person having rights under clause 13.8 (Warranties); and (d) to the extent, if any, that any other provision of this Agreement otherwise expressly confers a benefit on another person. 32.2 Notwithstanding that any term of this Agreement may be or become enforceable by a person who is not a party to it, the terms of this Agreement or any of them may be varied, amended or modified or this Agreement may be suspended, cancelled or terminated without the consent of such person. 32.3 The Buyer shall have the right to enforce the benefit of this Agreement on behalf of each other member of the Buyer Group and any person referred to in clause 13.8 (Warranties). 33 ASSIGNMENT 33.1 This Agreement is personal to the Parties and accordingly no Party may assign or grant any Encumbrance over any of its rights under this Agreement except that the Buyer may assign in whole or in part the benefit of this Agreement to: (a) any member of the Buyer Group (provided that if such assignee ceases to be a member of the Buyer Group the benefit of this Agreement shall be deemed automatically by that fact to have been re-transferred to the Buyer immediately before the assignee ceases to be a member of the Buyer Group); or (b) any financial institution by way of security for the borrowings of the Buyer Group, and any such assignee may enforce any right or benefit assigned to it as if it had been named as the Buyer in this Agreement, and may recover as if it had acquired the Shares for the consideration and on the other terms of this Agreement and had sustained all diminutions of value, losses and expenses in consequence of such acquisition as would have been sustained by the Buyer and any subsequent holder of the Shares, including itself, as if they were all one entity which had kept the ownership of the Shares throughout provided that the liability of any Party to any such assignee (including, for the avoidance of doubt, any liability of the Seller under clauses 28.1 and 28.2 above) shall not be greater than it would have been to the Buyer had such an assignment not taken place, and all the rights, benefits and protections afforded to a Party shall continue to apply to the benefit of that Party as against the assignee as they would have applied as against the assignor. Any purported assignment or the purported grant of any Encumbrance in contravention of this clause shall be ineffective. 34 VARIATION Any variation of this Agreement is valid only if it is in writing and signed by or on behalf of each Party. 35 SEVERANCE If any provision of this Agreement is held by a Competent Authority to be invalid or unenforceable in whole or in part, this Agreement shall continue to be valid as to its other provisions and the remainder of the affected provision. 36 FURTHER ASSURANCE The Seller shall, from time to time and at all times after the Completion Date at its own cost and expense upon request by the Buyer, do all such acts and execute all such documents as the Buyer may reasonably require for the purposes of vesting the full legal and beneficial ownership of the Shares in the Buyer (or such person as it shall direct). 37 COUNTERPARTS 37.1 This Agreement may be executed and delivered in any number of counterparts, each of which shall constitute an original, and all the counterparts shall together constitute one and the same agreement. 37.2 Delivery of a counterpart may be effected in hard copy or in electronic form (by email or other electronic means).

41 38 GOVERNING LAW AND JURISDICTION 38.1 This Agreement and any dispute or claim (whether contractual or otherwise) arising out of or in connection with it or its subject matter shall be governed by and construed in accordance with the law of England and Wales. 38.2 The Parties irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this Agreement. 38.3 Each Party irrevocably waives any objection it might have to the courts of England and Wales being nominated as the forum to hear and decide any proceedings brought before it and to settle any dispute which may arise out of or in any way in connection with this Agreement and agrees not to claim that the courts of England and Wales are not a convenient or appropriate forum for these purposes. 38.4 Notwithstanding the foregoing sub-clauses of this clause 38, IM Inc., the Buyer and each other Indemnified Person shall be entitled to seek any injunctive, specific-performance, equitable, transfer- restriction, stop-transfer, transfer-agent, DTC-related, securities-law-compliance, lock-up- enforcement or related interim, provisional or other relief in respect of any actual or threatened breach by the Seller or any Selling Stockholder of clauses 6.4, 6.5, 19, 20 or 21, or of any Lock-Up Agreement, Lock-Up Joinder, Registration Rights Joinder, Securities Law Certificate, Selling Stockholder Indemnity, transfer-agent instruction letter or other restriction relating to the IM Inc. Shares or U.S. securities-law compliance, in any court of competent jurisdiction in the State of Delaware and the U.S. District Courts sitting therein). Nothing in this clause 38.4 limits the exclusive jurisdiction of the courts of England and Wales over any dispute arising out of, or in connection with, this Agreement other than for the purpose of obtaining the relief described in this clause 38.4. IN WITNESS of which this Agreement has been executed as a deed and delivered by the Parties on the date appearing on the first page.

Docusign Envelope ID: 1B365FDC-D64E-8A12-80C5-39CEB83D1839

SCHEDULE 1
THE TARGET COMPANIES

PART 1
THE UK TARGET

1	Name	:	Goonhilly Earth Station Limited
2	Registered number	:	06896077
3	Registered office	:	Goonhilly Satellite Earth Station, Goonhilly Downs, Helston, Cornwall, TR12 6LQ
4	Date and place of incorporation	:	Registered in England and Wales on 5 May 2009
5	Issued share capital	:	£34,262.20 divided into 70,625 A ordinary shares of £0.01 each, 16,875 B ordinary shares of £0.01 each, 47,069 C ordinary shares of £0.01 each and 3,291,651 D ordinary shares of £0.01 each
6	Registered and beneficial shareholders	:	Goonhilly Holdings Limited
7	Directors	:	Remko Peter Bijtjes Andrew Damian Robert Binding Matthew Cosby Kenn Herskind Jorgensen David Laurence Keighley Piran James Trezise
8	Secretary	:	Kenn Herskind Jorgensen
9	Auditors	:	Bishop Fleming LLP
10	Accounting reference date	:	31 May

42

43 PART 2 THE US TARGET 1 Name : Goonhilly Inc. 2 Registered number : 7322287 3 Primary office : 2120 River Road, Southbury, CT 06488 4 Registered Agent : The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 5 Date and place of incorporation : Incorporated in Delaware on 28 February 2023 6 Issued share capital : 1,000 of common stock, par value $0.001 per share 7 Registered and beneficial shareholder : Goonhilly Holdings USA Inc. 8 Director : Christopher Faletra 9 President/CEO : Christopher Faletra 10 Auditors : Bishop Fleming LLP 11 Accounting reference date : 31 May

44 SCHEDULE 2 REAL PROPERTY UK Properties 1. Land and buildings at Goonhilly Earth Station, Goonhilly Downs, Helston, Cornwall TR12 6LQ comprising the lease dated 21 January 2014 made between British Telecommunications plc (1) and Goonhilly Earth Station Limited (2) and which is registered at HM Land Registry under title number CL304866 on 24 October 2024 as at 16:12:32. 2. Rooms G007, G008, G009 and G010 Building A1, Codey Technology Park, Ively Road, Farnborough, Hampshire GU14 0LX comprising the lease dated 19 February 2025 made between (1) Phoenix Core Propco Limited and (2) the UK Target. US Properties California Site – 7600 Pine Grove Road, Santa Paula, CA 93060 All land, improvements and buildings (together with such easements, rights, interests and appurtenances related to the foregoing) conveyed to Goonhilly Holdings USA Inc. pursuant to that Grant Deed dated October 25, 2023 and recorded on November 7, 2023 as Document Number 2023000073719 in the Public Records of Ventura County, California and described as follows:

45

46 AND All rights under that certain License Agreement dated May 14, 1974 between the County of Ventura and COMSAT General Corporation

47 Connecticut Site - 2120 River Road, Southbury, CT 06488 All land, improvements and buildings (together with such easements, rights, interests and appurtenances related to the foregoing) conveyed to Goonhilly Holdings USA Inc. pursuant to that Special Warranty Deed dated October 25, 2023 and recorded on November 2, 2023 as Instrument Number 2023-2990 in Book 764, Page 28 of the Land Records of the Town of Southbury, Connecticut and described as follows:

48 SCHEDULE 3 EXCHANGE AND COMPLETION OBLIGATIONS PART 1 SELLER'S OBLIGATIONS ON EXCHANGE 1 The Seller shall deliver to the Buyer to the Buyer's reasonable satisfaction 1.1 the Disclosure Letter duly executed by the Seller; and 1.2 a copy of the minutes of the board of directors of the Seller approving this Agreement, the Disclosure Letter, and any other documents to be entered into and/or delivered by the Seller on executing this Agreement or on Completion and the authorisation of the execution of such documents by the person or persons executing them on behalf of the Seller. 2 The Seller may deliver the items specified in paragraph 1 of Part 1 of this Schedule 3 to the Buyer's Solicitors, whose receipt shall be a sufficient discharge to the Seller and the Seller shall have no duty to see that any items delivered to the Buyer's Solicitors is applied in any particular way. PART 2 BUYER'S OBLIGATIONS ON EXCHANGE 1 The Buyer shall deliver to the Seller: 1.1 the Disclosure Letter duly executed by the Buyer; 1.2 evidence that the W&I Policy has been incepted together with a copy of the W&I Policy Extract; and 1.3 a copy of the minutes of the board of directors of the Buyer approving this Agreement, the Disclosure Letter, and any other documents to be entered into and/or delivered by the Buyer on executing this Agreement or on Completion and the authorisation of the execution of such documents by the person or persons executing them on behalf of the Buyer. 2 The Buyer may deliver the items specified in paragraph 1 of Part 2 of this Schedule 3 to the Seller's Solicitors, whose receipt shall be a sufficient discharge to the Buyer and the Buyer shall have no duty to see that any items delivered to the Seller's Solicitors is applied in any particular way. PART 3 SELLER'S OBLIGATIONS ON COMPLETION 1 The Seller shall procure that a board meeting of the UK Target is held at which resolutions are passed to do all of the following: 1.1 approve the following appointments and resignations with respect to the UK Target: (a) Kenn Herskind Jorgensen, Andrew Binding and Remko Bijtjes resign as directors; (b) such persons as is nominated in writing by the Buyer to the Seller by no later than five Business Days prior to Completion are appointed as directors; (c) Kenn Herskind Jorgensen resigns as company secretary; (d) such person as is nominated in writing by the Buyer to the Seller by no later than five Business Days prior to Completion is appointed as company secretary;

49 1.2 with respect to the operation of each bank account of the UK Target such changes are made to the mandates as the Buyer may require; 1.3 the registration of the Buyer or its nominee as the holder of the UK Target Shares is approved (subject only to properly stamped transfers being lodged for registration); 1.1 such change is made to the UK Target's accounting reference date as the Buyer may require; and 1.2 such change is made to the UK Target 's registered office as the Buyer may require. 2 The Seller shall procure that all monies owing at Completion (other than the UK Target Estimated Intra Company Debt) to, or by, the UK Target by, or to the Seller or any Connected Person of the Seller or any of Ian Martin Jones (save in respect of the CEO Claim), Peter Kendal Hargreaves, Rosemary Jane Hargreaves or Michelmores Trust Corporation Limited is repaid in full. 3 The Seller shall deliver to the Buyer to the Buyer's reasonable satisfaction: 3.1 the US Agreement, duly executed by the parties to it other than the Buyer; 3.2 transfers of the UK Target Shares in agreed form duly executed by the registered holder(s) in favour of the Buyer (or such other person as it may nominate); 3.3 the certificates for the UK Target Shares or an indemnity in agreed form for any lost certificates; 3.4 to the extent in the possession or control of the Seller or the UK Target, the certificate of incorporation, any certificates of incorporation on change of name and common seal (if any) of each Target Company; 3.5 the statutory books (including minute books) of the UK Target duly written up to the time of Completion; 3.6 a copy of signed minutes in the form to be agreed recording the implementation of the matters specified in paragraph 1 of this Schedule 3 and authorising the execution of all documents to be entered into by the UK Target under this Agreement and the performance by it of its obligations under this Agreement; 3.7 in relation to the UK Target, its security code and authentication code with the Registrar of Companies to allow for filing of documents via the internet (Web Filing); 3.8 any power of attorney under which any document to be delivered under this Schedule has been executed; 3.9 in the case of every director or secretary of the UK Target Company resigning in accordance with paragraph 1.1 of this Part 3, a copy of his written resignation and an acknowledgement by deed in the form to be agreed that he has no claim against the UK Target for compensation for loss of office or for the termination of his employment or otherwise; 3.10 a letter in the form to be agreed duly executed by the Seller confirming that it has ceased to be a registrable person for the purposes of section 790C of the Companies Act 2006; 3.11 a copy of the Leases relating to the UK Property; 3.12 a certificate from the relevant bank showing the balance standing to the credit or debit of each bank account maintained by the UK Target at the close of business on the last Business Day before Completion;

50 3.13 all cheque books and all registration and access details (including usernames and passwords) in current use in respect of all bank accounts maintained by the UK Target; 3.14 all registration and access details (including usernames and passwords) in respect of the IT Systems and any other digital assets, services and systems used by the UK Target or in the operation of the business of the UK Target (including domain names, social media accounts, mobile applications, Google or other web analytics accounts and adsales systems) together with any other information providing administrative control over any such assets, services and systems; 3.15 such evidence as the Buyer may reasonably require to show the release (where applicable) of all guarantees or other security given by the UK Target in respect of the liabilities or obligations of the Seller or any Connected Person of the Seller, or of any other person; 3.16 such evidence as the Buyer may reasonably request to show that all such repayments as are referred to at paragraph 2 have been made and that there are no outstanding or continuing arrangements between such parties; 3.17 an acknowledgement by deed in the form to be agreed that the Seller nor any Connected Person of the Seller (excluding Ian Jones) nor any of Peter Kendal Hargreaves, Rosemary Jane Hargreaves or Michelmores Trust Corporation Limited has any claim against any Target Company and that there is no agreement or arrangement under which any the UK Target has any actual, contingent or prospective obligation to any such person; 3.18 a properly completed (i) IRS Form W-9 from GHUI certifying that it is not subject to US federal backup withholding taxes, and (ii) IRS Form W-8BEN-E from the Seller, in each case, duly executed and dated as of or prior to the Completion Date (but no more than 15 days prior to the Completion Date); 3.19 such evidence, in substance satisfactory to the Buyer, of the proper filing of the Disregarded Entity Election, including true, correct, and complete copies of the filed Disregarded Entity Election; 3.20 the UK Target Deed of Release and the Seller Deed of Release duly executed by the parties thereto, together with duly executed form MR04s and form DS1 in respect of same; 3.21 a shareholders’ resolution of the Seller approving the change of its name to a name which does not include ‘Goonhilly’; 3.22 to the extent not already delivered, the documents in relation to the US Reorganisation as set out in clause 3.1(c) duly executed; 3.23 the Hydrogen Lease, duly executed by the Seller together with (to the extent needed) the consent of British Telecommunications plc pursuant to entry 3 of the Proprietorship Register of title CL304866; 3.24 evidence that any outstanding balance due to United Rentals Inc. in relation to the US Target’s financing of a “2013 Skyjack SJ6AJ Boom” has been repaid prior to Completion; 3.25 in relation to paragraph 3.24, evidence that any UCC filings against the US Target related to the United Rentals Inc. arrangement is terminated; 3.26 evidence that all insurance policies under which the UK Target and the US Target are insured as at the date of this Agreement will have been renewed for a further 12 month term; 3.27 duly executed retention agreement in the form to be agreed between the US Target and Chris Faletra; 3.28 copy of an IP Assignment Agreement executed by Eric Khentingan;

Docusign Envelope ID: 1B365FDC-D64E-8A12-80C5-39CEB83D1839

3.29 a duly executed Lock-Up Agreement of the Seller in the form to be agreed;

3.30 a duly executed Registration Rights Joinder of the Seller in the form to be agreed;

3.31 a duly executed Securities Law Certificate of the Seller in the form to be agreed;

3.32 a duly executed Selling Stockholder Indemnity of the Seller in the form to be agreed (and, in respect of any initial Selling Stockholders proposed at or before Completion, a duly executed Selling Stockholder Indemnity from each such initial Selling Stockholder in the form to be agreed);

3.33 a completed Selling Stockholder Questionnaire of the Seller (and, in respect of any initial Selling Stockholders proposed at or before Completion, a completed Selling Stockholder Questionnaire from each such initial Selling Stockholder);

3.34 an initial list of any proposed Selling Stockholders, identifying each by name, jurisdiction of residence or organisation, address and contact information, and identifying the number of IM Inc. Shares proposed to be transferred to each;

3.35 duly executed Lock-Up Joinders of each such initial Selling Stockholder in the form to be agreed;

3.36 such tax forms (including IRS Forms W-9 and W-8 (as applicable), Form 6166 (where requested) and any CRS forms reasonably required by IM Inc.) of the Seller and each such initial Selling Stockholder;

3.37 beneficial ownership information of the Seller and each such initial Selling Stockholder, in the form and detail reasonably required by IM Inc. or IM Inc.'s counsel;

3.38 such additional evidence, opinions, certificates, representations and supporting documentation as IM Inc. or IM Inc.'s counsel may reasonably require in connection with any analysis of the availability of any exemption from registration under the Securities Act in respect of the transfer of the Consideration Shares to the Seller and any onward distribution under clause 6.5;

3.39 duly executed retention agreement in the form to be agreed between the UK Target and each of Kenn Herskind, Remko Bijtjes, Matt Cosby, David Keighley and Piran Trezise;

3.40 to the extent procured in accordance with clause 8.2, copies of the written consent of each CoC Counterparty to the change of control of the UK Target in connection with the sale and purchase of the Shares;

3.41 duly executed copies of each IP Assignment Agreement executed in accordance with clause 8.3;

3.42 in respect of the accounting period ending on 31 May 2025, the audited consolidated accounts of the Seller, GHUI and the Target Companies, including the statement of financial position as at 31 May 2025 and the income statement for the accounting period ended on 31 May 2025 and related notes to the accounts as required by law and applicable accounting standards, as prepared under section 398 or section 399 of CA 2006;

3.43 the Escrow Agreement duly executed by the Seller; and

3.44 the Supplemental Disclosure Letter duly executed by the Seller.

4 The Seller may deliver the items specified in paragraph 3 to the Buyer's Solicitors, whose receipt shall be a sufficient discharge to the Seller and the Seller shall have no duty to see that any items delivered to the Buyer's Solicitors is applied in any particular way.

51

52 PART 4 BUYER'S OBLIGATIONS ON COMPLETION 1 The Buyer shall: (a) pay the UK Completion Payment in cash to the Seller in accordance with clause 12.1(a) (Payments); (b) pay the Escrow Amount into the Escrow Account in accordance with clause 12.1(c) (Payments); (c) procure that IM Inc. issues the Consideration Shares to the Buyer in exchange for Buyer Units in accordance with clause 6.4, and that the Buyer immediately thereafter transfers the Consideration Shares to the Seller in accordance with clause 6.4; (d) procure the repayment by the UK Target of the UK Target Estimated Intra Company Debt by way of payment of the UK Target Estimated Intra Company Debt to the Seller's Solicitors' Client Account; and 1.2 deliver to the Seller: (a) evidence of IM Inc.’s issuance of the Consideration Shares to the Buyer and the Buyer’s transfer of the Consideration Shares to the Seller, including a copy of the relevant stock ledger, stock issuance records or transfer-agent records of IM Inc. and the Buyer’s transfer instruction, each certified as correct by an authorised officer of the Buyer; (b) evidence reasonably satisfactory to the Seller that the Consideration Shares have been recorded in book-entry form on the books of IM Inc.’s transfer agent in the name of the Seller (or its nominee or DTC participant, as the Seller may direct) and bear (or are subject to a notation of) the restrictive legends required by clause 20 and applicable law; (c) a copy of the instructions, in form reasonably acceptable to Seller, delivered by IM Inc. to its transfer agent and registrar (and, where applicable, to DTC) confirming the imposition of stop-transfer instructions in respect of the IM Inc. Shares; (d) an officer’s certificate of IM Inc., dated the Completion Date and signed by a duly authorised officer of IM Inc., certifying as to: (i) the resolutions of the board of directors of IM Inc. (or a duly authorised committee thereof or duly authorised officers acting under delegated authority) authorising the issuance and transfer of the Consideration Shares; and (ii) the incumbency and signatures of the officers of IM Inc. executing any related certificates, instruction letters or other documents; (e) copies of any required exchange or transfer-agent confirmations (or evidence that no such confirmation is required) in respect of the issuance and transfer of the Consideration Shares; (f) a letter from the Buyer confirming that it will become a registrable relevant legal entity (within the meaning of section 790C of the Companies Act 2006) in relation to the UK Target, and confirming the required particulars under section 790K of the Companies Act 2006 for the purposes of updating the UK Target’s People with Significant Control register; (g) the Hydrogen Lease, duly executed by the UK Target; (h) the US Agreement; (i) the Escrow Agreement duly executed by the Buyer; and (j) the Supplemental Disclosure Letter duly executed by the Buyer.

53 2 The Buyer may deliver the items specified under paragraph 1.2 to the Seller's Solicitors, whose receipt shall be a sufficient discharge to the Buyer and the Buyer shall have no duty to see that any items delivered to the Seller's Solicitors is applied in any particular way.

54 SCHEDULE 4 COMPLETION ACCOUNTS PART 1 INTERPRETATION 1 In this Schedule: 'Completion Accounts' means the accounts of the UK Target as at the close of business on the Completion Date prepared in accordance with Part 2 and Part 3 of this Schedule 4 and using the same methodology, calculations and assumptions as used to prepare the example Completion Accounts attached as Annex 2; 'Completion Statement' means the statement of the UK Target Completion Cash, UK Target Completion Debt, the UK Target Intra Company Debt and UK Target Completion Working Capital, derived or produced from the Completion Accounts in the form of the pro-forma Completion Statement attached as Annex 1; 'Disputed Items' means the matters or items in the draft Completion Accounts and/or the Completion Statement delivered under paragraph 2 of Part 4 of this Schedule 4 that are disputed by the Seller and referenced in the Seller notice served under paragraph 3 of Part 4 of this Schedule 4; 'UK Target Completion Cash' means the amount of Cash in respect of the UK Target as at the close of business on the Completion Date calculated by reference to the Completion Statement; 'UK Target Completion Debt' means the amount of Debt in respect of the UK Target as at the close of business on the Completion Date calculated by reference to the Completion Statement; 'UK Target Completion Working Capital' means the Working Capital in respect of the UK Target as at the close of business on the Completion Date calculated by reference to the Completion Statement and, for the avoidance of doubt the UK Target Completion Working Capital may be a negative number; and 'Working Capital' means (a) all current assets (excluding Cash (and, for the avoidance of doubt, Restricted Cash, which shall not form part of Working Capital) and deferred tax), minus (b) all current liabilities (excluding Debt), of the UK Target calculated in accordance with Part 2 of this Schedule 4 (and using only the line items shown in the Completion Statement). For the avoidance of doubt, UK Target Completion Working Capital shall not include amounts that are included in UK Target Completion Debt or UK Target Completion Cash. PART 2 FORM 1 The Completion Accounts shall be in the form of the pro forma Completion Accounts attached as Annex 2. 2 The Completion Accounts shall be prepared in accordance with: 2.1 the specific accounting principles, bases, conventions, rules and estimation techniques set out in Part 3; 2.2 to the extent not provided for by the specific accounting principles, bases, conventions, rules and estimation techniques in Part 3, applying the same accounting standards, principles, policies and practices (with consistent classifications, judgements, valuation and estimation techniques) that were used in the preparation of the Accounts; and

55 2.3 to the extent not covered in paragraphs 2.1 and 2.2, the Accounting Standards in force as at the Completion Date. PART 3 SPECIFIC ACCOUNTING POLICIES 1 In preparing the Completion Accounts: 1.1 no provision shall be made for any deferred tax asset or deferred tax liability; 1.2 deferred income shall be included as Working Capital. 1.3 corporation tax included within the definition of Debt, shall be calculated as if an accounting period of the UK Target had ended at the close of business on the Completion Date; 1.4 indirect taxes, such as PAYE, National Insurance and VAT, should be treated as Working Capital when arising in the ordinary course of trading and accrued up to the date of Completion on a basis consistent with the normal accounting policies and processes; 1.5 notwithstanding paragraph 1.4 of Part 3, any amounts in respect of indirect taxes shall be excluded from Working Capital and treated as Debt to the extent that they are overdue for payment as at Completion or are liabilities arising out of disputes with tax authorities, investigations or assessments, including penalties, interest or fines; 1.6 any tax liabilities arising as a result of the entry into, and granting of, the Hydrogen Lease shall be treated as Debt; 1.7 any cash received by the UK Target before Completion pursuant to the claim(s) by the UK Target for repairs and replacement under the Master Package Insurance Policy with Chubb European Group SE, policy number UKINTC94813 in relation to the fire at Antenna 6 at the UK Property on 5 October 2025 shall be excluded from the calculation of Cash. If any amounts are included as a receivable in other debtors, this will be excluded from the calculation of Working Capital. For the avoidance of doubt, any sums received by the UK Target pursuant to the BI Insurance Claim before Completion shall be included in the calculation of Cash; and 1.8 such other policies agreed between the Seller and Buyer in writing between the date of this Agreement and Completion. PART 4 PREPARATION 1 The Buyer shall procure that a draft of the Completion Accounts and the Completion Statement are prepared in accordance with this Schedule 4 as soon as practicable after Completion and in any event within 90 Business Days of the Completion Date. 2 The Buyer shall as soon as reasonably practicable after the draft Completion Accounts have been prepared deliver a copy to the Seller together with the Completion Statement and such working papers as are necessary or appropriate to understand and verify them. 3 The Seller shall within 30 Business Days of receipt of the draft Completion Accounts, the Completion Statement and working papers referred to in paragraph 2 deliver to the Buyer a statement in writing specifying whether, in their opinion, the draft Completion Accounts have been prepared in accordance with the provisions of Part 2 and Part 3 and whether the Completion Statement and the calculation of the UK Target Completion Cash, UK Target Completion Debt and UK Target Completion Working Capital is correct and, if not, the respects in which they consider the Completion Accounts have not been so prepared or the Completion Statement and the calculation of the UK Target Completion Cash, UK Target Completion Debt and UK Target Completion Working Capital is incorrect, identifying the amounts or items which are in dispute.

56 4 Unless the Seller reports in writing within the period specified in paragraph 3 that in its opinion, the Completion Accounts have not been prepared by the Buyer in accordance with Part 2 and Part 3 and the Completion Statement is not correct, the Completion Accounts, the Completion Statement and the amount of the UK Target Completion Cash, UK Target Completion Debt and UK Target Completion Working Capital shall be conclusive and binding on the Seller and the Buyer. 5 If within the period specified in paragraph 3 the Seller shall report in writing that, in their opinion, the Completion Accounts have not been prepared in accordance with the provisions of Part 2 and Part 3 or that the Completion Statement and the calculation of the UK Target Completion Cash, UK Target Completion Debt and UK Target Completion Working Capital, is not correct, the Buyer and the shall use all reasonable endeavours to agree the Disputed Items and the amount of the UK Target Completion Cash, UK Target Completion Debt and UK Target Completion Working Capital. If the Buyer and the Seller have not agreed the Completion Accounts, the Completion Statement or the amount of the UK Target Completion Cash, UK Target Completion Debt and UK Target Completion Working Capital within 20 Business Days of the date on which the Seller's statement referred to in paragraph 3 is delivered to the Buyer, either the Buyer or the Seller may at any time after that date refer the Disputed Items to an independent firm of chartered accountants as they shall agree or, in default of agreement within five Business Days of any proposal for the appointment of such accountants, as shall be appointed by the President for the time being of the Institute of Chartered Accountants in England and Wales (ICAEW) on the joint application the Buyer or the Seller. 6 The independent firm of accountants referred to in paragraph 5 (the 'Independent Accountant') shall determine only the Disputed Items (which may include any dispute involving the interpretation of any provision of this Agreement affecting the Completion Accounts or its jurisdiction to determine the dispute or its terms of reference). 7 The Buyer and the Seller must co-operate with each other (including completing such documents and taking such other steps as may reasonably be necessary) for the purpose of jointly nominating (or, if the Buyer and the Seller are unable to agree on a nomination, for the purpose of making a joint application to the President of the ICAEW to request that they nominate) the Independent Accountant and agreeing the terms of their appointment. In particular, they must not unreasonably withhold their consent to the terms of appointment proposed by the Independent Accountant or the other Party. 8 The Independent Accountant shall act as an expert and not as arbitrator, and its decision shall be final and binding in the absence of manifest error or fraud. 9 The Buyer and the Seller shall instruct the Independent Accountant to resolve the Disputed Items and determine the amount of the UK Target Completion Cash, UK Target Completion Debt and UK Target Completion Working Capital as follows: 9.1 the Independent Accountant shall resolve the Disputed Items but shall make no other determination, decision or make any adjustment concerning the Completion Accounts, the Completion Statement or the calculation of the UK Target Completion Cash, UK Target Completion Debt and UK Target Completion Working Capital which does not directly relate to the Disputed Items; 9.2 the Independent Accountant shall have regard to those matters and facts as are ascertained or capable of conclusive ascertainment on the Completion Date and no other matters or facts; 9.3 the Independent Accountant shall resolve the Disputed Items applying the accounting policies, principles and directions set out in Part 2 and Part 3 and not otherwise; 9.4 the Independent Accountant shall invite each of the Buyer and the Seller to provide a written statement and supporting documents setting out their position with regard to each of the Disputed Items, which statements and documents shall be provided by the Buyer and the Seller to the Independent Accountant within 10 Business Days of such request;

57 9.5 the Independent Accountant may instruct such valuers and other professional advisers (other than legal advisers) as it considers reasonably necessary to assist it in reaching its determination. On any matter of the legal interpretation of the terms of this Schedule 4, the Independent Accountant shall be entitled to rely on its own judgement; 9.6 the Independent Accountant may in its reasonable discretion determine such procedures to assist with its determination; and 9.7 unless otherwise agreed in writing by the Buyer and the Seller, the Independent Accountant shall be requested to deliver its determination in writing (including reasons for its determination) and to provide a copy to each of the Buyer and the Seller as soon as reasonably practicable following its appointment and in any event within 20 Business Days of its appointment. 10 Each of the Buyer and the Seller shall co-operate with the Independent Accountant and shall give the Independent Accountant such assistance and such reasonable access to any documents, books and records and other information in the Buyer or the Seller possession or control that the Independent Accountant may reasonably require in making its determination. 11 Each of the Buyer and the Seller shall bear their own costs incurred in connection with the Independent Accountant's determination in accordance with paragraph 9. 12 The fees of the Independent Accountant (and any professional advisers appointed by the Independent Accountant under paragraph 9.5) shall be borne by the Buyer and the Seller in such proportions as determined by the Independent Accountant, or in such proportions as the Independent Accountant may direct. If either of the Buyer or the Seller shall fail to pay its share of such fees, the other Party may in its absolute discretion pay such fees on the defaulting Party's behalf and the defaulting Party shall immediately upon demand reimburse the Party making the payment.

58 ANNEX 1 PRO FORMA COMPLETION STATEMENT To: Goonhilly Holdings Limited (the 'Seller') Goonhilly Downs Helston Cornwall United Kingdom TR12 6LQ ________________ 2026 Dear Sirs We refer to the share purchase agreement between the Seller and Intuitive Machines, Inc. dated [●] 2026 (the 'SPA'). Capitalised words and phrases used in this letter shall have the meanings given in the SPA (unless the context requires otherwise). We enclose a copy of the Completion Accounts drawn up, in our opinion, in accordance with Schedule 4 of the SPA. On the basis of the Completion Accounts: the UK Target Completion Cash is £[●], compared to the UK Target Estimated Completion Cash in the Estimated Completion Statement of £[●]; the UK Target Completion Cash Excess/UK Target Completion Cash Shortfall is £[●]; the UK Target Completion Debt is £[●], compared to the UK Target Estimated Completion Debt in the Estimated Completion Statement of £[●]; the UK Target Completion Debt Decrease/UK Target Completion Debt Increase is £[●]; the UK Target Completion Working Capital is £[●], compared to the UK Target Estimated Completion Working Capital in the Estimated Completion Statement of £[●] the UK Target Completion Working Capital Excess/UK Target Completion Working Capital Shortfall is £[●]; the UK Target Intra Company Debt is £[●], compared to the UK Target Estimated Intra Company Debt in the Estimated Completion Statement of £[●]; and the UK Target Intra Company Debt Decrease/UK Target Intra Company Debt Increase is £[●]. Therefore: £[●] is owed by the [Buyer] [Seller] to the [Seller] [Buyer] and shall be paid in accordance with clause [11.3] or [11.4] of the SPA; and £[●] is owed by the [UK Target] [Seller] to the [Seller] [UK Target] and shall be paid in accordance with clause [11.5] of the SPA. ………………………………. for and on behalf of INTUITIVE MACHINES, LLC.

Docusign Envelope ID: 1B365FDC-D64E-8A12-80C5-39CEB83D1839

ANNEX 2
EXAMPLE COMPLETION ACCOUNTS

Mar 26 for illustration (update for Balance sheets at completion)	£	E3P correction	Other	£
	Mar-26	Deferred income	adjustments	Mar-26 adjusted
Trade debtors	650,766.41			650,766.41
Other debtors	(59,858.70)			(59,858.70)
Prepayments	219,282.97			219,282.97
Accrued income	349,857.39			349,857.39
Trade creditors	(103,947.33)			(103,947.33)
Other creditors	(69,637.34)			(69,637.34)
Accruals	(276,308.24)			(276,308.24)
Deferred income	(496,325.70)	266,671.00		(229,654.70)
Working Capital	**213,829.46**	**266,671.00**	-	**480,500.46**
Cash at bank and in hand	362,554.05			362,554.05
Interco payable	(6,537,490.71)			(6,537,490.71)
Fixed assets	6,017,113.39			6,017,113.39
Net Assets	**56,006.19**	**266,671.00**	-	**322,677.19**

Balances to insert into the Completion Statement:

UK Target Completion Cash	**362,554.05**
UK Target Completion Debt	**0**
Intra Company Debt	**(6,537,490.71)**
UK Target Completion Working Capital	**480,500.46**

59

60 SCHEDULE 5 THE WARRANTIES PART 1 SELLERS' TITLE 1 The UK Target Shares owned by the Seller: 1.1 are fully paid up (or credited as fully paid up); 1.2 constitute the whole of the allotted and issued share capital of the UK Target; and 1.3 subject to the Security Trustee Security, are legally and beneficially owned by the Seller free from all Encumbrances and the Seller is entitled to transfer the full ownership of the UK Target Shares on the terms set out in this Agreement. 2 The US Target Shares owned by GHUI: 2.1 are fully paid up (or credited as fully paid up); 2.2 constitute the whole of the allotted and issued and outstanding share capital of the US Target; and 2.3 are legally and beneficially owned by GHUI free from all Encumbrances (other than restrictions of general applicability imposed by US federal or state securities laws) and GHUI is entitled to transfer the full ownership of the US Target Shares on the terms set out in this Agreement. PART 2 CAPACITY 1 The Seller and GHUI are each duly incorporated as a private company and is validly existing under the Laws of its place of incorporation or formation. 2 The Seller and GHUI each have all requisite power and authority and each have taken all necessary action to enable it to enter into and perform its obligations under this Agreement and all other Transaction Documents entered into, or to be entered into, by it, and when executed, each of such agreements will constitute valid, binding and enforceable obligations of the Seller or GHUI (as applicable) in accordance with its terms. 3 Neither the Seller nor GHUI require the consent or approval of any other person to enter into or perform its obligations under this Agreement or any other Transaction Document entered into, or to be entered into, by the Seller or GHUI (as applicable), and each of the Seller's and GHUI’s entry into and performance of each such agreement will not breach or constitute a default under its constitutional documents, any contract, agreement or instrument to which the Seller or GHUI is a party or applicable Law or any undertaking to or judgment, order, injunction or decree of any court or relevant Competent Authority binding on the Seller or GHUI. 4 Neither the Seller nor GHUI is engaged in any litigation or arbitration proceedings which might have an effect upon its capacity or ability to execute or perform its obligations under this Agreement or any other Transaction Document entered into, or to be entered into, by the Seller or GHUI, and each of the Seller and GHUI is not aware of any such litigation or arbitration proceedings having been threatened against it. 5 Neither the Seller nor GHUI is insolvent, bankrupt or unable to pay its debts within the meaning of any applicable Laws which relate to the Seller or GHUI (as applicable).

61 PART 3 TARGET COMPANIES 1 No Target Company: 1.1 has (and never has had) any subsidiary undertakings; 1.2 holds or beneficially owns, or has agreed to acquire, any shares, any loan capital or any other securities in any other company; or 1.3 controls or takes part in the management of any company or business organisation nor has it agreed to do so. 2 No person has the right (whether exercisable presently or in the future and whether contingently or not) to call for the allotment, sale or transfer of any share or debenture of any Target Company) or to convert any securities (whether of that Target Company or another undertaking) into shares or debentures, or shares or debentures of a different class, of that Target Company. 3 Save for the Security Trustee Security, no Encumbrance has been granted by the Seller, GHUI or any Target Company to any other person or otherwise affects any unissued shares, debentures or other unissued securities of any Target Company. 4 Each Target Company is duly incorporated as a private company and is validly existing under the Laws of its place of incorporation or formation. 5 Following the LLC Conversion, the US Target is duly organized as a limited liability company and is validly existing under the Laws of its place of formation. 6 No Target Company has at any time: 6.1 purchased, redeemed, reduced, forfeited any of its own share capital; or 6.2 given any financial assistance in contravention of any applicable Laws; or 6.3 allotted or issued any securities that are convertible into shares. 7 No shares in the capital of any Target Company have been issued, and no transfer of such shares has been registered, except in accordance with applicable Laws and the provisions of the constitutional documents of the relevant Target Company. PART 4 CONSTITUTIONAL AND CORPORATE DOCUMENTS 1 The copies of the constitutional documents of each Target Company provided in the Data Room are true, complete and accurate. 2 The register of members and all other statutory books and registers of each Target Company have been properly kept in all material respects in accordance with all applicable Laws and contain a true, complete, up-to-date and accurate record of the matters which should be contained in such books and records. 3 So far as the Seller is aware, all material returns, particulars, resolutions and other documents which any Target Company is required by Law to file with or deliver to any Competent Authority in any jurisdiction have been correctly made up and filed, or as the case may be, delivered.

62 4 All dividends or distributions declared, made or paid by any Target Company have been declared or paid in accordance with its constitutional documents, all applicable Laws and any agreements or arrangements made by a Target Company with any other person. PART 5 THE ACCOUNTS THE ACCOUNTS 1 The Group Accounts give a true and fair view of the state of affairs of the Target Companies as at the relevant Accounts Date and of the Target Companies' profit or loss and cash flows for the year then ended and have been prepared in accordance with applicable Accounting Standards. 2 The Individual Accounts give a true and fair view of the state of affairs of the UK Target as at the relevant Accounts Date and of the UK Target’s profit or loss for the year then ended and have been prepared in accordance with applicable Accounting Standards. 3 The Accounts are not affected by any unusual or non-recurring items which are not specifically declared therein. 4 So far as the Seller is aware, the Accounts do not materially overstate the value of current or fixed assets or materially understate any liabilities (whether actual or contingent) of the Target Companies. 5 The Accounts have been prepared and apply policies and estimation techniques of accounting which have been consistently applied in the preparation of the accounts of the relevant Target Company for the three consecutive accounting periods ending on the relevant Accounts Date. 6 So far as the Seller is aware, the accounts of the UK Target and the consolidated accounts of the Seller for each of the three consecutive accounting periods ending on the relevant Accounts Date have not contained any material misstatement that caused such accounts to fail to provide a true and fair view of the assets, liabilities and financial position of any Target Company (to the extent applicable in such accounts) at the date of such accounts and its profits or losses for the periods covered by such accounts. MANAGEMENT ACCOUNTS 7 The Management Accounts have been properly prepared on a basis consistent with that adopted for the preparation of the management accounts of the relevant Target Company for the 24 months ending on the relevant Accounts Date. 8 The Management Accounts, having regard to the purpose for which they were prepared, are not misleading in any material respect and do not materially overstate the assets and profits or materially understate the liabilities and losses of the relevant Target Company for the periods to which they relate. CHANGES SINCE THE ACCOUNTS DATE 9 Since the Accounts Date: 9.1 each Target Company has carried on its business in the ordinary course and as a going concern; 9.2 there has been no material transaction between any Target Company and the Seller or any Connected Person or any of Ian Martin Jones (save for the CEO Claim), Peter Kendal Hargreaves, Rosemary Jane Hargreaves or Michelmores Trust Corporation Limited; 9.3 there has been no material adverse change in the turnover or financial position in the relevant Target Company;

63 9.4 no Target Company has allotted, issued, repaid, redeemed or purchased any share or loan capital; 9.5 no Target Company has acquired or disposed of any assets in any company or of any business undertaking; 9.6 no Target Company has declared, made or paid any dividend or other distribution of profits or assets; 9.7 no Target Company has incurred any liability other than in the ordinary course of business; 9.8 no Target Company has borrowed or raised any money or given any form of financial security; 9.9 no Target Company has acquired, invested or disposed of any asset other than in the ordinary and usual course of business exceeding £100,000 in aggregate or assumed or incurred or agreed to assume or incur any capital commitments or liabilities exceeding £100,000 in aggregate; 9.10 no shareholder resolutions of any Target Company have been passed; 9.11 no Target Company has entered into, amended or terminated any interest rate, foreign exchange or other hedging or derivative arrangement; 9.12 there has been no change in the accounting policies applied by any Target Company; 9.13 no Target Company has commenced, settled or discontinued any legal proceedings or arbitration or settled or released any claim, demand or disputed or waived any right in relation to any of the foregoing; and 9.14 no Target Company has agreed to do any of the matters set out in this paragraph 9. PART 6 ASSETS ASSETS 1 Except for current assets disposed of since the Accounts Date in the ordinary course of business, the assets included in the Accounts and all other assets and rights owned by each Target Company at the date of this Agreement: 1.1 are the absolute and sole property (i.e. owned legally and beneficially) of the relevant Target Company free from any Encumbrance; and 1.2 in the case of tangible assets, are in the possession or under the control of the relevant Target Company. 2 None of the assets shown in the Accounts, acquired by any Target Company since the Accounts Date or used by a Target Company, are the subject of any lease, lease hire agreement, hire purchase agreement or agreement for payment on deferred terms or are the subject of any licence or factoring arrangement. 3 All tangible assets owned or used by each Target Company and material to its business are in reasonable working order and condition (fair wear and tear excepted and excepting routine service matters in the ordinary course of business) and, to the extent required by applicable Law. have been properly maintained in all material respects. 4 In the reasonable opinion of the Seller, the assets of each Target Company comprise, or (in respect of the US Target) shall comprise following the US Reorganisation, all the assets

64 necessary for the continuation of the relevant Target Company’s business as carried on by such Target Company at the date of this Agreement. CONTRACTS 5 True and complete copies of the standard terms and conditions upon which each Target Company currently carries on business have been provided in the Data Room. 6 Each Material Contract has been provided in the Data Room. PERFORMANCE OF MATERIAL CONTRACTS 7 Each of the Material Contracts is in full force and effect and is binding on the Target Companies and, so far as the Seller is aware, on the other party or parties thereto, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). 8 No Target Company has received or given any written notice alleging a breach of the terms of any Material Contract which breach has not been unconditionally waived, resolved or remedied. There are no pending or so far as the Seller is aware, threatened disputes in relation to any Material Contract. So far as the Seller is aware, no circumstances exist that may reasonably be expected to give rise to a breach of the terms of any of the Material Contracts. 9 No notice (written or otherwise) of termination to terminate a Material Contract has been received or served by any Target Company or any party to a Material Contract in the 24 months ending on the date of this Agreement and, so far as the Seller is aware, there are no grounds for termination, rescission, avoidance, repudiation or a material change in the terms of any such Material Contract (whether due to the Transaction or otherwise). GOVERNMENT CONTRACTS 10 No Target Company: 10.1 is currently in breach or in violation of or has breached or violated in any material respect any applicable Law or is currently in material breach or in violation of or has breached or violated any clause, provision or requirement pertaining to any Government Contract which remains in force; 10.2 so far as the Seller is aware, is or has been suspended or debarred from bidding on or continuing performance of any Government Contract; 10.3 has, in the last 5 years, had any audits or investigations by any Competent Authority with respect to any Government Contract that remain unresolved; 10.4 has had any Government Contract terminated by any Competent Authority for default or failure to perform; 10.5 has made any written disclosure with respect to any material irregularity, misstatement or omission involving a Government Contract; or 10.6 has received any material written, or, so far as the Seller is aware, oral, notice of breach, cure, show cause or default from any Competent Authority with respect to any Government Contract, which have not been rescinded or cured. 11 Each Target Company has used, applied or otherwise dealt with any grant (or similar funds) awarded to that Target Company pursuant to a Government Contract in all material respects in compliance with the terms of that Government Contract and any other requirements of the awarding Competent Authority in respect of such grant.

65 12 Each Target Company continues to satisfy in all material respects the applicable responsibility standards of contracting set forth in the applicable Governmental Contracts with the Competent Authority party to any of the outstanding Government Contracts. 13 So far as the Seller is aware, no amounts under any Government Contracts have been questioned, disallowed or otherwise disputed by the counterparty thereto. POWERS OF ATTORNEY 14 No power of attorney given by any Target Company is now in force. 15 A complete and accurate list of all persons who have authority to bind each Target Company in the ordinary course of business are set out in the Disclosure Letter. RECORDS 16 The accounting records of each Target Company: 16.1 are maintained in all material respects in accordance with applicable Laws; and 16.2 are in its possession or under its control. LIABILITIES 17 True and materially complete particulars are provided in the Data Room of: 17.1 all money borrowed, or lent (other than to employees in the ordinary course), by each Target Company which remains outstanding; and 17.2 all facilities for overdrafts or loans currently available to each Target Company; and each Target Company has complied in all material respects with the terms of those facilities and loans. 18 No Target Company has received any written notice from its lenders requiring any repayment to be made in respect of any borrowing earlier than required or enforcing any Encumbrance which it holds over the assets of any Target Company. 19 No Target Company has any actual liability in respect of: 19.1 any Encumbrance, guarantee, indemnity, bond or similar obligation created or given, or agreed to be created or given, by it; 19.2 any warranty or representation given by it; 19.3 any claim against it by the Seller or GHUI; or 19.4 any shares, debentures or other securities of which it is or has been the registered proprietor or beneficial owner, and so far as the Seller is aware, there are no grounds or circumstances that would give rise to such liability. PART 7 COMPLIANCE, INSURANCE, LITIGATION AND INSOLVENCY COMPLIANCE WITH LAWS 1 Each Target Company has at all times conducted its business in all material respects in accordance with all applicable Laws.

66 2 No Target Company, nor, so far as the Seller is aware, any person for which any Target Company is vicariously liable (in each case, while such persons are acting for or on behalf of such Target Company) has received, written notice in the three years prior to the date of this Agreement from any Competent Authority alleging that it is in violation of, or in default with respect to, any applicable Law. 3 No Target Company, nor so far as the Seller is aware, any person for whose acts any Target Company may be vicariously liable (in each case, while such persons are acting for or on behalf of such Target Company), has committed or omitted to do any act or thing which would reasonably be expected to give rise to any material fine or penalty. ANTI-CORRUPTION LAWS 4 No Target Company, nor, so far as the Seller is aware, any of its directors, officers, employees, agents, representatives or any person who performs services for or on behalf of any Target Company or any of their agents or representatives (in each case, while such persons are acting for or on behalf of such Target Company) has: 4.1 violated or committed an offence under any Anti-Corruption Laws; or 4.2 received any written notice, request, fine or citation, or been subject to investigation, proceedings or prosecution by any Competent Authority for any actual or potential non- compliance with or offence under any Anti-Corruption Laws and, so far as the Seller is aware, no such investigation, proceedings or prosecutions have been threatened or are pending and, so far as the Seller is aware, there are no circumstances likely to give rise to any such investigation, proceedings or prosecutions. 5 Each Target Company has operated and has adequate controls, systems and procedures in place designed to prevent their respective directors, officers, employees, agents, representatives or any person who performs services for or on behalf of any Target Company or any of their agents or representatives from violating or committing an offence under any Anti-Corruption Laws. SANCTIONS AND TRADE CONTROLS 6 No Target Company, nor, so far as the Seller is aware, any of their respective directors, officers, employees, agents or representatives (in each case, in that capacity) or any person acting on behalf of any Target Company has at any time: 6.1 been in breach of, or otherwise violated or committed an offence under, any Sanctions; 6.2 been a Sanctioned Person; 6.3 conducted, directly or indirectly, any business with or for the benefit of any Sanctioned Person or in any Sanctioned Country; and 6.4 been the subject of, or otherwise party to, any investigation, action, inquiry, claim, litigation or enforcement proceedings or actions by any Competent Authority regarding any actual or potential violation of Sanctions or dealings involving a Sanctioned Person and, so far as the Seller is aware, no such investigation, action, claim, litigation, inquiry or proceeding has been threatened or is pending. 6.5 The US Target has not: (a) been in breach of, or otherwise violated or committed an offence under, any Trade Control Laws; or (b) been the subject of, or otherwise involved in, investigations or enforcement action by any Competent Authority or other legal proceedings or made any voluntary

67 disclosures related to any actual or alleged violations of Trade Control Laws and have not been notified in writing of any such pending or threatened actions. 7 The US Target has adequate controls, systems, and procedures in place designed to prevent breaches of Sanctions and Trade Control Laws. CONSENTS AND REGULATION 8 Each Target Company holds, and at all times has held, all Consents required for or in connection with the carrying on of the business of the relevant Target Company as required by all applicable Laws. All Consents held by a Target Company at the date of this Agreement are in full force and effect, are not limited in duration or subject to any conditions (other than such limits and conditions which are normally applicable to such Consents), and have been complied with in all material respects. 9 No Target Company has received written notice from any Competent Authority that any Consent held at the date of this Agreement is to be suspended, cancelled or revoked and copies or particulars of all Consents held at the date of this Agreement which are material to the business of any Target Company have been provided in the Data Room. So far as the Seller is aware, there are no circumstances that indicate that any Consent held at the date of this Agreement will or may reasonably be expected to be revoked, not renewed or made subject to any restrictions, requirements or conditions, or which may confer a right of revocation. 10 All employees, directors, officers, consultants, agents and appointed representatives of each Target Company who are currently required to be registered or licensed by a Competent Authority in a jurisdiction in which business is conducted by the relevant Target Company are registered or licensed in the appropriate capacity and, so far as the Seller is aware, no suspension or cancellation of any of them is threatened. 11 Each Target Company has filed all material reports, data and other information, applications and notices required to be filed with or otherwise provided to the relevant Competent Authority during the three years prior to the date of this Agreement. 12 No Target Company has received written notification from a Competent Authority that it is subject to any enforcement action by a Competent Authority and no Target Company nor, so far as the Seller is aware their directors, officers, consultants, agents or appointed representatives have been the subject of any investigation, censure, disciplinary action or fines by a Competent Authority in the last three years. 13 No fines or penalties have been imposed or, so far as the Seller is aware, threatened by any Competent Authority in any jurisdiction in which business is conducted by a Target Company and, so far as the Seller is aware, there are no circumstances which may reasonably be expected to give rise to the possible imposition of any such fine or penalty. 14 So far as the Seller is aware, no Target Company is or has been the subject of any material customer complaint to (written or oral) within the three years prior to the date of this Agreement that has not been resolved and/or provided in the Data Room. 15 To the extent that any Target Company has delegated any material claims handling authorities to third parties, it has done so in all material respects in accordance with all applicable Laws and on the basis of agreed claims handling policies and procedures. 16 Neither the execution and delivery of this Agreement by the Seller nor the completion of the Transaction will: 16.1 require any material consent, waiver, approval, order or authorization of, or material filing with, any Competent Authority, save as provided for in clause 2; or

68 16.2 result in a breach, violation or termination of, or acceleration of obligations under, or default under, or require the consent of any third party under, or give rise to the imposition of an Encumbrance on any of the assets or properties of any Target Company under any Material Contract to which the relevant Target Company is party; or result in a breach or violation of, or default under, the constitutional documents of the relevant Target Company provided in the Data Room. 17 Where the Company has within the last five years been involved in any transactions that required clearance for the purposes of the NSI Act, all necessary clearances were sought and obtained. COMPETITION/ANTITRUST 18 No Target Company is or has been within the last six years a party to any agreement, arrangement, concerted practice, decision or any other activity, or engaged in any practice or conduct which amounts to an infringement of the applicable Competition Law of any jurisdiction and, so far as the Seller is aware, none of its directors, officers or employees is or has been engaged in any activity which would be an offence or infringement under any such Competition Law. 19 Neither any Target Company, nor, so far as the Seller is aware, any of its directors, officers or employees (in each case, while such persons are acting for or on behalf of such Target Company) is the subject of any complaint, investigation, inquiry or proceedings by any relevant Competent Authority in connection with any actual or alleged infringement of the Competition Law of any jurisdiction. 20 So far as the Seller is aware, no investigation, inquiry or proceedings as referred to in paragraph 19 have been threatened or are pending and there are no circumstances reasonably likely to give rise to any such investigations, inquiry or proceedings. 21 No Target Company is the subject of, or party to, any existing or, so far as the Seller is aware, pending decisions, judgments, orders, directions or rulings of any Competent Authority responsible for enforcing the Competition Law of any jurisdiction, nor have any undertakings or commitments been given by a Target Company(whether under Competition Law or otherwise) to any such body. 22 No Target Company has received any payment, guarantee, financial assistance, tax relief, aid or other financial benefits constituting state aid under Article 107(1) of the Treaty on the Functioning of the European Union or any subsidy within the meaning of Article 363 of the Trade and Cooperation Agreement between (1) the UK and (2) the European Union and the European Atomic Energy Community. INSURANCE 23 Each Target Company is, and has all times been, insured (in the case of insurance against loss of or damage to property for an amount not less than the reinstatement value) with a well- established and reputable insurer against all risks for which insurance is customarily obtained in such Target Company’s industry and with a level of cover not less than the minimum amount required under its contracts with material customers. 24 So far as the Seller is aware. the current policies of insurance covering each Target Company (the 'Policies') are valid and in force. 25 True and accurate copies of the Policies have been provided in the Data Room. All premiums due in respect of such Policies have been paid and there are no circumstances which are known to the Seller which are reasonably likely to invalidate or affect the renewal of or increase the premium due under any of the Policies. 26 Particulars of any insurance claims in relation to the Policies in the last three years have been provided in the Data Room. There are no material outstanding claims or circumstances which

69 do or, so far as the Seller is aware, are reasonably likely to entitle a Target Company to make, or oblige it to notify the insurers of, any claim under any of the Policies. LITIGATION AND INVESTIGATIONS 27 No Target Company nor, so far as the Seller is aware, any of their respective directors, officers, employees, agents, representatives or any persons for whom it is vicariously liable or any persons who perform services for or on behalf of any Target Company or any of their agents or representatives is engaged with or subject to (in each case, while such persons are acting for or on behalf of such Target Company). 27.1 any litigation, prosecution, arbitration, tribunal proceedings or other dispute resolution process or administrative or criminal proceedings, or regulatory agency action (whether as claimant, defendant or third party, and whether active, pending, threatened or anticipated), and, so far as the Seller is aware, there is no fact or circumstance reasonably likely to give rise to any such litigation, prosecution, arbitration, tribunal proceedings or other dispute resolution process or administrative or criminal proceedings, or regulatory agency action, except, in each case, for debt collection in the normal course of business; or 27.2 any dispute with, or investigation, inquiry or enforcement proceedings by, any Competent Authority. 28 Prior to the date of this Agreement there has not been any governmental or other investigation, inquiry or disciplinary proceeding concerning a Target Company and, so far as the Seller is aware, none is threatened or pending. So far as the Seller is aware, there is no event or circumstance reasonably likely to give rise to any investigation, inquiry or proceeding. 29 There are no existing or pending judgments or rulings against any Target Company. No Target Company nor, so far as the Seller is aware, any person for whose acts or omissions any Target Company may be vicariously liable (in each case, while such persons are acting for or on behalf of such Target Company) has been a party to any undertaking or assurance given to any Competent Authority or the subject of any injunction or other similar court order which is still in force. INSOLVENCY 30 No Target Company is insolvent or unable to pay its debts within the meaning of any insolvency laws applicable to it and no Target Company has stopped paying its debts as they fall due. 31 No step has been taken by the Seller, GHUI or either Target Company or, so far as the Seller is aware, by any third party to initiate any process by or under which: 31.1 the ability of the creditors of any Target Company to take any action to enforce their debts is suspended, restricted or prevented; 31.2 some or all of the creditors of any Target Company accept, by agreement or in pursuance of a court order, an amount less than the respective sums owing to them in satisfaction of those sums with a view to preventing the dissolution of such entity; 31.3 a person is appointed to manage the affairs, business and assets of any Target Company on behalf of its creditors; or 31.4 the holder of an Encumbrance over the assets of any Target Company is appointed to control its business and assets. 32 No process has been initiated or no order has been made or petition presented by the Seller, GHUI or either Target Company or, so far as the Seller is aware, by any third party, and no meeting has been convened or resolution passed by any Target Company which could lead to any Target Company being dissolved or wound up.

70 33 No Target Company has received written notice that any administrator, administrative receiver or receiver has been appointed in relation to it. 34 No Target Company has received written notice from any third party that any floating charge created by any Target Company over its business or assets has crystallised or that any charge created by it over its business or assets has become enforceable. 35 No distress, execution or other process has been levied on an asset of any Target Company. 36 No event analogous to any of the foregoing has occurred in any jurisdiction. PART 8 COMPANY INTELLECTUAL PROPERTY AND IP LICENCES DISCLOSURE 1 Accurate material particulars of each Target Company’s registered Company Intellectual Property and material unregistered Company Intellectual Property have been provided in the Data Room. 2 Each Target Company either owns, or has valid licences to use, all the Business Intellectual Property and, so far as the Seller is aware, the Business Intellectual Property will not be lost or liable to termination as a result of the Transaction or the execution or performance of this Agreement. None of the Business Intellectual Property is owned by the Seller. 3 The Company Intellectual Property and licences granted to a Target Company to use Intellectual Property Rights as provided in the Data Room (together with any other standard and non-negotiated off-the-shelf software licences that are (i) generally commercially available to the public on standard terms, (ii) non-exclusive, (iii) for non-customized software, and (iv) are not material to the conduct of any Target Company’s business) comprises all the Intellectual Property Rights necessary for each Target Company to carry on its business as it has been carried on at the date of this Agreement. 4 Each Target Company’s Company Intellectual Property: 4.1 is wholly owned (legally and beneficially) by the relevant Target Company, free from Encumbrances; 4.2 has not been licensed to any third party; 4.3 is not subject to any agreement that restricts its use, disclosure, licensing or transfer by the relevant Target Company; and 4.4 is, so far as the Seller is aware, fully enforceable against third parties (and, so far as the Seller is aware, there have been no acts or omissions that would prejudice the enforcement by the relevant Target Company, including acquiescence by the relevant Target Company in any unauthorised use by third parties). 5 Each Target Company has entered into and has in its possession all necessary employment contracts, consultancy contracts, commissioning agreements, development agreements, assignments, lists of developers, prototype versions, development records and other documents necessary to establish ownership of its material Company Intellectual Property and to prove novelty, originality or any other requirement necessary for registration under applicable Laws. 6 In respect of the registered Intellectual Property: 6.1 all registry deadlines for payment of application, filing, registration, renewal and other fees have been met and all other steps required for prosecution, maintenance and protection of the same have been made on a timely basis;

71 6.2 registrations are not currently subject to removal, amendment, challenge or surrender (and the Seller is not aware of any potential grounds for the same) and no Target Company has received advice from an in-house or external adviser expressing doubt on, the scope, validity or enforceability of the registered Intellectual Property; and 6.3 in the case of applications, there are no oppositions nor, so far as the Seller is aware, anything else that would prevent the applications from being granted. 7 In respect of the IP Licences: 7.1 copies of the IP Licences have been provided in the Data Room; 7.2 so far as the Seller is aware, each licence is in full force and effect and is binding on the parties to it; 7.3 so far as the Seller is aware, the terms of the licences have been complied with by the parties in all material respects, no notice of termination of any IP Licence has been received, threatened or served by a Target Company or a third party and, so far as the Seller is aware, there are no grounds on which they might be terminated; and 7.4 no disputes have arisen and, so far as the Seller is aware, no circumstances exist which are reasonably likely to give rise to a dispute. INFRINGEMENT 8 So far as the Seller is aware, the use currently or at any point in the six years prior to the date of this Agreement by any Target Company of any Company Intellectual Property, and the operation by any Target Company of its business during such period, does not infringe and has not infringed the rights of any other person. 9 So far as the Seller is aware, no Company Intellectual Property (including confidential information) has been infringed or misappropriated, or is being infringed or misappropriated, by a third party currently or at any point in the three years prior to the date of this Agreement and, so far as the Seller is aware, none of the Company Intellectual Property is the subject of a dispute, attack, opposition, entitlement action or challenge. 10 So far as the Seller is aware, there are no injunctions, undertakings, orders, agreements or arrangements which restrict, or are likely to restrict, the use by any Target Company of its Company Intellectual Property. 11 In the six years prior to the date of this Agreement: 11.1 no notice or allegation has been received in writing by any Target Company that any Target Company is, or may be, infringing or misappropriating any third party Intellectual Property Rights or has otherwise challenged the validity or ownership of any of the Company Intellectual Property; and 11.2 no Target Company has notified any third party or otherwise alleged that the third party is, or may be, infringing or misappropriating any Company Intellectual Property. 12 Each Target Company is the sole legal and beneficial owners of Intellectual Property Rights in, or otherwise arising from the use of, the domain names listed in the Data Room and these domain names are all the domain names used, or required to be used, in or in connection with the business of the relevant Target Company. 13 The confidential information, trade secrets, and know-how used by, or otherwise held by or in the possession of (whether or not the same is owned by a Target Company) each Target Company is kept confidential, has not been disclosed to third parties other than in the ordinary course of business and subject to written confidentiality obligations from the third party or any

72 employee to which the information is disclosed, and, so far as the Seller is aware, the confidential information has not been subject to unauthorised access by a third party. 14 Each Target Company has at all times in the last three years in carrying on its business (including in relation to the legal, ethical or responsible use of AI technologies) complied in all material respects with all AI Laws to the extent they apply to that Target Company. PART 9 IT SYSTEMS AND IT CONTRACTS 1 The Data Room contains material particulars of the IT Systems and copies of the IT Contracts which are material to the business of each Target Company. 2 The IT Systems have not been the subject of any malfunction in the 12 months prior to the date of this Agreement which has resulted in a material interruption to the carrying on of the business of any of the Target Companies and, so far as the Seller is aware, are functioning properly in all material respects, in accordance with all applicable specifications. 3 The IT Systems have been adequately maintained and are fit for current purpose for the business of each Target Company. 4 So far as the Seller is aware, the IT Systems do not contain any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” or other software routines or hardware components that disrupt, harm, impede, permit unauthorized access or the unauthorized disablement or erasure of, any Target Company services, IT Systems, or data or other technology (collectively, “Malicious Code”) and, so far as the Seller is aware, have not within the last 12 months been infected by any Malicious Code or been accessed by any unauthorised person. 5 So far as the Seller is aware, the IT Contracts are valid and binding, and no act or omission has occurred which would (if necessary with the giving of notice or lapse of time) constitute a material breach of any such IT Contract. 6 None of the IT Contracts or any part of the IT Systems is subject to any complaints, claims, disputes or proceedings. 7 The Seller has no reason to believe that any IT Contract will not be renewed on the same or substantially similar terms when it expires. 8 So far as the Seller is aware, each Target Company is in material compliance with the terms and conditions of all licences for the Open Source Software used by it in respect of the business. 9 No Target Company has used Open Source Software (including public source software, shareware and/or freeware) as part of any application that it has developed or made available to third parties in a manner that would impose licensing obligations or restrictions (including, without limitation, any obligation to (i) make available or disclose any source code of any Company Intellectual Property or any product or service of any Target Company, (ii) grant any licence to any Company Intellectual Property (whether royalty-free or otherwise), (iii) permit the creation of derivative works of any Company Intellectual Property, or (iv) redistribute any software of any Target Company free of charge). 10 So far as the Seller is aware, the IT Systems do not contain any third party software, hardware or other systems which cannot be readily replaced on similar terms and at similar costs to those terms under which they are currently being used by the relevant Target Company. 11 So far as the Seller is aware, no Target Company will be liable for any material additional payment obligations or lose any benefits enjoyed in respect of the IT Systems or under the IT Contracts as a result of the Transaction.

73 12 In the reasonable opinion of the Seller, each Target Company has in place appropriate procedures for regular maintenance, support and disaster recovery of the IT Systems, follow appropriate procedures for protecting the IT Systems (including data breach policies, the off- site back-up of data and an adequate disaster recovery plan) from infection by Viruses in accordance with applicable Laws. The disaster recovery arrangements have been tested in the last 12 months. 13 During the three years prior to the date of this Agreement, the IT Systems have not: 13.1 failed to function in any way that has had a material effect on the business of the relevant Target Company, including in a manner which is materially defective or involves the suffering of significant or repeated disruption of use; or 13.2 so far as the Seller is aware, suffered any significant security breaches (including data breaches or related information security incidents). PART 10 DATA PROTECTION In this Part 10, the terms "controller", "processor", "data subject", and "personal data", (used lowercase throughout) or such analogous terms shall have the same meanings ascribed to them under Data Protection Laws. 1 Each Target Company has at all times in the last three years in carrying on the business (including in relation to the collection, holding, use or transmission of personal data) complied in all material respects with: (i) all Data Protection Laws; (ii) all Data Protection Policies of that Target Company and (iii) all contractual commitments, including any terms of use, entered into by that Target Company with respect to the processing of personal data or data security (collectively, the “Data Protection Requirements”) in each case in all material respects. So far as the Seller is aware, all vendors, processors, and other third parties acting for or on behalf of each Target Company in connection with the acquisition, access, use, processing, storage, transfer, disclosure, modification or destruction of personal data or that otherwise have been authorized by each Target Company to have access to personal data in the possession or control of each Target Company complies with, and has within the last five years complied with, all Data Protection Requirements in all material respects in relation to such activities. 2 Each Target Company has at all times complied in all material respects with the Payment Card Industry Data Security Standards (to the extent applicable to that Target Company). 3 Where required by Data Protection Laws, each Target Company has filed all necessary notifications with the relevant Competent Authority as required by Data Protection Laws, renewed such notifications and notified any changes as required by the Data Protection Laws and paid all requisite fees. 4 So far as the Seller is aware, there has been no Data Breach related to personal data requiring any notification to individuals or regulators under Data Protection Laws by any Target Company. 5 No personal data relating to the business of which a Target Company is a controller has been transferred to third countries, except in accordance in all material respects with Data Protection Laws. 6 No Target Company has received written notice from a data subject, Competent Authority or other third party that it has committed any breach of or failed to observe or perform any provision of any applicable Data Protection Laws, Data Protection Requirements, or any other applicable Laws applicable to the processing of Personal Data. So far as the Seller is aware, there are no circumstances which may give rise to the giving of any such notice. No Target Company has been the subject of any inquiry, investigation or enforcement action of any Competent Authority with respect to compliance with ay Data Protection Laws or Data Protection Requirement.

74 7 So far as the Seller is aware, no Target Company has experienced a Data Breach within the last three years, or been notified in writing by a third party engaged to process Personal Data on its behalf that a Data Breach has occurred. 8 In accordance with all applicable Data Protection Laws, the IT Systems operated by each Target Company on which Personal Data is processed enable the relevant Target Company to distinguish between the kinds of consent necessary for the processing of Personal Data and to make a record of consent being obtained and comply with any request made by a data subject under applicable Data Protection Laws such as to exercise their right of access to their Personal Data, to request its rectification or erasure, to object to its processing, to opt- out of certain data processing, to have access to it restricted, to receive a copy of their Personal Data in a machine-readable format etc. 9 Each Target Company has complied in all material respects with its obligations under the Data Protection Laws in respect of the use of electronic communications (including e-mail, text messaging, fax machines, automated calling systems and non-automated telephone calls) for direct marketing purposes. PART 11 OFFICERS AND EMPLOYEES 1 The Data Room contains: 1.1 particulars of each Employee’s date of birth, continuous service date, remuneration (including any benefits and privileges provided or which any Target Company is bound to provide them or their dependents now or in the future), allowances, type of contract, length of notice (or if fixed term, the expiry date of the fixed term and details of previous renewals) and the Target Company which employs or engages them; 1.2 a true and complete copy of the service agreement, employment contract or director appointment letter for each director and Employee of each Target Company; 1.3 particulars of each Worker’s remuneration (including any benefits and privileges provided or which any Target Company is bound to provide them or their dependents now or in the future), allowances, length of notice (or if fixed term, the expiry date of the fixed term and details of previous renewals) and the Target Company which engages them; 1.4 details of any Employee or Worker who works or performs services and/or is paid outside the country where the employing entity of such Employee or Worker is established, including the country where they are work or perform services and/or paid and the law governing their contract; 1.5 true and complete copies of the standard contracts of employment and engagement currently used by each Target Company for the different categories of Employees and Workers of the relevant Target Company, together with any material deviations from those standard terms; 1.6 copies of the governing and any other material documentation relating to the Pension Scheme, including all guarantees, letters of credit, funding agreements or other similar support arrangements in place in relation to the Pension Scheme and any material correspondence with any Competent Authority. 2 No Target Company is bound by, and no Employee otherwise has any entitlement to, any redundancy or severance payment in addition to statutory redundancy pay, nor is there any agreed procedure for redundancy selection applicable to any Employees. 3 The Data Room contains particulars of any profit sharing, bonus or commission schemes relating to the profit or sales of each Target Company. 4 No Target Company is involved in any ongoing, pending or, so far as the Seller is aware, threatened dispute, strike, stoppage, slowdown or negotiation with any trade union, works

75 council, other employee representative body or group or organisation of Employees or their representatives representing Employees and, so far as the Seller is aware, there are no circumstances in existence which are reasonably likely to give rise to the same. 5 Other than routine increases to the level of salary and benefits, no material changes have been proposed or agreed or are due to be considered or implemented to the terms and conditions or benefits of any Employee by any Target Company. 6 Every Employee or Worker who requires a work permit or other permission under applicable immigration applicable Laws to work in any jurisdiction in which they are providing services has a current work permit or other permission and all necessary permission to remain in the relevant jurisdiction and none of such permits or permissions will be affected as a result of the Transaction. 7 No offer of employment or engagement has been made by any Target Company to any person that remains open for acceptance but which has not yet been accepted, or which has been accepted but where the employment or engagement has not yet started. 8 There are no sums owing to or from any Employee or Worker other than reimbursement of expenses, wages for the current salary period and holiday pay for the current holiday year. 9 In the two years preceding the date of this Agreement, in respect of each of the Employees, all holiday pay has been calculated and paid in accordance with all applicable Laws (save for any immaterial non-compliance). 10 Full details of any bonus that any Target Company has determined has accrued to any Employee but which remains unpaid have been set out in the Disclosure Letter. 11 No Employee has given or received from a Target Company notice of termination of his or her employment or has entered into a termination agreement with any Target Company and, so far as the Seller is aware, there are no circumstances in existence which are reasonably likely to result in an Employee giving or receiving such notice. 12 In each case as a result of or in connection with the execution of the Agreement or consummation of the Transaction (whether alone or in conjunction with any other event, such as termination of employment): 12.1 there are no terms and conditions in place with any Employee or Worker, and no commitment has been made (whether or not legally binding) to any Employee or Worker, pursuant to which such person will be entitled to receive any payment or benefit (whether or not on an accelerated basis or under the Pension Scheme) or such person’s rights will change; 12.2 no entitlement of such Employee or Worker to terminate his or her employment or engagement will be triggered; and 12.3 no funding of benefits, or any breach of violation of or default under the Pension Scheme will be triggered. 13 True, complete and accurate copies of handbooks, policies and other documents which currently apply to the Employees and Workers have been provided in the Data Room. 14 There is no ongoing, pending or, so far as the Seller is aware, threatened dispute between any Target Company and a current or former director, Employee or Worker (or anyone on their behalf) relating to their employment or engagement (or the termination thereof) or in relation to or against any US Plan or the Pension Scheme or the trustees or administrators of any US Plan or the Pension Scheme or any of the assets of any trust (any, an 'Employment Dispute') and, so far as the Seller is aware, there are no circumstances in existence which are reasonably likely to give rise to an Employment Dispute.

76 15 No Employee is subject to a current disciplinary warning or procedure or any formal written grievance that remains unresolved. 16 During the three years prior to the date of this Agreement, no Target Company has been party to any "relevant transfer" as defined in the Transfer of Undertakings (Protection of Employment) Regulations 2006 or similar local legislation applicable to any Target Company (a 'Relevant Transfer'). So far as the Seller is aware, no Employee or former Employee has previously transferred to any Target Company at any time pursuant to a Relevant Transfer who prior to the Relevant Transfer was a member of a defined benefit pension arrangement. 17 No Target Company has made or provided any loan, advance or other financial assistance to, or for the benefit of, any current or former director, Employee or Worker (an 'Employee Loan') that is outstanding and each Target Company has paid all applicable Tax due in relation to any Employee Loan. 18 Details of any shares, share options or other rights in respect of or that relate to employment related securities (including any “phantom” arrangements) (any such rights referred to as 'Share Incentives') relating to any Target Company held directly or indirectly by any current or former director, Employee or Worker, including details of the plan, scheme or arrangement under which they are granted, the number of shares subject to each Share Incentive, the exercise price, grant date and type of award (including whether it is intended to be tax approved or otherwise benefit from a tax favourable regime) for each Share Incentive (as applicable) have been provided in the Data Room. 19 No Target Company has at any time established, settled assets to or otherwise has had any liability to any employee benefit trust. 20 No U.S.-based employee of the US Target classified as overtime exempt has any reasonable basis to claim status as overtime non-exempt with respect to the period prior to Completion and no circumstances exist under which the US Target likely would incur any material liability arising from the misclassification of U.S.-based employees with respect to the period prior to Completion as overtime exempt. 21 No U.S.-based independent contractor has any reasonable basis to claim status as an employee of the US Target with respect to the period prior to Completion and no circumstances exist under which the US Target likely would incur any material liability arising from the misclassification of U.S.-based employees with respect to the period prior to Completion as independent contractors. 22 All employees working in the U.S. are legally authorized to work in the U.S. and the US Target has retained completed U.S. Citizenship and Immigration Services Form I-9s (Employment Eligibility Verification) for each current U.S.-based employee of the US Target. 23 In the reasonable opinion of the Seller, each Target Company has promptly, thoroughly and impartially investigated all employment discrimination and sexual harassment allegations of, or against, any employee in respect of which any Target Company has received knowledge. With respect to each such allegation with potential merit, as deemed by the relevant Target Company in its sole discretion, in the reasonable opinion of the Seller, the relevant Target Company has taken prompt corrective action that is reasonably calculated to prevent further discrimination and/or harassment and, so far as the Seller is aware, the relevant Target Company does not reasonably expect to incur any liability with respect to any such allegation. PART 12 PENSIONS 1 Other than in relation to the pension arrangement operated by Aviva into which relevant UK Employees or Workers of the UK Target are automatically enrolled (the ‘Pension Scheme’), no Target Company has at any time been a party to or participated in or contributed to any scheme, agreement, or arrangement under which it has or may have any obligation (whether legally enforceable or not) to pay or make provision for payment of any pension, lump sum,

77 gratuity or other benefit on retirement, death, incapacity, sickness, disability or other similar circumstances and, in particular, no Target Company has at any time participated in or been a participating employer of any defined benefit pension arrangement or any defined contribution pension arrangement except where there is no liability (actual, prospective or contingent) for any Target Company. 2 Each Target Company has paid all contributions, insurance premiums, taxes and expenses due to and in respect of the Pension Scheme and there are no liabilities outstanding in respect of the Pension Scheme at the date of this agreement. 3 No Target Company has given any undertaking, assurance, proposal or announcement (whether legally enforceable or not) as to the introduction, continuance, improvement or increase of any pension, lump sum, gratuity or other benefit on retirement, death, incapacity, sickness, disability or other similar circumstances or as to the rights of any person to receive such benefits or is not paying nor has at any time paid any such benefit. 4 No Target Company is engaged or involved in any proceedings which relate to or are in connection with any scheme, agreement or arrangement for the provision for payment of any pension, lump sum, gratuity or other benefit on retirement, death, incapacity, sickness, disability or other similar circumstances, so far as the Seller is aware, no such proceedings are pending or threatened and, so far as the Seller is aware, there are no facts likely to give rise to any such proceedings. 5 The UK Target has complied in all material respects with its obligations under the Pensions Act 2008 and each Target Company has complied in all material respects with its obligations under all similar Laws to the extent applicable to such Target Company. 6 No Target Company has any obligation to provide any form of benefit to any person which was provided under an occupational pension scheme but which did not relate to benefits for old age, invalidity or survivors as a result of the operation of the Transfer of Undertakings (Protection of Employment) Regulations 1981 and/or the Transfer of Undertakings (Protection of Employment) Regulations 2006 or any equivalent Laws. 7 No person with which any Target Company is connected or of which any Target Company is an associate (where "connected" and "associate" have the meanings ascribed to such terms under sections 249 and 435 of the Insolvency Act 1986 respectively) participates, or has participated, as an employer in an occupational pension scheme other than a money purchase scheme (as defined in section 181 Pensions Scheme Act 1993). PART 13 US EMPLOYEE BENEFITS 1 A true and complete list of each US Plan are contained in the Data Room. With respect to each US Plan, the Seller has provided to the Buyer (i) a true, complete and correct copy of such US Plan or, if not written, a summary of the material terms of such US Plan, (ii) any related trust agreement, insurance contracts or documents of any other funding arrangements, and any service provider agreements, (iii) all current amendments, modifications or supplements to any such documents, (iv) the most recent IRS determination or opinion letter, if applicable, (v) the current summary plan description, if applicable, and any summaries of material modifications, (vi) the two most recent annual reports (Form 5500 series and all schedules and financial statements attached thereto) and non-discrimination testing results for the two most recent years, if applicable, (vii) the most recent actuarial valuation report, if applicable, and (viii) any non-routine, written communications relating thereto, including all such non-routine correspondence within the past three years with the IRS, the Department of Labor or any other Competent Authority regarding the operation or administration of any US Plan. 2 Each US Plan (and any related trust or other funding vehicle) (i) has been established, maintained, operated and administered in accordance with its terms in all material respects, and in material compliance with the terms of such US Plan and all applicable provisions of

78 ERISA, the Code and other applicable Laws, rules and regulations; (ii) all contributions, premiums and other payments due or required to have been paid by the US Target or applicable member of GHUI’s group to (or with respect to) any US Plan with respect to the Relevant Service Providers prior to the date of this Agreement have been paid or provided for in accordance with applicable Laws and the provisions of each US Plan and GAAP; and (iii) neither GHUI nor the US Target have (A) engaged in a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code with respect to any US Plan, or (B) breached any fiduciary duty imposed upon it by ERISA with respect to any US Plan. Each US Plan which is intended to be qualified within the meaning of Code Section 401(a) (i) has received a favourable determination letter from the IRS as to its qualification or is a prototype, volume submitter, or master plan that has received an opinion or advisory letter from the IRS, and no known circumstances exist that would reasonably be expected to result in any such letter being revoked; and (ii) each US Plan complies in form and in operation with its terms and the requirements of the Code, ERISA and all applicable Laws, and nothing has occurred that would or would reasonably be expected to cause the loss of such qualification or the imposition of any penalty or Tax losses on the US Target. 3 GHUI, US Target and any applicable US Plan has at all times complied in all respects with all provisions of the Patient Protection and Affordable Care Act, to the extent applicable, including the employer shared responsibility provisions relating to the offer of “affordable” health coverage that provides “minimum essential coverage” to “full-time” employees (as those terms are defined in Section 4980H of the Code and related regulations), and the payment of the applicable penalty, and the applicable employer information reporting provisions under Section 6055 of the Code and Section 6056 of the Code and related regulations. The US Target is not reasonably expected to incur or be subject to, any Tax, penalty or other Losses that may be imposed under the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010, as amended. 4 No US Plan is, and neither the US Target nor any ERISA Affiliate sponsors, maintains, administers or contributes to, or has ever sponsored, maintained, administered or contributed to, or has had or could have any Losses (whether direct or indirect, absolute or contingent and including on account of any ERISA Affiliate) with respect to, any employee benefit plan that (i) provides for defined benefit pension benefits or is subject to the funding standards of Section 302 of ERISA or Section 412 of the Code or subject to Title IV of ERISA; (ii) is a “multiemployer plan” (as defined in Section 3(37) of ERISA) (a “Multiemployer Plan”); (iii) is a “multiple employer plan” (as defined in Section 413(c) of the Code); (iv) is a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA); (v) is a voluntary employee benefit association (as defined in Section 501(a)(9) of the Code); (vi) is a tax-qualified “defined benefit plan” (as defined in Section 3(35) of ERISA); or (vii) a welfare benefit fund as defined in Section 419(e) of the Code. The US Target has not: (i) withdrawn from any pension plan under circumstances resulting (or expected to result) in a Loss to the Pension Benefit Guaranty Corporation; or (ii) engaged in any transaction which would give rise to a Loss of the US Target or Buyer under Section 4069 or Section 4212(c) of ERISA. 5 All required reports, summaries and communications (including Form 5500 Annual Reports, Summary Annual Reports, and Summary Plan Descriptions, and Form 1094-C and Form 1095-C) have been filed or distributed in compliance with the applicable requirements of ERISA, the Code and other applicable Laws with respect to each US Plan. 6 The US Target does not have any Losses for, and no US Plan provides or promises, any post- employment or post-retirement medical, dental, disability, hospitalization, life or similar benefits (whether insured or self-insured) to any Relevant Service Provider (other than coverage mandated by Section 4980B(f) of the Code or any similar applicable Laws). 7 The consummation of the transactions contemplated by this Agreement will not, either alone or in connection with any other event or transaction, (i) entitle any Relevant Service Provider to any compensatory payment or benefit (whether severance or otherwise), (ii) increase the amount of compensation of benefit due or payable to any such person set forth in the proceeding clause (i), (iii) accelerate the time of payment, vesting or funding (through a grantor trust or otherwise) of any compensation, benefit, equity award, or increase the amount

79 of any compensation or benefit due to any such Relevant Service Provider, (iv) otherwise give rise to any liability under or require a contribution by any US Plan, (v) restrict the ability of the US Target to merge, amend or terminate any US Plan after the Completion in accordance with its terms, without material Losses to Buyer or the US Target other than ordinary administrative expenses typically incurred in a termination event, or (iv) result in the forgiveness of any loan to a Relevant Service Provider. 8 Each US Plan subject to Section 409A of the Code has at all relevant times been maintained in documentary and operational compliance with the requirements of Section 409A of the Code and the Treasury Regulations thereunder in all respects, and the US Target has complied in all respects in practice and operation with, all applicable requirements of Section 409A of the Code. 9 Neither the US Target nor any ERISA Affiliate has any current or contingent obligation to gross up, indemnify, reimburse or otherwise make whole any person for any excise taxes, interest or penalties incurred pursuant to Section 409A or 4999 of the Code, or otherwise (including any corresponding provisions of state, local or foreign Tax law). 10 No payment or benefit, individually or together with any other payment or benefit, that could be received (whether in cash, property or the vesting of property), as a result of the transactions contemplated by this Agreement, either alone or in combination with another event, by any Relevant Service Provider would not be deductible by reason of Section 280G of the Code or could be subject to an excise tax under Section 4999 of the Code. PART 14 REAL PROPERTY 1 The particulars set out in Schedule 2 (Real Property) are true and accurate in all material respects. 2 The Properties are the only real property owned or occupied by a Target Company and no Target Company has any right of ownership, use, options, right of first refusal or obligation to purchase or acquire or liabilities in relation to any estate or interest in any land or buildings other than the Properties or pursuant to the Leases. 3 Complete and accurate copies of the Leases affecting each Property have been provided in the Data Room. 4 So far as the Seller is aware, no Target Company has any liability as tenant or guarantor (which liability is reasonably likely to be material in the context of the lease) arising from or relating to any real property previously used, occupied, leased or owned by that Target Company. 5 The Properties are free from any mortgage or charge, security interest, option, right of pre- emption, licence, rent charge, Encumbrance, overriding interest (as defined in the Land Registration Act 2002), or lien or other similar interest of any kind (including any arising by statute). 6 So far as the Seller is aware, save pursuant to the Hydrogen Lease, there are no easements, covenants, rights of way, Encumbrances, or other restrictions encumbering the Properties that, individually or in the aggregate, would or could reasonably be expected to impair the continued use, occupancy, valuation, and operation of the Properties or the business conducted thereon. 7 Each relevant Target Company is the legal and beneficial leasehold owner to, and in actual occupation and possession of, the Properties the subject of the Leases (and of the fixtures and fittings within them), free from Encumbrances, and, so far as the Seller is aware, no person, other than the relevant Target Company or the reversioner of such Properties, has any right to occupy the Properties the subject of the Leases. No Target Company has leased, licensed or otherwise granted any person or entity the right to use or occupy the owned Properties.

80 8 Other than in the ordinary course of business, the Seller is not aware of any major item of expenditure in relation to the Properties already incurred by the landlord or any Target Company of any of the Properties or expected to be incurred by any such lessor or any Target Company within the next 12 months which is reasonably expected to be recoverable in whole or in part from a Target Company. 9 So far as the Seller is aware, the state of repair and condition of the Properties could not reasonably be expected to impair the continued use, occupancy and operation of the Properties for the Business conducted thereon. 10 So far as the Seller is aware, there are no construction, developments, redevelopment works or fitting out works outstanding in respect of any of the Properties or any retentions or payments owed or due by a Target Company in respect of any such works. 11 So far as the Seller is aware, no written notice of any repair or dilapidations claims in respect of any Properties the subject of the Leases has been received by any Target Company in the preceding 12 months or is otherwise outstanding and the last demands for rent (or receipts if issued) were unqualified. 12 So far as the Seller is aware, no Target Company has received written notice of any material breach of the Leases which notice remains outstanding and, so far as the Seller is aware, all Leases are valid and in full force and effect, and none of the Seller is aware of any threat of, or any matter which would with the passage of time give rise to, a notice of material breach being served or cause or permit acceleration or other adverse changes of any right or obligation or the loss of any benefit under any of the Leases. 13 Each relevant Target Company has paid the rent (including any additional charges) falling due and payable under the Leases. 14 No rent review is in progress or otherwise outstanding under any of the Leases. 15 So far as the Seller is aware, the Properties are not subject (or, so far as the Seller is aware, reasonably likely to become subject) to any matter which might adversely affect a Target Company’s ability to carry on its existing business from the relevant Property in the same manner as at present. 16 So far as the Seller is aware, no Target Company is, nor is alleged to be, in material breach of any covenant, restriction, condition or obligation (whether statutory or otherwise) or other Encumbrance affecting the Properties or their use. 17 So far as the Seller is aware, no notice, action, claim, proceeding, demand, dispute or liability (contingent or otherwise) in respect of any Property or its use or operations or any violation of Law with respect to such Property, or any machinery, plant or equipment in any Property is outstanding or, so far as the Seller is aware, reasonably anticipated and the Seller is not aware of any matter which would reasonably be expected to lead to any such notice, complaint or requirement being issued or made. 18 All deeds and documents necessary to prove the title of a Target Company to the owned Properties have been provided in the Data Room and, where the title to any of the Properties is registered, the relevant Target Company is shown on the register thereof at the Land Registry (or applicable in the relevant jurisdiction) as the proprietor with absolute title. 19 So far as the Seller is aware, the development and use of the Properties comply in all material respects with all Planning Laws. 20 In relation to the Properties, in the reasonable opinion of the Seller no operative or implemented planning permission granted in the 5 years prior to the date of this Agreement has been given subject to unusual or onerous conditions or on a temporary or personal basis and, so far as the Seller is aware, no permission has been the subject of any enforcement process or suspended

81 or remains unimplemented in whole or in part and no planning application has been submitted which awaits determination. PART 15 ENVIRONMENTAL AND HEALTH AND SAFETY 1 Each Target Company is complying, and has at all times complied in all material respects with all EHS Laws. 2 So far as the Seller is aware, all Consents required or issued under EHS Laws which are necessary for carrying on the business of any Target Company, and including in relation to any discharge of water or wastewater, waste management, storage or Release of Hazardous Substances are in full force and effect and have been complied with in all material respects and, so far as the Seller is aware, there are no circumstances that could give rise to the modification, suspension or revocation of, non-compliance with, or lead to the imposition of unusual or onerous conditions on, or prejudice the renewal of, the same. 3 No proceeding or action relating to EHS Laws has been taken or, is pending, or so far as the Seller is aware, is threatened against any Target Company, any employees, directors or officers of any Target Company by any Competent Authority or third party, and so far as the Seller is aware there is no circumstance, condition, occurrence, action, inaction, omission, incident, activity or event that could give rise to any such proceeding, action, investigation, or claim relating to EHS Laws. 4 So far as the Seller is aware, there has been no Release by any Target Company at, in, on, under, migrating to, or from any Property or structure owned, leased, or occupied by any Target Company, and there are no Hazardous Substances in, on, under, emanating from, or migrating onto any portion of any Property or structure currently owned, leased, or occupied by, previously owned, leased, or occupied by any Target Company, in any case that would reasonably be expected to give rise to any material liability, investigation, enforcement action, designation of any Property as contaminated by any Competent Authority or to a material liability under any EHS Laws, and so far as the Seller is aware no such liability, investigation, enforcement action or designation has occurred, is pending, notified or is threatened. 5 Each Target Company has provided Buyer with, in the Data Room, true and correct copies of all material assessments, audits, investigations, inspections, and reports in their possession, custody, or under their reasonable control pertaining or related to any Property owned, leased, or occupied by any Target Company including any required under EHS Laws. 6 So far as the Seller is aware, there are no landfills, above-ground or underground storage tanks or uncontained or unlined storage treatment or disposal areas for any Hazardous Substance at, in, on or under any Property other than in material compliance with all EHS Laws and Consents. 7 So far as the Seller is aware, no Target Company has generated, manufactured, produced, stored, handled, sold, treated, used, disposed or arranged for the disposal of, placed, transported or arranged for the transportation of, recycled, distributed, exposed any Person to, or Released any Hazardous Substances in a manner that could result in a material violation of or a material liability under any EHS Law. 8 So far as the Seller is aware, no Target Company has agreed to assume any actual liability under any EHS Laws. PART 16 TAX COMPLIANCE - GENERAL 1 All notices, returns, reports, claims (including R&D tax credit claims) accounts, computations, statements, elections, assessments and registrations and any other necessary information

82 submitted, or which should have been submitted, by each Target Company to any Tax Authority for the purposes of Tax (‘Tax Returns’) have been made on a proper basis, were submitted within applicable time limits, were accurate and complete in all material respects when supplied and remain accurate and complete in all material respects. None of the above is, or, so far as the Seller is aware, is likely to be, the subject of any dispute with a Tax Authority. 2 All Tax for which each Target Company has been liable or is liable to account, has been duly paid (insofar as such Tax ought to have been paid). 3 Each Target Company has properly operated the Pay As You Earn system (including its application to National Insurance contributions) (or analogous system outside the United Kingdom) and has complied with all of its reporting obligations to HMRC or other relevant Tax Authority in connection with all benefits provided for employees and/or directors. 4 Each Target Company maintains complete and accurate records, invoices and other information in relation to Tax, that meet all legal requirements and enable the Tax liabilities of that Target Company to be calculated accurately. 5 No Target Company is, or has in the last six years been, liable to any penalty, interest, fine, default surcharge or any other similar payment in connection with any Tax. So far as the Seller is aware, there are no circumstances which are likely to result in any Target Company becoming liable to pay any penalty, interest, fine or default surcharge in connection with any Tax. 6 No Target Company is, nor has been at any time in the last six years, involved in any dispute with or been subject to investigation, non-routine visit, audit, enquiry, access order or discovery by any Tax Authority and, no such dispute, investigation, non-routine visit, audit, enquiry, access order or discovery is planned or has been threatened in writing, and, so far as the Seller is aware, there is no fact or circumstance which is likely to give rise to such dispute, investigation, non-routine visit, audit, enquiry, access order or discovery. 7 No Target Company is, nor (so far as the Seller is aware) is likely to become, liable to pay, or make reimbursement or indemnity in respect of, any Tax (or amounts in respect of Tax) in consequence of the failure by any other person to discharge any Tax. 8 No Tax Authority operates any special arrangement in relation to the Tax affairs of any Target Company (being an arrangement not based on a strict application of the relevant Tax legislation and not available to taxpayers generally (by way of statements of practice or published concession or otherwise)). 9 No Tax liability will arise in any Target Company as a result of entering into this Agreement or Completion, for example by deeming for Tax purposes any Target Company to dispose of and reacquire any assets (whether tangible or intangible). 10 The Accounts include provision or reserve (as appropriate) in accordance with generally accepted accounting practice for all Tax liable to be assessed on each Target Company or for which each Target Company is accountable in respect of profits earned, accrued or received on or before the Accounts Date, proper provision has been made in the Accounts for deferred Tax in accordance with generally accepted accounting practice. 11 All clearances and consents obtained by each Target Company from any Tax Authority were based on accurate disclosure of all the relevant facts and circumstances and no such clearance or consent is liable to be withdrawn, nullified or rendered void and the transactions or other events for which the clearance or consent was obtained have been carried into effect (if at all) only in accordance with the terms of the application and the clearance or consent. 12 No Target Company has entered into an agreement or waiver extending any statute of limitations with respect to Taxes, agreed to any extension of time with respect to a Tax assessment or deficiency, or entered into any closing agreement under applicable Tax

83 Legislation (other than extensions of time to file the most recently due tax returns as offered to taxpayers without need for consent). No power of attorney granted by any Target Company with respect to any Taxes is currently in force. 13 Each Target Company has withheld or collected and timely paid over to the appropriate Tax Authority all Taxes required by Law to be withheld or collected and paid, and each Target Company has properly received and maintained any and all certificates, forms, and other documents required by Law for any exemption from withholding and remitting any Taxes and has complied with all information reporting requirements, including US IRS Forms 1042-S, 1099, and W-2 and any US state or local equivalent forms that are required to have been filed with the appropriate Tax Authority or provided to the appropriate persons. 14 No Target Company is a party to, is bound by, or has any obligation under any Tax allocation contract or agreement, Tax sharing contract or agreement, Tax indemnity contract or agreement, or other similar contract or agreement relating to Taxes. 15 The US Target has disclosed on its Tax Returns all positions taken therein that are likely to give rise to a substantial understatement of US federal income tax within the meaning of Section 6662 or Section 6662A of the Code (or any similar provision of US state or local Tax Law). The US Target has not participated in, and is not currently participating in: (i) any “reportable transaction”, as defined in Section 6707A(c)(1) of the Code and US Treasury Regulations Section 1.6011-4(b), or (ii) any transaction requiring disclosure under a corresponding or similar provision of US state or local Tax Legislation. 16 The US Target has not distributed the equity interests of another person or had its equity interests distributed by another person, in a transaction intended or purported to be governed, in whole or in part, by Section 355 or 361 of the Code (or any corresponding or similar provision of US state or local Tax Law). 17 The US Target is in compliance with all applicable escheat, unclaimed property, or similar Laws and has timely paid to the appropriate Competent Authority all amounts required to be paid by the US Target thereunder. 18 Since the US Target will be treated as a disregarded entity for U.S. federal income tax purposes, the US Target will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any Tax period (or portion thereof) beginning after the Completion Date as a result of any: (i) change in method of accounting for a Tax period (or portion thereof) ending on or before the Completion Date; (ii) use of an improper method of accounting for a Tax period (or portion thereof) ending on or before the Completion Date; or (iii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of US state or local Tax Legislation) executed prior to Completion. 19 Except for the Disregarded Entity Election, prior to Completion, the UK Target has never filed, and will not file, a US Internal Revenue Service Form 8832 (Entity Classification Election). At all times from and after the DRE Effective Date, the UK Target will be validly classified as a disregarded entity for US federal income tax purposes (and, where applicable, US state and local Tax purposes). The UK Target’s entity classification was [not] “relevant” (within the meaning of US Treasury Regulations Section 301.7701-3(d)) at any time during the sixty months prior to the DRE Effective Date. 20 At all times from and after the LLC Conversion, the US Target will be validly classified as a disregarded entity for US federal income tax purposes (and, where applicable, US state and local Tax purposes), and no election will be filed or made to change such classification for US federal income tax purposes (and, where applicable, US state and local Tax purposes). 21 No Target Company is, or will be as a result of arrangements entered into prior to the date of this Agreement, obliged to make or be entitled to receive any payment for the surrender of losses under Part 5 or Part 5A of CTA 2010 or for the surrender of tax refunds under section 963 of CTA 2010 in respect of any period ending on or before the date of this Agreement or any repayment of such a payment.

84 TAX RESIDENCY 22 Each Target Company is, and has at all times been, resident for Tax purposes solely in its jurisdiction of formation provided that the US Target is a resident of the United States and may have been resident in states (within the United States) other than its state of formation due to having an office or property in such state or doing business in that state. 23 No Target Company has, nor has had at any time, any permanent establishment or other taxable presence in any jurisdiction other than its jurisdiction of formation. TAX GROUPS 24 The Disclosure Letter contains full particulars of all groups and/or fiscal unities, in each case for Tax purposes, of which each Target Company is, or has at any time in the last six years been, a member other than solely with the other Target Company. EMPLOYEE BENEFITS 25 Full details of any loans or advances made, or agreed to be made, by any Target Company or the Seller to or for the benefit of any officers or employees (including any former officers and employees) of any Target Company have been disclosed in the Disclosure Letter where those loans or advances existed (or were subject to an agreement to be made) at any time in the last six years. No Target Company or Seller has released or written off, or agreed to release or write off, the whole or any part of any such loans or advances, and no such loans or advances remain outstanding or unpaid at Completion. 26 The Disclosure Letter contains details of all shares, rights to shares or options in respect of shares which have at any time been granted or provided to any employee, director or officer or any former employee, director or officer of a Target Company (including the grant or re- grant, amendment or variation and exercise of such options) and which could give rise to a liability to Tax or any payroll or reporting obligation for a Target Company. 27 There are no employee benefit trusts, family benefit trusts or similar arrangements established by any Target Company or any shareholder of any Target Company under which any current or former employees or directors of any Target Company (or any nominees or associates of such employees or directors) may benefit in any form. 28 No payments or loans have been made to, no assets have been made available or transferred to, and no assets have been earmarked, however informally, for the benefit of, any employee or former employee (or any associate of such employee or former employee) of any Target Company by an employee benefit trust or another third party, falling within the provisions of Part 7A ITEPA 2003 (as defined in paragraph 1 of Schedule 9 (Tax Covenant)) and no trust or arrangement exists which is capable of conferring such a benefit. TRANSFER PRICING 29 No Target Company has made or been required to make any adjustment to its profits under transfer pricing legislation, and all transactions or arrangements made by each Target Company have been made on arm’s length terms and the processes by which prices and terms have been arrived at have, in all cases, been fully and properly documented in all material respects so far as required by applicable Law. 30 No Target Company has entered into any advance pricing agreement or bilateral advance pricing arrangement with any Tax Authority. ESTATE AND INHERITANCE TAX 31 So far as the Seller is aware, no Target Company is liable to be assessed to any estate or inheritance tax and neither its assets nor its shares are subject to any charge (or are liable to be subject to any charge, mortgage or sale) in relation to any unpaid estate or inheritance tax.

85 STAMP AND TRANSFER DUTIES 32 All instruments and documents executed by any Target Company have been properly stamped, and any stamp, transfer, registration or transaction taxes or duties applicable in any applicable jurisdictions have been paid in respect of such instruments and documents (as relevant). 33 All documents to which any Target Company is a party and which affect the right, title or interest of such Target Company to or in any of its property or, in the enforcement of which the relevant Target Company is otherwise interested, were duly stamped within the requisite period for stamping. TAX AVOIDANCE 34 No Target Company has been involved in any transaction, series of transactions, scheme or arrangement a main purpose of which was the avoidance, deferral or mitigation of Tax, or in any commercial transaction into which steps were inserted with a main purpose of avoiding, mitigating or deferring Tax. VAT 35 The UK Target is a taxable person for UK VAT purposes, has been registered for UK VAT at all times that it has been required to be registered by the relevant legislation and its registration is not subject to any conditions imposed by or agreed with any Tax Authority. No Target Company is registered (or required to be registered) for VAT in any jurisdiction outside of the UK. 36 No Target Company owns any assets which are capital items for the purposes of the capital goods scheme under Part XV of the Value Added Tax Regulations 1995 and which could be subject to adjustment under such scheme. 37 Each Target Company can make full recovery of input tax (or its equivalent in any applicable jurisdiction) for VAT purposes. CORPORATE CRIMINAL OFFENCES 38 As far as the Seller is aware, no person, acting in the capacity of an Associated Person (as defined in section 44(4) of the CFA 2017) of any Target Company has committed: 38.1 a UK tax evasion facilitation offence under section 45(5) of the CFA 2017; or 38.2 a foreign tax evasion facilitation offence under section 46(6) of the CFA 2017. 39 Each Target Company has in place (and has had in place at all relevant times) such prevention procedures (as defined in sections 45(3) and 46(4) of the CFA 2017) as are proportionate to its business risk and are in line with any guidance published from time to time pursuant to section 47 of the CFA 2017. PART 17 BROKERS 1 There are no brokerage commissions, finders’ fees or similar compensation payable in connection with the Transaction based on any arrangement or agreement made by or on behalf of the Seller or any Target Company.

86 SCHEDULE 6 SELLER'S PROTECTION INTERPRETATION AND APPLICATION 1 This Schedule limits the liability of the Seller under this Agreement to the extent set out herein. 2 Notwithstanding any other provision of this Schedule, save for paragraph 8 of this Schedule 6, none of the limitations, exclusions, caps, baskets, thresholds, de minimis amounts, time limits, notice requirements, conduct requirements, mitigation principles, or other restrictions set out in this Schedule shall apply to, limit, or otherwise affect, any claim, liability, indemnity, reimbursement obligation, undertaking, or remedy arising out of, under, or in connection with: (a) clause 6.4 (to the extent relating to the mechanics of the issuance and transfer of the Consideration Shares); (b) clause 6.5 (Seller onward distributions); (c) clause 19 (Registration Rights), including the expense, indemnity, advance-funding, reimbursement-survival, and information-update provisions thereof; (d) clause 20 (Lock-Up), including all transfer restrictions, stop-transfer authorisations, and legend requirements; (e) clause 21 (Securities Law Representations, Covenants and Indemnities), including all representations, warranties, covenants, undertakings, and indemnities of the Seller and the Selling Stockholders set out therein; (f) any Selling Stockholder Indemnity, Securities Law Certificate, Registration Rights Joinder, Lock-Up Agreement, or Lock-Up Joinder delivered to IM Inc. or the Buyer; (g) any obligation of the Seller or any Selling Stockholder to reimburse Registration Expenses or to bear Selling Expenses; (h) any breach of the Seller’s or any Selling Stockholder’s transfer restrictions, information covenants, or update covenants; (i) any breach of the confidentiality of any suspension notice, blackout notice, or similar notice delivered by IM Inc.; and (j) any claim for injunctive relief, specific performance, or other equitable remedy in respect of any of the foregoing. The matters listed in paragraphs (a) to (j) above are referred to in this Agreement as the ‘Carved-Out Securities Matters’. 3 The limitations, exclusions and other provisions in this Schedule: 3.1 save as expressly provided in this Schedule, shall not apply to any Warranty Claim relating to the Fundamental Warranties; 3.2 shall not apply: (a) to any Warranty Claim or Tax Claim that arises from; or (b) to the amount by which any Warranty Claim or Tax Claim is increased as a result of; or (c) where the delay in the discovery of any Warranty Claim or Tax Claim arises from; fraud or wilful concealment by the Seller. The amount, or the increase in the amount, of any such Warranty Claim or Tax Claim shall accordingly be disregarded for the purpose of calculating the amounts specified in paragraphs 5, 7, and 8. TIME FOR MAKING WARRANTY CLAIMS, TAX CLAIMS AND INDEMNITY CLAIMS 4 The Seller shall not (subject to paragraph 2 and 3) be liable for a Warranty Claim, Tax Claim or Indemnity Claim unless: 4.1 the Buyer gives to the Seller written notification of the particulars of the Warranty Claim, Tax Claim or Indemnity Claim in reasonable detail (if and to the extent known): (a) in the case of a Warranty Claim relating to the Fundamental Warranties, on or before the seventh anniversary of Completion; (b) in the case of a Tax Claim, on or before the date which falls 90 days after the expiry of the applicable statutory period of limitation for an audit or assessment by the relevant Tax Authority in respect of the Tax that is the subject of the relevant Tax Claim;

87 (c) in the case of an Indemnity Claim, on or before the second anniversary of Completion; or (d) in any other case, on or before the third anniversary of Completion; and 4.2 in the case of a Warranty Claim, liability for the Warranty Claim is accepted by the Seller in writing or court proceedings in respect of the Warranty Claim are instituted and duly served in either case within nine months from the date of notification of the Warranty Claim under paragraph 4.1. EXCLUSION OF SMALL WARRANTY CLAIMS 5 The Seller shall (subject to paragraph 2) not be liable for a Warranty Claim (excluding any Warranty Claim relating to the Fundamental Warranties) unless the amount payable in respect of that Warranty Claim exceeds £50,000 in respect of Warranty Claims (other than Warranties set out in paragraphs 1-8 of Part 5 of Schedule 5) or exceeds £10,000 in respect of Warranties set out in paragraphs 1-8 of Part 5 of Schedule 5 or Warranty Claims. 6 For the purpose of paragraph 5, two or more Warranty Claims arising from the same circumstance or event, or from the same set of circumstances or series of events, shall be treated as a single Warranty Claim. MAXIMUM LIABILITY AND W&I POLICY 7 Subject to paragraph 8, the total liability of the Seller for all Warranty Claims (other than Excluded Claims) and Tax Claims (other than Excluded Claims) shall not exceed £1.00 and the Buyer acknowledges and agrees that its sole recourse above such amount for any Warranty Claim (other than Excluded Claims) or Tax Claim (other than Excluded Claims) shall be a claim under the W&I Policy. The Buyer acknowledges and agrees that such limit shall apply notwithstanding the terms of the W&I Policy or any subsequent non-payment under the W&I Policy or any vitiation or expiry or termination of the W&I Policy or insolvency of the insurers of the W&I Policy. The Buyer undertakes to the Seller that no amendment, variation or waiver shall be made to or in respect of the subrogation provisions or the rights of third party provisions of the W&I Policy (including the provisions of the W&I Policy Extract which is delivered to the Seller on exchange of this Agreement). 8 Subject to paragraph 7, the aggregate liability of the Seller in respect of all Excluded Claims, Indemnity Claims, the Carved-Out Securities Matters and any other claims against the Seller under this Agreement shall not exceed an amount equal to the aggregate of the UK Consideration and the US Consideration. CHANGES IN LEGISLATION ETC 9 The Seller shall not be liable for any Warranty Claim if and to the extent that the Warranty Claim arises or the amount of the Warranty Claim is increased after the date of this Agreement as a result of: 9.1 the enactment of any Law after the date of this Agreement; or 9.2 a judgment or change in the interpretation or application of any Law or any ruling or practice of any Competent Authority (including any Tax Authority) after the date of this Agreement. COMPLETION ACCOUNTS 10 The Seller will not be liable in respect of an Excluded Claim and/or Indemnity Claim arising out of a matter or circumstance that is provided for in Completion Accounts unless the

88 provision is insufficient, in which case this paragraph 9 will not limit the Seller's liability to the extent that the provision is insufficient. RECOVERY FROM THIRD PARTIES 11 The amount of the Seller's liability for any Warranty Claim and/or Indemnity Claim shall be reduced by any sum which is recovered (whether by way of insurance, indemnification or otherwise) by the Buyer (or any other member of the Buyer Group (otherwise than from another of those companies)) from a third party in respect of the loss or damage suffered because of the relevant breach, less the amount of any reasonable costs and expenses incurred in obtaining payment of that sum and of any Tax for which the Buyer (or any other member of the Buyer Group) may be liable because of its receipt of that sum and if the Seller has paid to the Buyer any amount in respect of the Warranty Claim or Indemnity Claim (as applicable) before the recovery of that sum, the Buyer shall repay to the Seller, or procure the repayment to the Seller of, the amount by which the liability is so reduced. NO DOUBLE RECOVERY 12 The Buyer shall not be entitled to recover damages or otherwise obtain reimbursement or restitution under this Agreement more than once in respect of the same loss. NO RESCISSION 13 Rescission shall not be available as a remedy for any breach of this Agreement after Completion. CONTINGENT LIABILITIES 14 The Seller shall not have any liability in respect of a Warranty Claim relating to or arising from a liability that is contingent or not otherwise capable of being quantified unless and until that liability ceases to be contingent and becomes an actual liability that is capable of being quantified. 15 So long as any Warranty Claim arising by reason of a contingent liability shall have been notified to the Seller in accordance with paragraph 4.1, then paragraph 4.2 shall be amended in relation to such Warranty Claim so as to require that proceedings be commenced within 12 months from the date on which such contingent liability ceases to be contingent. DUTY TO MITIGATE 16 Nothing in this Schedule shall diminish the Buyer’s common law obligations to take reasonable steps to mitigate any losses which it or a member of the Buyer Group may suffer or incur arising out of any Warranty Claim. LIMITATION ACT 17 The Seller shall not plead the Limitation Act 1980 in respect of any Tax Claim. CONDUCT OF CLAIMS 18 If the Buyer becomes aware of any claim or threatened claim by any person who is not a party to this agreement against the Buyer or the UK Target that, in each case, may give rise to an Indemnity Claim (a Third Party Claim), the Buyer must: 18.1 as soon as reasonably practicable give written notice of the Third Party Claim to the Seller, so far as practicable, specifying reasonable details of the nature of the Third Party Claim;

89 18.2 keep the Seller fully informed of the progress of, and all material developments in relation to, the Third Party Claim and provide the Seller with copies of all information and correspondence relating to the Third Party Claim; and 18.3 give, and procure that each member of the Buyer's Group will give, the Seller and their professional advisers access at reasonable times within working hours and on reasonable prior notice of not less than 48 hours to its premises and personnel and to any relevant assets, accounts, documents or records within its control (and subject to any applicable confidentiality obligations), for the purposes of enabling the Seller and their advisers to assess the Third Party Claim and enabling the Seller to exercise and their rights under this paragraph 18; 18.4 subject to the Seller indemnifying the Buyer in accordance with paragraph 18 of this Schedule, take (and procure that each member of its Group will take) such action as the Seller may reasonably request in writing to avoid, dispute, resist, mitigate, compromise or defend the Third Party Claim and to appeal against any judgment given in respect of it; and 18.5 in respect of any Third Party Claim in relation to the CEO Claim and Environmental Indemnity only, not, and must procure that no other member of its Group will, agree any compromise or settlement, or make any admission of liability or payment in relation to such Third Party Claim without the prior written consent of the Seller (such consent not to be unreasonably withheld or delayed). 19 The Seller must indemnify the Buyer in respect of all reasonable costs, charges, liabilities and expenses that are properly incurred by the Buyer or any other member of its Group as a consequence of any actions taken by or at the request of the Sellers in accordance with paragraph 18.4 or paragraph 18.5 of this Schedule. 20 For the purposes of paragraph 18.4 or 18.5, the Buyer shall not be required to take any action or refrain from taking any action, and will be deemed to have acted reasonably in not taking any action or refraining to take action, where doing so or would reasonably be likely to: 20.1 be a breach of applicable Laws; or 20.2 have a material adverse effect on any of the Buyer or any Target Group Company. 21 In the event that a Third Party Claim also constitutes (or becomes) an Uninsured Tax Demand (as defined in Schedule 9 (Tax Covenant)), the provisions of paragraph 18 shall not apply to that Third Party Claim and the provisions of paragraph 4 of Schedule 9 (Tax Covenant) shall apply instead. CONDUCT OF CEO CLAIM 22 Subject to paragraph 23 of this Schedule 6, the Buyer shall and shall procure that the UK Target, delegates the conduct of any legal proceedings in respect of the CEO Claim. For this purpose, the Buyer must retain a firm of solicitors selected by the Seller to proceed on behalf of the Buyer in relation to the CEO Claim in accordance with the instructions of the Seller, and the Buyer must give such information and assistance to the Seller or the appointed solicitors as they may reasonably require in connection with the conduct of the CEO Claim. 23 The Buyer shall not be required to take any action or refrain from taking any action, and will be deemed to have acted reasonably in not taking any action or refraining to take action, where doing so or would reasonably be likely to: 23.1 be a breach of applicable Laws; or 23.2 have a material adverse effect on any of the Buyer or the UK Target. 24 For the purposes of paragraph 22 of this Schedule 6, the Buyer and the Seller agree that they, together with the UK Target, share a common legal interest in the CEO Claim and any information can be exchanged between them on a confidential basis.

90 CONSENT 25 The Seller will have no liability in respect of any Warranty Claim if and to the extent that the relevant Warranty Claim arises or is increased as a result of an act, omission or transaction carried out, or as the case may be, omitted to be carried out prior to Completion either at the written request of, or with the prior written consent of, the Buyer.

91 SCHEDULE 7 PRE-COMPLETION OBLIGATIONS 1 The Seller shall procure that to the extent permitted by law and except with the prior written consent of the Buyer (not to be unreasonably withheld or delayed) no Target Company shall at any time before Completion: 1.1 create, allot, issue, repurchase or redeem any shares or other securities; 1.2 pass any shareholder resolution (whether in general meeting or by written resolution); 1.3 appoint or terminate the appointment of any director or officer; 1.4 declare, make or pay any dividend or other distribution (including any distribution of any insurance proceeds received between the date of this Agreement and Completion other than any proceeds received pursuant to the BI Insurance Claim); 1.5 make any change in the nature of its business as carried on at the date of this Agreement; 1.6 manage its business otherwise than in the ordinary course of business; 1.7 do or omit to do anything which the Seller is aware is reasonably likely to materially adversely affect the financial position or goodwill of its business; 1.8 dispose of, whether by one or a series of transactions, the whole or a substantial part of its business, undertaking or assets; 1.9 dispose of any shares or other securities in any Target Company or acquire any shares or other securities in any company or any interest in any of the same or take any other action where any company becomes its subsidiary undertaking; 1.10 dispose of any material asset used or required for the operation of its business in excess of £1,000,000; 1.11 save in relation to the upgrade of the electrical systems in Connecticut, incur any capital expenditure in excess of £500,000 in any individual case or £2,000,000 in the aggregate; 1.12 acquire, whether by one or a series of transactions, the whole or a substantial part of the business, undertaking or assets of another person; 1.13 enter into any contract or commitment for an amount exceeding in any one instance £1,000,000 and which by its terms is capable of lasting more than 12 months, or which is in any way otherwise than in the ordinary course of its business; 1.14 make or permit any amendment, variation, deletion, addition, renewal or extension to or of, or terminate or give any notice or intimation of termination of any of the Material Contracts or breach, repudiate or fail to comply with the terms of any of the Material Contracts; 1.15 enter into any transaction other than on arm's length terms; 1.16 terminate or allow to terminate or lapse any contracts which any Target Company is required by applicable Laws to hold in order to carry on its business in the ordinary course; 1.17 make any payment or incur any liability to or enter into agreement or arrangement with the Seller or any Connected Person of the Seller or any of Ian Martin Jones, Peter Kendal Hargreaves, Rosemary Jane Hargreaves or Michelmores Trust Corporation Limited other than the payment of salary and provision of employment benefits in the ordinary course of business;

92 1.18 enter into any lease purchase, hire purchase or similar agreement or arrangement for payment on deferred terms in excess of £1,000,000; 1.19 grant, modify, agree to terminate or permit the lapse of any Intellectual Property Rights or enter into any agreement in respect of such rights; 1.20 change the use of the Properties or vary the terms on which it holds the Properties or on which the Properties are occupied under any lease, tenancy or licence or settle any rent review or purchase, lease or licence any new real property; 1.21 enter into, amend, renew or prematurely repay any material loan, borrowing or other form of funding, financial facility or assistance excluding trade debtors and creditors in the ordinary course; 1.22 enter into, amend or terminate any foreign exchange contract, interest rate swap, collar, guarantee or agreement or other interest rate instrument or any contract or arrangement relating to derivatives or differences or in respect of which the financial outcome is to any extent dependent upon future movements of an index or rate of currency exchange or interest or in the future price of any securities or commodities; 1.23 create or grant any Encumbrance over any of its assets or undertaking; 1.24 make any loan to any person or grant any financial facility or assistance to, or guarantee or indemnity for, any person; 1.25 commence, settle or discontinue any legal proceedings or arbitration or settle or release any claim, demand or dispute or waive any right in relation to any of the foregoing, except for routine debt collection not exceeding £100,000 in aggregate; 1.26 enter into, amend or terminate any joint venture, partnership or agreement or arrangement for the sharing of any profits or assets; 1.27 terminate the employment of any of its employees whose gross annual remuneration exceeds £100,000 or engage any new employee whose gross annual remuneration exceeds £100,000 or make or agree to make any material alteration to the terms of employment of any of its employees; 1.28 enter into any death, retirement, profit sharing, bonus, share option, share incentive or other scheme or any non-contractual benefit for the benefit of any of its directors, officers, employees, or their dependants or make any variation to any existing scheme or benefit; 1.29 permit or suffer any of its insurances in respect of any of its assets or its business to lapse or do anything which would make any policy of insurance void or voidable; 1.30 alter, amend or vary or agree to alter, amend or vary the accounting policies of any Target Company, unless such alteration, amendment or variation is required by law or relevant accounting requirements; 1.31 seek, change or agree to a Tax ruling or file any Tax return, claim, election or other document relating to Tax on a basis inconsistent with past practice or alter its Tax reporting or payment practices or change any material basis, accounting method, accounting period, policy or practice relating to Tax, or change its Tax residence or establish a new permanent establishment or other taxable presence in any jurisdiction for Tax purposes; 1.32 amend, retract or re-submit any Tax return which has previously been submitted to a Tax Authority, or amend, disclaim or revoke any claim, surrender or election relating to Tax which has previously been received or submitted or notified to any Tax Authority or otherwise given effect pursuant to applicable law, in each case unless such action and its effect is not material;

93 1.33 settle, compromise, agree or negotiate any non-routine audit, enquiry, assessment, dispute or litigation relating to Tax with any Tax Authority; or 1.34 enter into any agreement or obligation to do anything prohibited by paragraph 1.1 to 1.33 inclusive. 2 From the date of this Agreement until Completion, the Seller shall: 2.1 not, without the prior written consent of the Buyer (not to be unreasonably withheld or delayed), do or omit to do, or permit or procure any other person to do or omit to do, any act or thing the doing or omission of which, so far as the Seller is aware (acting reasonably and in good faith) at the relevant time, would be reasonably likely to cause, constitute or result in a breach of any of the Fundamental Warranties; 2.2 promptly notify the Buyer in writing of any matter that the Seller is aware (acting reasonably and in good faith) at the relevant time would constitute a Material Adverse Change; 2.3 procure that the business of each Target Company is conducted in the ordinary course and in all material respects in accordance with all Laws; and 2.4 not, without the prior written consent of the Buyer (not to be unreasonably withheld or delayed), do, or permit or procure any other person to do, any act or thing the doing of which would result in the business of any Target Company not being conducted in the ordinary course and in all material respects in accordance with all Laws (in the relevant parts of the world in which that business is carried on); and 3 Nothing in paragraphs 1 or 2 above shall operate to prevent any action or matter which: 3.1 is required by Law; 3.2 is permitted or required in relation to the US Reorganisation; or 3.3 is expressly permitted or expressly required by any Transaction Document.

94 SCHEDULE 8 RESTRICTIVE COVENANTS PART 1 INTERPRETATION 1 In this Schedule: 'Restricted Business' means any business which competes with any business carried on by any Target Company as at the Completion Date (including any business which is, as at Completion, planned to be carried on by any Target Company); and 'Restricted Territory' means the United Kingdom and the United States. PART 2 RESTRICTIONS 1 The Seller shall not, and shall procure that each of its Connected Persons shall not (subject to paragraph 2), without the prior written consent of the Buyer: 1.1 for a period of three years from the Completion Date directly or indirectly carry on or be engaged or interested in any way in a Restricted Business, within the Restricted Territory except as provided by Part 3 of this Schedule; 1.2 for a period of three years from the Completion Date directly or indirectly (whether alone or in conjunction with or on behalf of some other person) solicit or entice, or endeavour to solicit or entice, away from any Target Company any person who is, or who at any time within 12 months before the Completion Date was, employed or engaged by any Target Company; 1.3 for a period of three years from the Completion Date directly or indirectly (whether alone or in conjunction with or on behalf of some other person) solicit, or endeavour to solicit, any person who at any time within 12 months before the Completion Date was a customer of any Target Company to any business in connection with a Restricted Business; 1.4 for a period of three years from the Completion Date, have any business dealings with (whether alone or in conjunction with or on behalf of some other person) a supplier to any Target Company, if the Seller is aware such dealings would cause or are reasonably likely to cause such supplier to cease supplying, or materially reduce its supply of goods or services to a Target Company; 1.5 at any time after Completion: (a) directly or indirectly use, or attempt to use, for any business or other commercial purpose any name which is identical to or confusingly or deceptively similar to any name used by any Target Company as its corporate name or as a name under which it carries on business including the names 'Goonhilly' and ‘Comsat’; or (b) directly or indirectly use or infringe or attempt to use or infringe for any business or other commercial purpose any trade mark, design, domain name, logo, patent, copyright or goodwill used or owned by any Target Company at any time within 12 months before the Completion Date. 2 In the case of Piran James Trezise only, the references to “three years from the Completion Date” in paragraph 1 shall be deemed to be amended to “one year from the Completion Date”. PART 3 EXEMPTION 1. Nothing contained in Part 2 of this Schedule shall prevent any of the Seller or GHUI or any Connected Person of the Seller from:

95 1.1 owning or acquiring for the purposes of investment not more than five % of any class of shares or other securities of any undertaking listed on a recognised investment exchange as such term is defined in section 285 of the Financial Services and Markets Act 2000; 1.2 in the case of Piran James Trezise only, performing services to a member of the Buyer's Group in accordance with the terms of his employment with the Buyer's Group; or 1.3 owning or acquiring shares in GOMspace Group AB.

96 SCHEDULE 9 TAX COVENANT 1 INTERPRETATION 1.1 In this Schedule, unless the context otherwise requires: ‘Accounts Relief’ means any Relief (including any right to repayment of Tax) which is taken into account in computing (and thereby reducing), or in obviating the need for, any provision for deferred tax in the Deal Completion Accounts, or which is shown as an asset in, or referred to in the notes to, the Deal Completion Accounts; ‘Auditors’ means the auditors of the relevant Target Company for the time being; ‘Buyer’s Relief’ means: (i) any Accounts Relief, (ii) any Relief attributable to a period after Completion or arising as a result of any Event occurring or deemed to occur after Completion, or (iii) any Relief of any member of the Buyer’s Tax Group (other than either Target Company); ‘Buyer’s Tax Group’ means the Buyer and any company which at the relevant time is in the same group of companies as the Buyer for the purposes of any Tax or Relief pursuant to Tax Legislation, and ‘member of the Buyer’s Tax Group’ shall have a corresponding meaning; 'Deal Completion Accounts' means the Completion Accounts and the “Completion Accounts” as defined in, and prepared pursuant to, the US Agreement (together or individually as the context requires); ‘Event’ includes any event or transaction (including entering into this Agreement and the US Agreement), act (including Completion or Closing (as defined in the US Agreement)), omission, receipt or distribution, and reference to an Event occurring or having occurred (or being deemed to occur or have occurred) on or before Completion shall include any combination of two or more Events the first or some part of which may have occurred or be deemed to have occurred on or before Completion outside the ordinary course of business of the relevant Target Company as carried on at Completion; ‘ITEPA’ means the Income Tax (Earnings and Pensions) Act 2003; ‘Overprovision’ means the amount by which any provision for Tax in the Deal Completion Accounts (other than a provision for deferred Tax) is overstated (except to the extent that such overstatement results from the utilisation of a Buyer’s Relief), applying the accounting policies, principles and practices adopted in relation to the preparation of the Deal Completion Accounts (and ignoring the effect of any change in law made after Completion); ‘Relevant Person’ means the Seller, GHUI and any company or person (other than the Buyer or a Target Company) which is, or has been treated before Completion as, a member of the same group as, or otherwise connected or associated in any way with, the Seller, GHUI or either Target Company for any Tax purpose or which at any time after Completion is treated as a member of the same group as, or otherwise connected or associated in any way with, the Seller or GHUI for any Tax purpose; ‘Relief’ means any relief, loss, allowance, credit, deduction or set-off given, claimed, claimable, due or available pursuant to any Tax Legislation, or any set-off or deduction in computing profits for the purposes of any Tax or any right to repayment of Tax, and: (b) any reference to the ‘use or set-off’ of a Relief shall be construed accordingly and shall include use or set-off in part; (c) references to the ‘loss’ of a Relief (including the loss of any Accounts Relief, Buyer’s Relief and any other defined Relief) shall include the loss, non-availability, non-

97 existence, reduction, counteraction, disallowance, clawback, cancellation or failure to obtain such Relief, and ‘lose’ and ‘lost’ shall be construed accordingly; ‘Straddle Period’ has the meaning given to it in paragraph 8.6; ‘Tax’ or ‘Taxation’ means all taxes, duties, levies, social security contributions (including National Insurance contributions) and imposts and any charges, surcharges, deductions and withholdings, in each case of a fiscal nature and at whatever time and in whichever jurisdiction created or imposed, and in all cases together with all incidental, related or supplemental penalties, charges, interest, fines, default surcharges and costs (including, but not limited to, all penalties and interest relating to any failure to properly submit any return or other document relating to any Tax), provided that, for the avoidance of doubt, such term includes the US Federal Universal Service Fund and any US state or local telecommunications or communications taxes, fees, or surcharges; ‘Tax Authority’ means any taxing, governmental, local governmental, fiscal or other authority (whether within or outside the United Kingdom) competent to impose, assess, administer or collect any Tax, including HMRC and the IRS; ‘Tax Counsel’ means: (a) in the case of a claim under this Schedule or for breach of the Tax Warranties relating to a Tax Liability arising in England or Wales, a member of the Bar of England and Wales who has been called for and has specialised in Tax matters for a minimum period of ten (10) years; and (b) in the case of a claim under this Schedule or for breach of the Tax Warranties relating to a Tax Liability arising outside England and Wales, an equivalent specialist adviser; ‘Tax Demand’ means any notice, demand, assessment letter or other document (including any self-assessment return) from which it appears that there is or may be a Tax Liability or other liability for which the Seller is or may be liable under paragraph 2 of this Schedule or under this Agreement for breach of any Tax Warranty (or would or may have been so liable but for paragraph 7 of Schedule 6 (Seller’s Protection) to this Agreement); ‘Tax Legislation’ means any statute, statutory instrument, enactment, law, by-law, directive, decree, ordinance, regulation or other legislative provision imposing or relating to Tax; ‘Tax Liability’ means: (a) any liability or increase in the liability of either Target Company to make a payment of or in respect of Tax (which, for the avoidance of doubt, shall include any repayment by a Target Company on account of VAT incorrectly charged or recovered), in which case the amount of the Tax Liability shall be the amount of the actual payment or increased payment; (b) the loss (in whole or in part) of any Accounts Relief (other than a right to repayment of Tax), in which case the amount of the Tax Liability shall be the Tax which would have been saved by either Target Company but for such loss, the amount of such Tax being calculated on the basis of the relevant rates of Tax current at Completion and on the assumption that the relevant Target Company has sufficient profits to utilise fully the relevant Accounts Relief and that Accounts Relief is used in priority to any other Relief available to the relevant Target Company; (c) the loss (in whole or in part) of any Accounts Relief which is a right to repayment of Tax, in which case the amount of the Tax Liability is the amount of the right to repayment; and

98 (d) the use or set-off (in whole or in part) of any Buyer’s Relief to reduce or eliminate any liability of either Target Company to make an actual payment of Tax (whether or not either Target Company is primarily so liable and whether or not either Target Company has any right of recovery against any other person) in respect of which, but for such use or set-off (and disregarding the existence of any other Relief), the Buyer would have been entitled to make a claim under this Schedule or for breach of any of the Tax Warranties (or would have been so entitled but for paragraph 7 of Schedule 6 (Seller’s Protection) to this Agreement), in which case the amount of the Tax Liability shall be the amount for which the Seller would have been liable under this Schedule or for breach of any of the Tax Warranties but for such use or set-off (and but for paragraph 7 of Schedule 6 (Seller’s Protection) to this Agreement); ‘Uninsured Tax Claim’ means any Tax Claim which is an Excluded Claim; ‘Uninsured Tax Demand’ means any notice, demand, assessment letter or other document (including any self-assessment return) from which it appears that there is or may be a Tax Liability or other liability which could give rise to an Uninsured Tax Claim for which the Seller is or may be liable; ‘Value Added Tax’ or ‘VAT’ means: (a) within the United Kingdom, any value added tax imposed by VATA and legislation and regulations supplemental thereto; (b) within the European Union, such Tax as may be levied in accordance with (but subject to derogations from) the EU VAT Directive (Directive 2006/112/EC) and; (c) outside the United Kingdom and the European Union, any Tax levied by reference to added value, use, sales or supplies; and ‘VATA’ means the Value Added Tax Act 1994. 1.2 In this Schedule, references to ‘profits’ include income, profits or gains of any description and from any source, and references to ‘profits earned’ include profits earned, accrued or received (or treated as earned, accrued or received for Tax purposes). 1.3 For the purposes of determining in this Schedule whether any profits (whether actual or deemed) have been earned, any Event (whether actual or deemed) has occurred or any Relief has arisen on or before Completion, an accounting or taxable period of each Target Company shall be deemed to have ended on Completion, provided, that in the case of any US state or local real property, personal property, or similar US ad valorem Taxes (‘US Property Taxes’) attributable to a Straddle Period, the amount of such US Property Taxes attributable to the pre-Completion portion of such Straddle Period shall be deemed to be the amount of such US Property Taxes for the entire Straddle Period, multiplied by a fraction, the numerator of which is the number of days in such Straddle Period ending on and including the Completion Date, and the denominator of which is the number of total days in the entire Straddle Period. 2 COVENANT TO PAY 2.1 Subject to the terms of this Schedule, the Seller covenants with the Buyer to pay to the Buyer (whether or not the relevant Target Company is or may be entitled to claim reimbursement of the payment from any person) an amount equal to the amount of: 2.1.1 any Tax Liability which arises as a consequence of or by reference to: (a) any Event occurring on or before (or deemed to occur on or before) Completion;

99 (b) any profits earned on or before Completion or in respect of a period ending on or before Completion; or (c) US Property Taxes in respect of a period ending on or before Completion; 2.1.2 any Tax Liability for which a Target Company would not have been accountable but for a failure to pay any liability to Tax on the part of any Relevant Person; 2.1.3 any Tax Liability which arises at any time being a liability of either Target Company to account for income tax or National Insurance contributions (or their equivalents in any jurisdiction) (and any interest and penalties arising as a result or in connection thereof and any charges arising under, or as a result of the application of, section 222 ITEPA) in consequence or in respect of: (a) an option or other right to acquire securities granted prior to Completion by the relevant Target Company or by any other person or in respect of the exercise, surrender or assignment of such option or right; or (b) any employment-related securities (as defined for the purposes of Part 7 ITEPA) acquired as a result of a right or obligation (whether or not legally binding) created before Completion, which for the avoidance of doubt shall include (but not be limited to) any such securities acquired as a result of the exercise of such a right or option as is described in paragraph 2.1(c)(i); 2.1.4 any United Kingdom stamp duty (including any penalties or interest in respect of such stamp duty) paid by a Target Company after Completion in respect of any agreement, document or conveyance executed or entered into by or in favour of a Target Company on or before Completion where the presentation of such agreement, document or conveyance for stamping is required by any Tax Authority or is reasonably required in order to register, or enforce, that agreement, document or conveyance; 2.1.5 fifty percent (50%) of any US state or local sales, use, transfer, documentary, filing, recordation, registration, or other similar US Taxes arising from the sale and purchase of the US Target and its assets under the US Agreement (‘US Transfer Taxes”). The remaining fifty percent (50%) of such US Transfer Taxes will be paid by Buyer. Each of the Buyer and the Seller undertakes to promptly reimburse the other party (or in the case of a reimbursement of Seller, GHUI) for the Seller’s or Buyer's, as applicable, share of any US Transfer Taxes. The Seller and Buyer shall cooperate (and the Seller shall procure that GHUI cooperates) in the preparation and filing of any necessary Tax documentation with respect to US Transfer Taxes and agree to use commercially reasonable efforts to mitigate, reduce, or eliminate any such US Transfer Taxes; 2.1.6 any Tax Liability of the US Target for any Pre-Completion Period (or the pre-Completion portion of any Straddle Period, which Straddle Period shall be deemed to have ended on Completion in accordance with the principles set forth in paragraph 1.3) in respect of (i) US state or local sales, use, telecommunications, communications, or similar Taxes arising from or in connection with furnishing telecommunications or communications services, or (ii) the US Federal Universal Service Fund; and 2.1.7 all reasonable third party costs and expenses properly incurred by the Buyer or either Target Company in connection with (i) any Tax Liability for which the Seller is liable under this Schedule (or would be liable but for paragraph 7 of Schedule 6 (Seller’s Protection) to this Agreement) or (ii) in successfully taking or defending any action pursuant to this Schedule. 2.2 Subject to the terms of this Schedule, the Seller covenants with the Buyer to pay to the Buyer, in respect of any liability for UK inheritance tax which: 2.2.1 is a liability of either Target Company, or of the Buyer in respect of the Shares or any other shares or securities of either Target Company, and in each case arises as a result of a transfer of value occurring or being deemed to occur on or before Completion;

100 2.2.2 is at Completion a mortgage or charge on any of the Shares or any securities or assets of either Target Company or gives rise to a power to sell, mortgage or charge any of the Shares or securities or assets of either Target Company; or 2.2.3 after Completion becomes a mortgage or charge over or gives rise to a power to sell, mortgage or charge any of the Shares or any shares or assets of either Target Company as a result of the death of any person within seven years after a transfer of value occurring or being deemed to occur on or before Completion, an amount equal to the greater of (i) the amount of such inheritance tax which is, or is liable to be, paid out of the proceeds of enforcement or exercise of the mortgage, charge or power of sale together with the amount of any reasonable third party costs or expenses incurred in connection with such enforcement or exercise and (ii) any depletion in or reduction in value of the assets or increase of the liabilities of either Target Company or the Buyer (as applicable) arising as a result of such inheritance tax. 2.3 In determining for the purposes of paragraph 2.2 above whether a charge on or power to sell, mortgage or charge any of the shares or assets of either Target Company exists at any time and in determining the amount of liability arising under that paragraph, the fact that any inheritance tax is not yet payable or may be paid by instalments shall be disregarded and such inheritance tax shall be treated as becoming due and payable and a charge or power to sell, mortgage or charge as arising on the date or Event on or in respect of which it becomes payable or arises. 2.4 The provisions of section 213 Inheritance Tax Act 1984 shall not apply to any payments falling to be made pursuant to this Schedule. 2.5 Each of the covenants contained in paragraphs 2.1 and 2.2 and above shall be construed as separate and independent obligations and shall not be restricted by any of the other covenants, save that any payment by the Seller in respect of a liability under one covenant shall discharge any liability under the other to the extent of such payment and insofar as it arises from the same subject matter. 3 LIMITATIONS 3.1 The Seller shall not be liable for any Tax Liability or other liability in respect of which the Seller would otherwise be liable under paragraph 2 of this Schedule or under this Agreement for breach of any Tax Warranty, to the extent that the Tax Liability, other liability or matter giving rise to the claim (as the case may be): 3.1.1 is discharged on or before Completion and such discharge is reflected in the Deal Completion Accounts; or 3.1.2 is the subject of a specific reserve or specific provision in the Deal Completion Accounts (other than a reserve or provision for deferred Taxation); or 3.1.3 is one against which a Relief other than a Buyer's Relief is available to the relevant Target Company at no further cost, to reduce or extinguish such liability or other matter as a matter of law; 3.1.4 would not have arisen but for an increase in the rate of Tax or a change in legislation or in the published practice of a Tax Authority, in each case first enacted, announced and published after Completion (other than a change which is aimed specifically at countering a tax avoidance scheme); or 3.1.5 results directly from any change after Completion in the accounting reference date of the relevant Target Company or in any accounting policies of the relevant Target Company, other than in order to comply with any legal requirements or any generally accepted accounting practices in force at Completion; or

101 3.1.6 results directly from a voluntary act of a Target Company or the Buyer after Completion outside the ordinary course of the business of the relevant Target Company or the Buyer, as the case may be, as carried on prior to Completion and which act the relevant Target Company or the Buyer (as appropriate) was aware or should reasonably have been aware would give rise to such Tax Liability, save where such act occurs: (a) pursuant to or in accordance with this Agreement or the US Agreement, or pursuant to a legally binding obligation of a Target Company entered into prior to Completion; or (b) with the written approval, concurrence or assistance of or at the request of the Seller or GHUI; or (c) in order to comply with any applicable Tax Legislation; or 3.1.7 would not have arisen but for the failure or omission on the part of the relevant Target Company or the Buyer after Completion to make any claim, election, surrender or disclaimer or to give any notice or consent, which is taken into account in computing a provision for Tax in the Deal Completion Accounts and full details of which are made available in written form to the Buyer at least fifteen (15) days before the expiry of the applicable time limit for making such claim, election, surrender or disclaimer or for giving such notice or consent; or 3.1.8 has already been recovered under this Agreement. 3.2 Claims under this Schedule or for breach of any of the Tax Warranties are further subject to the limitations in Schedule 6 (Seller’s Protection) of this Agreement to the extent expressly provided therein. 4 CONDUCT OF UNINSURED TAX DEMANDS 4.1 If a Target Company or the Buyer receives an Uninsured Tax Demand, the Buyer shall give notice in writing of that fact to the Seller as soon as is reasonably practicable, provided that the giving of such notice shall not be a condition precedent to the liability of the Seller under this Schedule or under this Agreement for breach of any Tax Warranty. 4.2 Subject to the remaining provisions of this paragraph 4, the Buyer shall procure that a Target Company shall take such lawful and reasonable action as the Seller shall reasonably request to avoid, dispute, resist, appeal or contest such Uninsured Tax Demand. 4.3 The Buyer shall not be required to take any action or further action under this paragraph 4 unless: 4.3.1 the relevant Target Company, the Buyer and all other members of the Buyer’s Tax Group are indemnified to their reasonable satisfaction by the Seller against all resulting third party costs and expenses, losses, fines, penalties, interest, charges, Tax and additional Tax which may be incurred; 4.3.2 the Seller has, within twenty (20) Business Days after the date of receipt of the notice given pursuant to paragraph 4.1 of this Schedule, given notice in writing to the relevant Target Company or the Buyer (as the case may be) of their request under paragraph 4.2; and 4.3.3 in relation to any proceedings before any court or other appellate body (excluding the relevant Tax Authority), the Seller has been advised in writing by Tax Counsel (at the Seller's cost and expense), after disclosure of all relevant information and documents including all relevant rights and interests of the Buyer or the relevant Target Company or any other member of the Buyer’s Tax Group, that it is reasonable to resist the Uninsured Tax Demand in the manner proposed by the Seller and have provided that advice to the Buyer. 4.4 Further, the Buyer shall not be required to take any action or further action under this paragraph 4 if:

102 4.4.1 it appears to the Buyer or the relevant Target Company (acting reasonably) that, while the relevant Target Company was under the control of the Seller or GHUI, there was any act or failure to act by a Target Company or the Seller or GHUI which would constitute fraud or dishonesty in relation to the Tax Liability or other liability which is the subject of the Uninsured Tax Demand; 4.4.2 following the expiry of twenty (20) Business Days from the service of a notice in writing by the Buyer or the relevant Target Company on the Seller requiring the Seller to clarify or explain the terms of any request made under paragraph 4.2, no such clarification or explanation has been received by the Buyer or the relevant Target Company; 4.4.3 in the Buyer’s reasonable opinion, such action would be unlawful or materially prejudice any right or interest of the Buyer or the relevant Target Company; 4.4.4 any period prescribed by any Tax Legislation for the making of an appeal against the Tax Liability or other liability which is the subject of the Uninsured Tax Demand or for taking any other action in relation to the Uninsured Tax Demand has expired or would expire before the conditions specified in sub-paragraphs 4.3.1 to 4.3.3 have been satisfied; or 4.4.5 any action or other step is taken or legal proceedings are started to make the Seller bankrupt or to put the Seller into liquidation, administration or receivership or if the Seller is unable to pay its debts as they fall due. 4.5 The relevant Target Company or the Buyer (as the case may be) shall be entitled, without reference to the Seller, to admit, compromise, settle, discharge or otherwise deal with an Uninsured Tax Demand on such terms as it may in its discretion think fit and without prejudice to any right or remedy under this Schedule if any of the circumstances in paragraph 4.4 apply or the Seller fails to indemnify, give notice or take independent Tax Counsel’s advice as required in paragraph 4.3. 4.6 For the avoidance of doubt, the action which the Seller may request the Buyer or the relevant Target Company to take under paragraph 4.2 does not include allowing the Seller (or any person nominated by it) to undertake the conduct of any action necessary to avoid, dispute, resist, appeal or contest any Uninsured Tax Demand. 4.7 For the avoidance of doubt, the Buyer shall not be required to take any action (or omit to take any action) under this paragraph 4 to the extent that the Buyer, acting reasonably, considers that such action (or omission) would prejudice its obligations or rights under the W&I Policy. 5 DATE OF PAYMENT AND AMOUNT DUE 5.1 Subject to the remaining provisions of this paragraph 5, the Seller shall make payment in full and in cleared funds under paragraph 2 on whichever is the later of: 5.1.1 five (5) Business Days after service of a notice in writing (referred to in this paragraph as a ‘Payment Notice’) containing a demand in respect of a claim for which the Seller is liable under this Schedule (such Payment Notice shall specify the date for payment and (insofar as the amount is calculable at the date of the Payment Notice) specify the amount payable); and 5.1.2 the Due Date, if any. 5.2 For the purposes of this paragraph 5 the ‘Due Date’ means: 5.2.1 in the case of a Tax Liability or other liability which involves an actual payment of Tax, five (5) Business Days before the latest date on which such payment of Tax is due to be made to the relevant Tax Authority; 5.2.2 in the case of a Tax Liability which results from loss of an Accounts Relief (other than a right to repayment of Tax), five (5) Business Days before the latest date on which a payment of

103 Tax is due to be made to a Tax Authority which would not have been due had such Accounts Relief been available; 5.2.3 in the case of a Tax Liability which results from the loss of an Accounts Relief which is a right to repayment of Tax, the date on which such repayment would otherwise have become due; and 5.2.4 in the case of a Tax Liability which results from the use or set-off of a Buyer’s Relief, the latest date on which the relevant Tax would have been due but for such use or set-off. 5.3 For the purposes of the provisions in paragraph 5.2 above, it shall be assumed that the latest date on which a payment of Tax is due is the last date on which payment can be made to the relevant Tax Authority without incurring any interest, charge, penalty, fine or surcharge in respect thereof and on the assumption that no appeal is made against any assessment or Tax Demand. 5.4 No payment shall be treated as made by the Seller under this paragraph 5 until and to the extent that cleared funds are available in respect of it to the Buyer or (where relevant) a Target Company. 6 OVERPROVISIONS AND CORRESPONDING RELIEF 6.1 If on or before the seventh anniversary of Completion: 6.1.1 any provision for Tax in the Deal Completion Accounts proves to be an Overprovision otherwise than by reason of any Buyer's Relief or any act of any member of the Buyer’s Tax Group (including either Target Company) carried out after Completion; or 6.1.2 a payment by the Seller under this Schedule in respect of any Tax Liability or other liability under paragraph 2 results in the Buyer or either Target Company receiving any Relief (other than a Buyer’s Relief) which it utilises (including by way of obtaining a repayment of Tax which is not a Buyer’s Relief) on or before the seventh anniversary of Completion (a ‘Corresponding Relief’); then an amount equal to such Overprovision or the Tax saved by the Corresponding Relief at the date on which such Corresponding Relief is utilised, less in each case any reasonable third party costs and expenses properly incurred by the relevant Target Company or the Buyer which are attributable to the Overprovision or Corresponding Relief, (the ‘Relevant Amount’) shall be dealt with in accordance with paragraph 6.2 below. 6.2 The Relevant Amount (save to the extent that it is taken into account in computing the quantum of any payment due from the Seller under this Schedule or for breach of any of the Tax Warranties or from the W&I Insurer under the W&I Policy): 6.2.1 shall first be set-off against any payment then due from the Seller under this Schedule or for breach of any of the Tax Warranties; 6.2.2 to the extent that there is an excess of the Relevant Amount after any application of it under paragraph 6.2.1 above, a refund (up to the amount of such excess) shall be made to the Seller of any previous payment or payments made by the Seller under this Schedule or for breach of any of the Tax Warranties and not previously refunded under this paragraph 6.2.2; and 6.2.3 to the extent that the excess referred to in paragraph 6.2.2 above is not exhausted under that paragraph, the remainder of that excess shall be carried forward and set off against any future payment or payments which become due from the Seller under this Schedule or for breach of any of the Tax Warranties. 6.3 If the Buyer or either Target Company become aware of the existence of any Overprovision or utilises any Corresponding Relief, the Buyer shall or shall procure that the relevant Target

104 Company shall, as soon as reasonably practicable, give written notice of the same to the Seller. 6.4 The Seller may, at their own expense, require the Auditors to certify the existence and quantum of any Relevant Amount and the date on which any Corresponding Relief is utilised, and in the absence of manifest error, and subject to paragraph Error! Reference source not found. below, the decision of the Auditors shall be final and binding. 6.5 If a certification has been made under paragraph 6.4, the Buyer may on or before the date which is 30 days following the seventh anniversary of Completion, at its own expense, require the Auditors to review the certification in the light of all relevant circumstances at the time of the review and to determine whether in the light of those circumstances the certification should be amended and, if the Auditors determine that the certification should be amended, the revised Relevant Amount shall be substituted for the original Relevant Amount for the purposes of paragraph 6.2, and any necessary adjusting payments shall be made within five (5) Business Days of such determination. 7 RECOVERY FROM THIRD PARTIES 7.1 If the Seller pays an amount in full under paragraph 2 in respect of any Tax Liability or other liability or pay an amount in full in respect of the breach of any Tax Warranty, and the Buyer or the relevant Target Company is or becomes entitled to recover from some other person (other than a member of the Buyer’s Tax Group (including the Target Companies) or any current or former employee, director or officer of any such member) any sum in respect of the Tax that was the subject of the relevant Tax Liability, other liability or breach of Tax Warranty, then the Buyer shall: 7.1.1 as soon as reasonably practicable notify the Seller of such entitlement and shall, if so requested by the Seller and, subject to the Buyer and the other members of the Buyer’s Tax Group (including the Target Companies) being indemnified to the Buyer’s reasonable satisfaction by the Seller against all losses (including additional Tax), damages, costs and expenses which may be reasonably incurred, procure that the relevant Target Company takes all reasonable steps to enforce that recovery (keeping the Seller informed of the progress of any action taken); and 7.1.2 account to the Seller, within ten (10) Business Days of recovering any such amount, for the whole of any sum so recovered (including any interest or repayment supplement paid to the Buyer or the relevant Target Company) less any reasonable costs and expenses of recovery (including any Tax paid or payable as a result of such recovery or which would have been paid or payable but for the availability of any Relief), up to an amount not exceeding the amount of the payment previously made by the Seller in respect of the relevant Tax Liability, other liability or breach of the relevant Tax Warranty. 7.2 Nothing in this paragraph 7 shall require any person to take any action which, in the Buyer’s reasonable opinion, would be unlawful or materially prejudice any right or interest of the Buyer or the relevant Target Company. 7.3 For the avoidance of doubt, the Buyer shall not be required to take any action (or make any omission) under this paragraph 7 to the extent that the Buyer, acting reasonably, considers that such action (or omission) would prejudice its obligations or rights under the W&I Policy. 8 TAX RETURNS 8.1 Subject to and in accordance with this paragraph 8, the Seller or their duly authorised agents shall, at the relevant Target Company’s expense, prepare, submit and deal with all computations, returns, claims and other documentation of each Target Company relating to Tax (the ‘Tax Documents’), and deal with all matters relating to such Tax Documents, in respect of all fiscal, accounting, or taxable periods of either Target Company ending on or before Completion (the ‘Pre-Completion Periods’) to the extent that such Tax Documents

105 and matters relating thereto have not been prepared, submitted or dealt with (as the case may be) prior to Completion. 8.2 The Buyer shall, or shall procure that each Target Company shall, on reasonable prior notice and within normal business hours, afford such access to its books, accounts and records as is necessary and reasonable to enable the Seller or their duly authorised agents to prepare and file the Tax Documents and conduct matters relating thereto in accordance with the rights of the Seller under paragraph 8.1 above. 8.3 All Tax Documents relating to any Pre-Completion Period shall be submitted in draft form to the Buyer for comment at least thirty (30) days before the expiry of any time limit for the submission of such Tax Document to the relevant Tax Authority. The Buyer shall comment within fifteen (15) days of such submission to it, and the Seller shall (acting in good faith) give proper consideration to and adopt any reasonable comments received. 8.4 The Buyer shall, or shall procure that the relevant Target Company shall, cause any Tax Documents finalised in accordance with paragraph 8.3 to be authorised, signed and submitted to the appropriate Tax Authority without amendment, provided that the Buyer and the relevant Target Company shall not be required to submit any documents which are not full, true and accurate in all material respects. 8.5 The Seller shall procure that: 8.5.1 the Buyer is kept fully and promptly informed of the progress of any enquiry from, and any discussions or correspondence with, any Tax Authority in relation to the Tax affairs of either Target Company in the Pre-Completion Periods; and 8.5.2 the Buyer is given a copy of any draft correspondence which the Seller proposes to submit to any Tax Authority in respect of the Pre-Completion Periods in sufficient time for the Buyer to have a reasonable opportunity to comment, and the Seller shall adopt all reasonable comments before submitting the same. 8.6 Subject to and in accordance with this paragraph 8, the Buyer or its duly authorised agents shall, at the relevant Target Company’s expense, prepare, submit and deal with all Tax Documents, and deal with all matters relating to such Tax Documents, in respect of the fiscal, accounting, or taxable period of either Target Company straddling Completion (the ‘Straddle Period’). 8.7 All Tax Documents relating to the Straddle Period shall be submitted in draft form to the Seller for comment at least thirty (30) days before the expiry of any time limit for the submission of such Tax Document to the relevant Tax Authority. The Seller shall comment within fifteen (15) days of such submission to it, and the Buyer shall (acting in good faith) give proper consideration to any reasonable comments received (and shall reflect any such reasonable comments to the extent relevant to an Uninsured Tax Claim or any matter or issue which could reasonably be expected to give rise to any Uninsured Tax Claim) to the extent that they relate to that part of the Straddle Period falling prior to Completion. 8.8 The Seller shall give the Buyer such assistance as may reasonably be required to enable the Buyer to comply with its obligations under this paragraph 8. 8.9 The Buyer shall procure that: 8.9.1 the Seller or their duly authorised agents are given, on reasonable prior notice and within normal business hours, reasonable access to such books, accounts and records of the relevant Target Company as are necessary for it to comment in accordance with paragraph 8.7; and 8.9.2 the relevant Target Company shall cause the finalised Tax Documents for the Straddle Period to be authorised, signed and submitted to the appropriate Tax Authority.

106 8.10 The Buyer shall procure that: 8.10.1 the Seller is kept informed of the progress of any enquiry from, or discussions or correspondence with, any Tax Authority in relation to the Tax affairs of either Target Company in respect of that part of the Straddle Period falling prior to Completion, only to the extent relevant to an Uninsured Tax Claim or any matter or issue which could reasonably be expected to give rise to any Uninsured Tax Claim; and 8.10.2 only to the extent relevant to an Uninsured Tax Claim or any matter or issue which could reasonably be expected to give rise to any Uninsured Tax Claim, the Seller is given a copy of any draft correspondence which the Buyer proposes to submit to any Tax Authority in respect of that part of the Straddle Period falling prior to Completion in sufficient time for the Seller to have a reasonable opportunity to comment, and the Buyer will (acting in good faith) give proper consideration to any reasonable comments received (and shall adopt any such reasonable comments to the extent relevant to an Uninsured Tax Claim or any matter or issue which could reasonably be expected to give rise to an Uninsured Tax Claim). 8.11 If any matter gives rise to an Uninsured Tax Demand, the provisions of this paragraph 8 shall cease to apply to that matter and the provisions of paragraph 4 shall apply instead. 8.12 Subject to the other provisions of this Schedule, the Buyer shall have exclusive conduct of all Tax affairs of each Target Company after Completion. 8.13 Nothing in this Schedule shall require the Buyer to procure the submission of, or either Target Company to submit, any claims, consents, surrenders, elections, disclaimers or notices to the extent that such relate to a Buyer’s Relief and any such procurement or submission by the Buyer or the relevant Target Company shall be without prejudice to any liability of the Seller that may arise in respect of such Relief. 8.14 For the avoidance of doubt, the Buyer shall not be required to take any action (or make any omission) under this paragraph 8 to the extent that the Buyer, acting reasonably, considers that such action (or omission) would prejudice its obligations or rights under the W&I Policy.

107 Executed as a Deed by Goonhilly Holdings Limited acting by: ) ) ) sign here: Director print name: sign here: Director print name: Please see attached the signature blocks for the SPA. INTUITIVE MACHINES, INC. By: ___________________ Name: Title: INTUITIVE MACHINES, LLC By_____________________ Name: Title: Docusign Envelope ID: 043EECF0-EB87-8770-8101-E301A87B4445 Kenn Herskind Jorgensen Remko Bijtjes

107 Executed as a Deed by Goonhilly Holdings Limited acting by: ) ) ) sign here: Director print name: sign here: Director print name: Please see attached the signature blocks for the SPA. INTUITIVE MACHINES, INC. By: ___________________ Name: Title: INTUITIVE MACHINES, LLC By_____________________ Name: Title: